                                                                     EXHIBIT 4.1



================================================================================





                                   INDENTURE

                          DATED AS OF NOVEMBER 6, 1997

                                     AMONG

                            CARSON, INC., AS ISSUER,

                                      AND

                     CARSON PRODUCTS COMPANY, AS GUARANTOR,

                                      AND

                        MARINE MIDLAND BANK, AS TRUSTEE


                              ___________________
                                  $150,000,000

                10 3/8% SENIOR SUBORDINATED SECURITIES DUE 2007




================================================================================

                             CROSS-REFERENCE TABLE


TRUST INDENTURE                                          INDENTURE
ACT SECTION                                               SECTION
---------------                                     ------------------
(S) 310(a)(1)..........................................    7.10
     (a)(2)............................................    7.10
     (a)(3)............................................    N.A.
     (a)(4)............................................    N.A.
     (a)(5)............................................    7.08, 7.10.
     (b)...............................................    7.08; 7.10; 13.02
     (c)...............................................    N.A.
(S) 311(a).............................................    7.11
     (b)...............................................    7.11
     (c)...............................................    N.A.
(S) 312(a).............................................    2.05
     (b)...............................................    13.03
     (c)...............................................    13.03
(S)313(a)..............................................    7.06
     (b)(1)............................................    7.06
     (b)(2)............................................    7.06
     (c)...............................................    7.06; 13.02
     (d)...............................................    7.06
(S) 314(a).............................................    4.11; 4.12; 13.02
     (b)...............................................    N.A.
     (c)(1)............................................    13.04
     (c)(2)............................................    13.04
     (c)(3)............................................    N.A.
     (d)...............................................    N.A.
     (e)...............................................    13.05
     (f)...............................................    N.A.
(S) 315(a).............................................    7.01(b)
     (b)...............................................    7.05; 13.02
     (c)...............................................    7.01(a)
     (d)...............................................    7.01(c)
     (e)...............................................    6.11
(S) 316(a)(last sentence)..............................    2.09
     (a)(1)(A).........................................    6.05
     (a)(1)(B).........................................    6.04
     (a)(2)............................................    N.A.
     (b)...............................................    6.07
     (c)...............................................    10.04
(S) 317(a)(1)..........................................    6.08
     (a)(2)............................................    6.09
     (b)...............................................    2.04
(S) 318(a).............................................    13.01


---------------------
N.A. means Not Applicable.
NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS
                                                                         Page
                                                                         ----
                                  ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.    Definitions.............................................   1
SECTION 1.02.    Incorporation by Reference of Trust Indenture Act.......  18
SECTION 1.03.    Rules of Construction...................................  18

                                  ARTICLE TWO

                                 THE SECURITIES

SECTION 2.01.    Form and Dating.........................................  19
SECTION 2.02.    Execution and Authentication............................  20
SECTION 2.03.    Registrar and Paying Agent..............................  21
SECTION 2.04.    Paying Agent to Hold Assets in Trust....................  21
SECTION 2.05.    Securityholder Lists....................................  22
SECTION 2.06.    Transfer and Exchange...................................  22
SECTION 2.07.    Replacement Securities..................................  22
SECTION 2.08.    Outstanding Securities..................................  23
SECTION 2.09.    Treasury Securities.....................................  23
SECTION 2.10.    Temporary Securities....................................  23
SECTION 2.11.    Cancellation............................................  23
SECTION 2.12.    Defaulted Interest......................................  24
SECTION 2.13.    CUSIP Number............................................  24
SECTION 2.14.    Deposit of Moneys.......................................  24
SECTION 2.15.    Book-Entry Provisions for Global Securities.............  24
SECTION 2.16.    Registration of Transfers and Exchanges.................  24

                                 ARTICLE THREE

                                   REDEMPTION

SECTION 3.01.    Notices to Trustee......................................  29
SECTION 3.02.    Selection of Securities to Be Redeemed..................  29
SECTION 3.03.    Notice of Redemption....................................  29
SECTION 3.04.    Effect of Notice of Redemption..........................  30
SECTION 3.05.    Deposit of Redemption Price.............................  30
SECTION 3.06.    Securities Redeemed in Part.............................  30

                                  ARTICLE FOUR

                                   COVENANTS

SECTION 4.01.    Payment of Securities...................................  31

                                                                          Page
                                                                          ----

SECTION 4.02.    Maintenance of Office or Agency.........................  31
SECTION 4.03.    Limitation on Transactions with Affiliates..............  31
SECTION 4.04.    Limitation on Incurrence of Indebtedness................  33
SECTION 4.05.    Limitation on Asset Sales...............................  34
SECTION 4.06.    Limitation on Restricted Payments.......................  36
SECTION 4.07.    Corporate Existence.....................................  39
SECTION 4.08.    Payment of Taxes and Other Claims.......................  39
SECTION 4.09.    Notice of Defaults......................................  40
SECTION 4.10.    Maintenance of Properties and Insurance.................  40
SECTION 4.11.    Compliance Certificate..................................  40
SECTION 4.12.    Provision of Financial Information......................  41
SECTION 4.13.    Waiver of Stay, Extension or Usury Laws.................  41
SECTION 4.14.    Change of Control.......................................  41
SECTION 4.15.    Limitation on Senior Subordinated Indebtedness..........  43
SECTION 4.16.    Limitations on Dividend and Other Payment Restrictions
                   Affecting Restricted Subsidiaries.....................  43
SECTION 4.17.    Designation of Restricted and Non-Restricted Subsidiaries 44
SECTION 4.18.    Limitation on Liens.....................................  45
SECTION 4.19.    Limitation on Sale and Leaseback Transactions...........  45
SECTION 4.20.    Subsidiary Guarantees...................................  45
SECTION 4.21.    Limitations as to Unrestricted Subsidiaries.............  46
SECTION 4.22.    Payments for Consent....................................  46
SECTION 4.23.    Limitation on Lines of Business.........................  46

                                  ARTICLE FIVE

                         MERGERS; SUCCESSOR CORPORATION

SECTION 5.01.  Mergers, Consolidation and Sale of Assets.................  47
SECTION 5.02.  Successor Corporation Substituted.........................  49

                                  ARTICLE SIX

                              DEFAULT AND REMEDIES

SECTION 6.01.    Events of Default.......................................  49
SECTION 6.02.    Acceleration............................................  51
SECTION 6.03.    Other Remedies..........................................  51
SECTION 6.04.    Waiver of Past Default..................................  51
SECTION 6.05.    Control by Majority.....................................  52
SECTION 6.06.    Limitation on Suits.....................................  52
SECTION 6.07.    Rights of Holders to Receive Payment....................  53
SECTION 6.08.    Collection Suit by Trustee..............................  53
SECTION 6.09.    Trustee May File Proofs of Claim........................  53
SECTION 6.10.    Priorities..............................................  53
SECTION 6.11.    Undertaking for Costs...................................  54

                                                                          Page
                                                                          ----
                                 ARTICLE SEVEN

                                    TRUSTEE

SECTION 7.01.    Duties of Trustee.......................................  54
SECTION 7.02.    Rights of Trustee.......................................  55
SECTION 7.03.    Individual Rights of Trustee............................  56
SECTION 7.04.    Trustee's Disclaimer....................................  56
SECTION 7.05.    Notice of Defaults......................................  56
SECTION 7.06.    Reports by Trustee to Holders...........................  57
SECTION 7.07.    Compensation and Indemnity..............................  57
SECTION 7.08.    Replacement of Trustee..................................  58
SECTION 7.09.    Successor Trustee by Merger, etc........................  59
SECTION 7.10.    Eligibility; Disqualification...........................  59
SECTION 7.11.    Preferential Collection of Claims Against Company.......  59

                                 ARTICLE EIGHT

                          SUBORDINATION OF SECURITIES

SECTION 8.01.    Securities Subordinated to Senior Indebtedness..........  59
SECTION 8.02.    No Payment on Securities in Certain Circumstances.......  60
SECTION 8.03.    Payment Over of Proceeds upon Dissolution, etc..........  61
SECTION 8.04.    Subrogation.............................................  61
SECTION 8.05.    Obligations of Company Unconditional....................  62
SECTION 8.06.    Notice to Trustee.......................................  62
SECTION 8.07.    Reliance on Judicial Order or Certificate of Liquidating
                   Agent.................................................  63
SECTION 8.08.    Trustee's Relation to Senior Indebtedness...............  63
SECTION 8.09.    Subordination Rights Not Impaired by Acts or Omissions
                 of the Company or Holders of Senior Indebtedness......... 63
SECTION 8.10.    Securityholders Authorize Trustee to Effectuate
                   Subordination of Securities...........................  64
SECTION 8.11.    This Article Not to Prevent Events of Default...........  64
SECTION 8.12.    Trustee's Compensation Not Prejudiced...................  64
SECTION 8.13.    No Waiver of Subordination Provisions...................  64
SECTION 8.14.    Subordination Provisions Not Applicable to Collateral
                   Held in Trust for Securityholders; Payments May Be
                   Paid Prior to Dissolution.............................. 64
SECTION 8.15.    Acceleration of Securities..............................  65

                                  ARTICLE NINE

                       DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 9.01.    Discharge of Indenture..................................  65
SECTION 9.02.    Legal Defeasance........................................  65
SECTION 9.03.    Covenant Defeasance.....................................  66
SECTION 9.04.    Conditions to Legal Defeasance or Covenant Defeasance...  66
SECTION 9.05.    Deposited Money and U.S. Government Obligations to Be
                   Held in Trust; Other Miscellaneous Provisions.........  68
SECTION 9.06.    Reinstatement...........................................  68

                                                                          Page
                                                                          ----
SECTION 9.07.    Moneys Held by Paying Agent.............................  68
SECTION 9.08.    Moneys Held by Trustee..................................  69

                                  ARTICLE TEN

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 10.01.    Without Consent of Holders.............................  69
SECTION 10.02.    With Consent of Holders................................  70
SECTION 10.03.    Compliance with Trust Indenture Act....................  71
SECTION 10.04.    Revocation and Effect of Consents......................  71
SECTION 10.05.    Notation on or Exchange of Securities..................  72
SECTION 10.06.    Trustee to Sign Amendments, etc........................  72

                                 ARTICLE ELEVEN

                                   GUARANTEE

SECTION 11.01.    Unconditional Guarantee................................  72
SECTION 11.02.    Severability...........................................  73
SECTION 11.03.    Limitation of Guarantor's Liability....................  73
SECTION 11.04.    Subordination of Subrogation and Other Rights..........  73
SECTION 11.05.    Execution and Delivery of Guarantee....................  73

                                 ARTICLE TWELVE

                           SUBORDINATION OF GUARANTEE

SECTION 12.01.    Guarantee Obligations Subordinated to Guarantor Senior
                    Indebtedness.........................................  74
SECTION 12.02.    No Payment on Guarantee in Certain Circumstances.......  74
SECTION 12.03.    Payment Over of Proceeds upon Dissolution, etc.........  75
SECTION 12.04.    Subrogation............................................  76
SECTION 12.05.    Obligations of Guarantor Unconditional.................  76
SECTION 12.06.    Notice to Trustee......................................  77
SECTION 12.07.    Reliance on Judicial Order or Certificate of Liquidating
                    Agent................................................  77
SECTION 12.08.    Trustee's Relation to Guarantor Senior Indebtedness....  78
SECTION 12.09.    Subordination Rights Not Impaired by Acts or Omissions
                    of the Guarantor or Holders of Guarantor Senior
                    Indebtedness.........................................  78
SECTION 12.10.    Securityholders Authorize Trustee to Effectuate
                    Subordination of Guarantee...........................  78
SECTION 12.11.    This Article Not to Prevent Events of Default..........  78
SECTION 12.12.    Trustee's Compensation Not Prejudiced..................  79
SECTION 12.13.    No Waiver of Guarantee Subordination Provisions........  79
SECTION 12.14.    Payments May Be Paid Prior to Dissolution..............  79

                                                                          Page
                                                                          ----
                                ARTICLE THIRTEEN

                                 MISCELLANEOUS

SECTION 13.01.    Trust Indenture Act Controls...........................  79
SECTION 13.02.    Notices................................................  80
SECTION 13.03.    Communications by Holders with Other Holders...........  81
SECTION 13.04.    Certificate and Opinion as to Conditions Precedent.....  81
SECTION 13.05.    Statements Required in Certificate or Opinion..........  81
SECTION 13.06.    Rules by Trustee, Paying Agent, Registrar..............  81
SECTION 13.07.    Governing Law..........................................  82
SECTION 13.08.    No Recourse Against Others.............................  82
SECTION 13.09.    Successors.............................................  82
SECTION 13.10.    Counterpart Originals..................................  82
SECTION 13.11.    Severability...........................................  82
SECTION 13.12.    No Adverse Interpretation of Other Agreements..........  82
SECTION 13.13.    Legal Holidays.........................................  82

SIGNATURES...............................................................  S-1

EXHIBIT A         Form of Series A Security
EXHIBIT B         Form of Series B Security
EXHIBIT C         Form of Legend for Global Securities
EXHIBIT D         Certificate to be delivered upon exchange or registration of transfer of securities
EXHIBIT E         Form of certification to be delivered in connection with
                    Regulation S transfers
_________________
NOTE: This Table of Contents shall not, for any purpose, be deemed to be a part of the Indenture.

          INDENTURE dated as of November 6, 1997, between CARSON, INC., a Delaware corporation (the "Company"), CARSON PRODUCTS COMPANY, a Delaware
                           -------
corporation (the "Guarantor"), and MARINE MIDLAND BANK, a New York banking
                  ---------
corporation and trust company, as trustee (the "Trustee").
                                                -------

          Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Securities:

                                  ARTICLE ONE

                  DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.  Definitions.

          "Acceleration Notice" see Section 6.02.
           -------------------

          "Affiliate" with respect to any specified person means (i) any person
           ---------
directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person, (ii) any spouse, immediate family member or other relative who has the same principal residence as any person described in clause (i) above, (iii) any trust in which any such person described in clause (i) or (ii) above has a beneficial interest, and (iv) any corporation or other organization of which any such person described above collectively owns 10% or more of the equity of such entity. For purposes of this definition, "control" (including, with correlative meaning, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement or otherwise, provided that beneficial ownership of 10% or more of the voting securities of a person shall be deemed to be control.

          "Affiliate Transaction" see Section 4.03.
           ---------------------

          "Agent" means any Registrar, Paying Agent or co-Registrar.
           ----

          "AM Cosmetics" means AM Cosmetics, Inc., a Delaware
           ------------
corporation.

          "AM Cosmetics Broker Agreement" means the broker agreement dated as of
           -----------------------------
September 19, 1997 between Carson Products and AM Cosmetics as in effect on the Issue Date.

          "AM Cosmetics Sales/Marketing Agreement" means the broker agreement
           --------------------------------------
and the commission agreement, each dated as of September 19, 1997 between Carson Products and AM Cosmetics as in effect on the Issue Date.

          "AM Manufacturing Agreement" means the manufacturing agreement dated
           --------------------------
as of April 30, 1997, between Carson Products and AM Cosmetics as in effect on the Issue Date.

          "Applicable Premium" means, with respect to a Security, the greater of
           ------------------
(i) 1.0% of the then outstanding principal amount of such Security and (ii) the excess of (A) the present value of all remaining required interest and principal payments due on such Security, computed using a discount rate equal to the yield to maturity at the time of computation of United States Treasury securities with a constant maturity most nearly equal to the then remaining average life to stated maturity of the Securities (the "Treasury Rate"), plus 50 basis points,
                                        -------------
over (B) the then outstanding principal amount of such Security. If the average life to stated maturity of the Securities is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given. The Treasury Rate shall be determined by reference to the yields published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the date fixed for purchase of the Securities following a Disposition pursuant to clause (i)(B) of paragraph (a) of Section 5.01, or if such Statistical Release is no longer published, any publicly available source of similar market data.

          "Asset Sale" means the sale, lease, conveyance or other disposition by
           ----------
the Company or a Restricted Subsidiary of assets or property whether owned on the Issue Date or thereafter acquired, in a single transaction or in a series of related transactions; provided that Asset Sales will not include such sales, leases, conveyances or dispositions in connection with (i) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind, (ii) the sale of inventory in the ordinary course of business, (iii) a sale-leaseback of assets within one year following the acquisition of such assets, (iv) the grant of any license of patents, trademarks, registration therefor and other similar intellectual property, (v) a transfer of assets by the Company or a Restricted Subsidiary to the Company or a Restricted Subsidiary, (vi) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary pursuant to Section 4.17, (vii) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company as permitted by Section 5.01, (viii) the sale or disposition of obsolete, worn out, damaged or otherwise unsuitable or unnecessary equipment or other obsolete assets, (ix) Restricted Payments permitted by Section 4.06, (x) the exchange of assets for other non-cash assets that (a) are useful in the business of the Company and its Restricted Subsidiaries and (b) have a fair market value at least equal to the fair market value of the assets being exchanged (as determined by the Board of Directors or the board of directors of the Restricted Subsidiary which owns such assets in good faith), (xi) the sale or disposition of any Restricted Investment or Marketable Securities, (xii) any Equity Offering by the Company or (xiii) a transaction or series of related transactions that results in a Change of Control.

          "Asset Sale Disposition Date" see Section 4.05.
           ---------------------------

          "Asset Sale Offer " see Section 4.05.
           ----------------

          "Asset Sale Purchase Date" see Section 4.05.
           ------------------------

          "Asset Sale Trigger Date" see Section 4.05.
           ----------------------

          "Attributable Debt" in respect of a sale and leaseback transaction
           -----------------
means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

          "Bankruptcy Law" means Title 11, U.S. Code or any similar
           --------------
Federal or state law for the relief of debtors.

          "Board of Directors" means the Company's board of directors or
           ------------------
any authorized committee of such board of directors.

          "Business Day" means a day (other than a Saturday or Sunday) on which
           ------------
the Depository and banks in New York, and banks in the city in which the Corporate Trust Office of the Trustee is located, are open for business.

          "Capital Stock" means any and all shares, interests, participations or
           -------------
other equivalents (however designated) of corporate stock, including any Preferred Stock.

          "Carson-AM Management Agreement" means the management agreement dated
           ------------------------------
June 26, 1996 between Carson Products and AM Cosmetics as in effect on the Issue Date.

          "Carson Products" means Carson Products Company, a Delaware
           ---------------
corporation.

          "Carson South Africa" means Carson Holdings Limited, a South
           -------------------
African company.

          "Cash Flow" means, for any given period and person, the sum of,
           ---------
without duplication, Consolidated Net Income, plus (a) any provision for taxes based on income or profits to the extent such income or profits were included in computing Consolidated Net Income, plus (b) Consolidated Interest Expense, to the extent deducted in computing Consolidated Net Income, plus (c) the amortization of all intangible assets, to the extent such amortization was deducted in computing Consolidated Net Income (including, but not limited to, inventory write-ups, goodwill, debt and financing costs), plus (d) all depreciation and all other non-cash charges (including, without limitation, those charges relating to purchase accounting adjustments and LIFO adjustments but excluding charges recorded in anticipation of future cash expenditures and non-cash Incentive Arrangements), to the extent deducted in computing Consolidated Net Income, plus (e) any interest income, to the extent such income was not included in computing Consolidated Net Income, plus (f) all dividend payments on Preferred Stock (whether or not paid in cash) to the extent deducted in computing Consolidated Net Income, plus (g) any extraordinary or non-recurring charge or expense arising out of the implementation of SFAS 106 or SFAS 109 to the extent deducted in computing Consolidated Net Income, plus (h) any non-capitalized transaction costs incurred in connection with actual or proposed financings, acquisitions or divestitures; provided, however, that if an acquisition or sale of a person, business or asset or the issuance or repayment of Indebtedness occurred during the given period or subsequent to such period and on or prior to the date of calculation, then such calculation for such period shall be made on a Pro Forma Basis.

          "Cash Flow Coverage Ratio" means, for any given period and person, the
           ------------------------
ratio of (i) Cash Flow divided by (ii) Consolidated Interest Expense (except dividends paid or payable in additional shares of Capital Stock (other than Disqualified Stock)) in each case, without duplication; provided, however, that if an acquisition or sale of a person, business or asset or the issuance or repayment of Indebtedness occurred during the given period or subsequent to such period and on or prior to the date of calculation, then such calculation for such period shall be made on a Pro Forma Basis.

          "CEDEL" means Cedel Bank, societe anonyme (or any successor
           -----
securities clearing agency).

          "Certificated Securities" see Section 2.01.
           -----------------------

          "Change of Control" means the occurrence of any of the following:  (i)
           -----------------
any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding the Permitted

Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the Company; or (ii) the Company consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the outstanding Voting Stock of the Company is converted into or exchanged for (1) Voting Stock (other than Disqualified Stock) of the surviving or transferee corporation or (2) cash, securities and other property in an amount which could be paid by the Company as a Restricted Payment under the Indenture and (B) immediately after such transaction no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding the Permitted Holders, is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the surviving or transferee corporation; or (iii) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who are entitled to vote to elect such new directors and were either directors at the beginning of such period or persons whose election as directors or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office. Notwithstanding the foregoing, a Change of Control shall not be deemed to result from a Disposition described below in clause (i)(B) of paragraph (a) of Section 5.01.

          "Change of Control Offer" see Section 4.14.
           -----------------------

          "Change of Control Purchase Date" see Section 4.14.
           -------------------------------

          "Change of Control Trigger Date" see Section 4.14.
           ------------------------------

          "Commission" means the Securities and Exchange Commission.
           ----------

          "Company" means the Person named as the "Company" in the first
           -------
paragraph of this Indenture until a successor shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor.

          "Company Request" or "Company Order" means a written request or order
           ---------------      -------------
signed in the name of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President, a Vice President or its Treasurer, and by an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

          "Consolidated Interest Expense" means, for any given period and
           -----------------------------
person, the aggregate of (i) the interest expense in respect of all Indebtedness of such person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP (including, without duplication, amortization of original issue discount on any such Indebtedness, all non-cash interest payments, the interest portion of any deferred payment obligation, the interest component of capital lease obligations, and amortization of deferred financing fees) and (ii) the product of (a) all cash dividend payments (and, in the case of a Person that is a Restricted Subsidiary, dividends paid or payable in additional shares of Disqualified Stock) on any series of pre-ferred stock of such Person and its Restricted Subsidiaries payable to a party other than the Company or a wholly owned Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, on a consolidated basis and in accordance with GAAP; provided, however, that for the purpose of the Cash Flow Coverage Ratio, Consolidated Interest Expense shall be calculated on a Pro Forma Basis; provided further that any premiums, fees and expenses (including the amortization thereof) payable in connection with the Offering and the application of the net proceeds therefrom or any other refinancing of Indebtedness will be excluded.

          "Consolidated Net Income" means, for any given period and person, the
           -----------------------
aggregate of the Net Income of such person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that: (i) the Net Income of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (ii) the Net Income of any person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent person, (iii) the Net Income of, or any dividends or other distributions from, any Unrestricted Subsidiary shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent person, (iv) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (v) the cumulative effect of a change in accounting principles shall be excluded, (vi) income or loss attributable to discontinued operations shall be excluded; and (vii) all other extraordinary, unusual or nonrecurring gains and losses shall be excluded; provided, however, that for purposes of determining the Cash Flow Coverage Ratio, Consolidated Net Income shall be calculated on a Pro Forma Basis.

          "Corporate Trust Office of the Trustee" shall be at the address of the
           -------------------------------------
Trustee specified in Section 13.02 or such other address as the Trustee may give notice to the Company.

          "Covenant Defeasance Option" see Section 9.03.
           --------------------------

          "Custodian" means any receiver, trustee, assignee, liquidator
           ---------
or similar official under any Bankruptcy Law.

          "Default" means any event that is, or after notice or passage
           -------
of time or both would be, an Event of Default.

          "defeasance trust" see Section 9.04.
           ----------------

          "Depository" means, with respect to the Securities issued in the form
           ----------
of one or more Global Securities, The Depository Trust Company or another Person designated as Depository by the Company, which must be a clearing agency registered under the Exchange Act.

          "Designated Guarantor Senior Indebtedness" means (i) the guarantee by
           ----------------------------------------
any Guarantor of any Indebtedness outstanding under the New Credit Facility and
(ii) any other Senior Indebtedness of such Guarantor permitted under this Indenture the principal amount of which is $10,000,000 or more and that has been designated by such Guarantor as "Designated Guarantor Senior Indebtedness."

          "Designated Senior Indebtedness" means (i) any Indebtedness
           ------------------------------
outstanding under the New Credit Facility and (ii) any other Senior Indebtedness permitted under this Indenture the principal amount of which is $10,000,000 or more and that has been designated by the Company as "Designated Senior Indebtedness."

          "Disposition" see Section 5.01.
           -----------

          "Disqualified Stock" with respect to any person means any Capital
           ------------------
Stock or Equity Interests that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable other than at the Company's option), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part on, or prior to, the maturity date of the Securities other than for Equity Interests (other than Disqualified Stock).

          "Distribution Agreement" means the distribution agreement dated May
           ----------------------
14, 1996 between Carson Products S.A. and Carson Products as in effect on the Issue Date.

          "Eligible Institution" means a commercial banking institution that has
           --------------------
combined capital and surplus of not less than $500.0 million or its equivalent in foreign currency, whose debt is rated "A" (or higher) according to S&P or Moody's at the time as of which any investment or rollover therein is made.

          "Equity Interests" means Capital Stock or partnership interests or
           ----------------
warrants, options or other rights to acquire Capital Stock or partnership interests (but excluding (i) any debt security that is by its terms convertible into, or exchangeable for, Capital Stock or partnership interests, and (ii) any other Indebtedness or Obligation); provided, however, that Equity Interests will not include any Incentive Arrangements or obligations or payments thereunder.

          "Equity Offering" means a public or private offering by the Company
           ---------------
for cash of Capital Stock or other Equity Interests and all warrants, options or other rights to acquire Capital Stock, other than (i) an offering of Disqualified Stock or (ii) Incentive Arrangements or obligations or payments thereunder.

          "Euroclear" means the Euroclear Clearance System (or any
           ---------
successor securities clearing agency).

          "Event of Default" see Section 6.01.
           ----------------

          "Excess Proceeds" see Section 4.05.
           ---------------

          "Exchange Act" means the Securities Exchange Act of 1934, as amended,
           ------------
and the rules and regulations promulgated by the Commission thereunder.

          "Existing Affiliate Agreement" see Section 4.03.
           ----------------------------

          "Foreign Proceeds" see Section 4.05.
           ----------------

          "Foreign Subsidiary" means a direct or indirect Subsidiary of the
           ------------------
Company organized outside the United States of America and conducting the majority of its business in its jurisdiction of organization or in other jurisdictions outside the United States of America.

          "GAAP" means generally accepted accounting principles, consistently
           ----
applied, as in effect from time to time in the United States of America. All financial and accounting determinations and calculations under the Indenture will be made in accordance with GAAP.

          "Global Security" means a security evidencing all or a portion of the
           ---------------
Securities issued to the Depository or its nominee in accordance with Section
2.01 and bearing the legend set forth in Exhibit C hereto.
                                         ---------

          "Government Securities" means direct obligations of, or obligations
           ---------------------
guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

          "Guarantee" means the guarantee of the Obligations of the Company with
           ---------
respect to the Securities by the Guarantor pursuant to the terms of Article 11 hereof.

          "Guaranteed Obligations" see Section 11.01.
           ----------------------

          "Guarantor" means Carson Products and, pursuant to Section 4.20,
           ---------
certain other Subsidiaries of the Company in the future.

          "Guarantor Blockage Period" see Section 12.02(a).
           -------------------------

          "Guarantor Payment Blockage Notice" see Section 12.02(a).
           ---------------------------------

          "Hedging Obligations" means, with respect to any person, the
           -------------------
Obligations of such persons under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, (ii) foreign exchange contracts, currency swap agreements or similar agreements, and (iii) other similar agreements or arrangements, in each case designed solely to protect such person against fluctuations of exchange rates, currency rates or interest rates; provided, that the notional amount of any such Hedging Obligation shall not exceed the principal amount of the underlying Obligation to which such Hedging Obligation relates.

          "Holder," "holder of Securities," "Securityholders" or other similar
           ------    --------------------    ---------------
terms mean the registered holder of any Security.

          "Incentive Arrangements" means any employment agreements, employee
           ----------------------
stock option agreements, employee equity subscription agreements, non-competition agreements, stock plans, stock option plans, stock appreciation rights and other incentive and bonus plans and similar arrangements made in connection with acquisitions of persons or businesses by the Company or the Restricted Subsidiaries or the retention of directors or employees by the Company or the Restricted Subsidiaries.

          "Indebtedness" means, with respect to any person, (i) any
           ------------
indebtedness, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or bankers acceptances or representing the deferred and unpaid balance of the purchase price of any property (including pursuant to capital leases), except any such balance that constitutes an accrued expense or a trade payable, any Hedging Obligations, if and to the extent such indebtedness (other than a Hedging Obligation) would appear as a liability upon a balance sheet of such person prepared on a consolidated basis in accordance with GAAP, and any indebtedness of others of the type described in this clause (i) secured by a Lien on any asset of such person (whether or not such indebtedness is assumed by such person) (the amount of such indebtedness being deemed to be the lesser of the value of such assets or the indebtedness being so secured) and also includes, to the extent not otherwise included, the guarantee of items that would be included within this definition; (ii) Disqualified Stock of such person, valued at the maximum fixed redemption or repurchase price in respect thereof; or (iii) Preferred Stock issued by a Restricted Subsidiary of such person; provided, however, that "Indebtedness" shall not include any Incentive Arrangements or obligations or payments thereunder or the pledge by the Company of its Equity Interests in an Unrestricted Subsidiary of the Company to secure Non-Recourse Debt of such Unrestricted Subsidiary.

          "Indenture" means this Indenture as amended or supplemented
           ---------
from time to time.

          "Independent Director" means a director who has not and whose
           --------------------
Affiliates have not, directly or indirectly, at any time during the twelve months prior to the taking of any action which, under the terms of the Indenture, requires the approval of Independent Directors of the Company or a Restricted Subsidiary, received, or entered into any understanding or agreement to receive, any compensation, payment or other benefit, of any type or form, from the Company, any Restricted Subsidiary or any of their respective Affiliates, other than customary directors fees (including pursuant to Incentive Arrangements) and reimbursement of out-of-pocket expenses.

          "Initial Purchasers" means Donaldson, Lufkin & Jenrette Securities
           ------------------
Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

          "Insolvency or Liquidation Proceeding" means (i) any insolvency or
           ------------------------------------
bankruptcy or similar case or proceeding, or any reorganization, receivership, liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, or (ii) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Company.

          "Interest Payment Date" means each semiannual interest payment date on
           ---------------------
May 1 and November 1 of each year, commencing May 1, 1998.

          "Interest Record Date" for the interest payable on any Interest
           --------------------
Payment Date (except a date for payment of defaulted interest) means the April 15 or October 15 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

          "Investment" means any capital contribution to, or other debt
           ----------
or equity investment in, any Person.

          "issue" means create, issue, assume, guarantee, incur or otherwise
           -----
become directly or indirectly liable for any Indebtedness or Capital Stock, as applicable; provided, however, that any Indebtedness or Capital Stock of a person existing at the time such person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be issued by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary. For this definition, the terms "issuing," "issuer," "issuance" and "issued" have meanings correlative to the foregoing.

          "Issue Date" means November 6, 1997.
           ----------

          "Legal Defeasance Option" see Section 9.02.
           -----------------------

          "License Agreement" means the license agreement dated April 7, 1994
           -----------------
between Carson Products S.A. and Carson Products as in effect on the Issue Date.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge,
           ----
charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, any other agreement to sell or give a security interest).

          "Liquidated Damages" has the meaning provided in the
           ------------------
Registration Rights Agreement.

          "Marketable Securities" means (a) Government Securities, (b) any
           ---------------------
certificate of deposit maturing not more than 270 days after the date of acquisition issued by, or time deposit of, an Eligible Institution, (c) any bankers acceptances or money market deposit accounts issued by an Eligible Institution and (d) securities issued by any fund investing exclusively in investments of the types described in clauses (a) through (c) above.

          "Maturity Date" means November 1, 2007.
           -------------

          "Moody's" means Moody's Investors Service, Inc.
           -------

          "Morningside" means Morningside Capital Group, L.L.C., a
           -----------
Connecticut limited liability company.

          "Morningside Management Agreement" means the management assistance
           --------------------------------
agreement dated August 23, 1995 between Carson Products and Morningside as in effect on the Issue Date.

          "Net Income" means, with respect to any person, the net income (loss)
           ----------
of such person, determined in accordance with GAAP, excluding, however, any gain or loss, together with any related provision for taxes, realized in connection with any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions).

          "Net Proceeds" means, with respect to any Asset Sale, the aggregate
           ------------
amount of cash proceeds (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with such Asset Sale, other than the portion of such deferred payment constituting interest, and including any amounts received as disbursements or withdrawals from any escrow or similar account established in connection with any such Asset Sale, but, in either such case, only as and when so received) received by the Company or any of its Restricted Subsidiaries in respect of such Asset Sale, net of: (i) the cash expenses of such Asset Sale (including, without limitation, the payment of principal of, and premium, if any, and interest on, Indebtedness required to be paid as a result of such Asset Sale (other than the Securities) and legal, accounting, management and advisory and investment banking fees and sales commissions), (ii) taxes paid or payable as a result thereof, (iii) any portion of cash proceeds that the Company determines in good faith should be reserved for post-closing adjustments, it being understood and agreed that on the day that all such post-closing adjustments have been determined, the amount (if any) by which the reserved amount in respect of such Asset Sale exceeds the actual post-closing adjustments payable by the Company or any of its Restricted Subsidiaries shall constitute Net Proceeds on such date, (iv) any relocation expenses and pension, severance and shutdown costs incurred as a result thereof and (v) any cash amounts actually set aside by the Company or any Restricted Subsidiary as a reserve in accordance with GAAP against any retained liabilities associated with the asset disposed of in such transaction, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

          "New Credit Facility" means the credit agreement to be entered into on
           -------------------
the Issue Date among the Company, Carson Products Company and the guarantors named therein, and Credit Agricole Indosuez as agent and lender, and the other lenders party thereto, together with all loan documents and instruments thereunder (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, renewing, refunding, replacing or otherwise restructuring (including, without limitation, increasing the amount of available borrowings thereunder, and all Obligations with respect thereto, in each case, to the extent permitted by
Section 4.04 or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

          "Non-Recourse Debt" means Indebtedness (i) as to which neither the
           -----------------
Company nor any of its Restricted Subsidiaries (a) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise) and (ii) the explicit terms of which provide that there is no recourse against any of the assets of the Company or its Restricted Subsidiaries (other than to Equity Interests in an Unrestricted Subsidiary pledged by the Company or a Restricted Subsidiary); provided, however, that the Company or any Restricted Subsidiary may make a loan to an Unrestricted Subsidiary if such loan is permitted by Section 4.06 at the time of the issuance of the loan, and such loan shall not constitute Indebtedness which is not Non-Recourse Debt.

          "Obligations" means, with respect to any Indebtedness, all principal,
           -----------
interest, premiums, penalties, fees, indemnities, expenses (including legal fees and expenses), reimbursement obligations and other liabilities payable to the holder of such Indebtedness under the documentation governing such Indebtedness, and any other claims of such holder arising in respect of such Indebtedness.

          "Officer" means the Chairman, the Vice Chairman, the President, any
           -------
Vice President, the Chief Financial Officer, or the Secretary of the Company.

          "Officers' Certificate" means a certificate signed by two Officers or
           ---------------------
by an Officer and an Assistant Treasurer or Assistant Secretary of the Company complying with Sections 13.04 and 13.05.

          "Opinion of Counsel" means a written opinion from legal counsel who is
           ------------------
reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

          "Other Company Indebtedness" see Section 4.20.
           --------------------------

          "Other Permitted Indebtedness" means  (i) Indebtedness of the Company
           ----------------------------
and the Restricted Subsidiaries existing as of the Issue Date and all related Obligations as in effect on such date; (ii) Indebtedness of the Company and the Restricted Subsidiaries in respect of bankers acceptances and letters of credit (including, without limitation, letters of credit in respect of workers' compensation claims) issued in the ordinary course of business, or other Indebtedness in respect of reimbursement-type obligations regarding workers' compensation claims; (iii) Refinancing Indebtedness, provided that: (A) the principal amount of such Refinancing Indebtedness shall not exceed the outstanding principal amount of Indebtedness (including unused commitments) extended, refinanced, renewed, replaced, substituted or refunded plus any amounts incurred to pay premiums, fees and expenses in connection therewith, (B) the Refinancing Indebtedness (other than Refinancing Indebtedness with respect to Senior Indebtedness) shall have a Weighted Average Life to Maturity equal to or greater than the

Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, substituted or refunded; provided, however, that this limitation in this clause (B) does not apply to Refinancing Indebtedness of Senior Indebtedness, provided, however, that this limitation in this clause (B) does not apply to Refinancing Indebtedness of Senior Indebtedness, and (C) in the case of Refinancing Indebtedness of Subordinated Indebtedness, such Refinancing Indebtedness shall be subordinated to the Securities at least to the same extent as the Subordinated Indebtedness being extended, refinanced, renewed, replaced, substituted or refunded; (iv) Intercompany Indebtedness of and among the Company and the Restricted Subsidiaries (excluding guarantees by the Company or a Restricted Subsidiary of Indebtedness of the Company or a Restricted Subsidiary, as the case may be, not issued in compliance with Section 4.20; (v) Indebtedness of the Company and the Restricted Subsidiaries under Hedging Obligations; (vi) Indebtedness of the Company and its Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts, which will not be, and will not be deemed to be, inadvertent) drawn against insufficient funds in the ordinary course of business; (vii) guarantees by the Company or any Guarantor of Indebtedness of the Company or of a Restricted Subsidiary if the Indebtedness so guaranteed is permitted under the Indenture; (viii) guarantees by any Foreign Subsidiary of Indebtedness of another Foreign Subsidiary if the Indebtedness so guaranteed is permitted under the Indenture; (ix) Indebtedness of the Company and its Restricted Subsidiaries in connection with performance, surety, completion, statutory, appeal or similar bonds in the ordinary course of business; and (x) Indebtedness of the Company and any Restricted Subsidiary (other than for borrowed money) in connection with agreements providing for indemnification, purchase price adjustments and similar obligations in connection with the sale or disposition of any of its business, property or assets.

          "Paying Agent" see Section 2.03.
           ------------

          "Payment Blockage Notice" see Section 8.02(a).
           -----------------------

          "Payment Blockage Period" see Section 8.02(a).
           -----------------------

          "Permitted Holders" means (i) DNL Partners Limited Partnership; (ii)
           -----------------
DNL Group, LLC; (iii) Morningside Capital Group, LLC; (iv) Vincent A. Wasik, S. Garrett Stonehouse and Lawrence E. Bathgate, II or any of their respective spouses or lineal descendants; (v) any controlled Affiliate of any of the persons or entities described in clauses (i), (ii), (iii) and (iv); (vi) in the event of the incompetence or death of any of the individuals described in clause
(iv), such person's estate, executor, administrator, committee or other personal representative, in each case who at any particular date will beneficially own or have the right to acquire, directly or indirectly, Capital Stock of the Company; or (vii) any trusts created for the benefit of each of the persons or entities described in this definition, including any trust for the benefit of the parents or siblings of any of the individuals described in clause (iv) or any trust for the benefit of any such trust.

          "Permitted Junior Securities" means Equity Interests in the Company or
           ---------------------------
subordinated debt securities of the Company that (i) are subordinated to all Senior Indebtedness (and any debt securities issued in exchange for Senior Indebtedness) to at least the same extent as the securities are Subordinated to Senior Indebtedness pursuant to Article 8 of the Indenture, (ii) have a Weighted Average Life to Maturity no shorter than the Weighted Average Life to Maturity of the Securities and (iii) if there are any amounts outstanding under the New Credit Facility, have a Weighted Average Life to Maturity at least as long as the sum of (a) the Weighted Average Life to Maturity of the New Credit Facility or any debt securities issued in exchange therefor (whichever is longer) plus
(b) the positive difference, if any, between the Weighted Average Life to Maturity of the Securities and the Weighted Average Life to Maturity of the New Credit Facility, in each case measured immediately prior to the issuance of such Permitted Junior Securities.

          "Permitted Liens" means, with respect to the Company and its
           ---------------
Restricted Subsidiaries, (1) Liens for taxes, assessments, governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or any of its Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP; (2) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof; (3) Liens incurred on deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, governmental contracts, performance, completion and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or to secure obligations arising from statutory, regulatory, contractual or warranty requirements; (4) judgment Liens not giving rise to a Default or an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (5) easements, rights-of-way, zoning restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries; (6) any interest or title of a lessor under any capital lease or operating lease; (7) purchase money Liens to finance the acquisition or construction of property or assets of the Company or any Subsidiary of the Company acquired or constructed in the ordinary course of business; provided, however, that (i) the related purchase money Indebtedness shall not be secured by any property or assets of the Company or any Subsidiary of the Company other than the property and assets so acquired or constructed and
(ii) the Lien securing such Indebtedness either (x) exists at the time of such acquisition or construction or (y) shall be created within 100 days of such acquisition or completion of construction, repair, improvement, addition or commencement of full operation of the property subject to such Liens; (8) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (9) Liens securing Indebtedness under Hedging Obligations; (10) Liens arising out of consignment or similar arrangements for the sale of goods and Liens upon specific items of inventory or other goods and proceeds of any person securing such person's obligations in respect of bankers' acceptances issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or other goods, entered into by the Company or any Restricted Subsidiary in the ordinary course of business; (11) Liens in favor of the Company or a Guarantor securing intercompany Indebtedness issued by the Company or any Restricted Subsidiary to the Company or a Guarantor; (12) Liens on property or assets of a person acquired by or merged with or into or consolidated with the Company or any Restricted Subsidiary at the time of such acquisition, merger or consolidation, provided that such Liens were not incurred in contemplation of such acquisition, merger or consolidation; (13) Liens on property or shares of Capital Stock of a person existing at the time such person becomes a Restricted Subsidiary, provided that such Liens were not incurred in contemplation of such person becoming a Restricted Subsidiary; (14) Liens on property or assets existing at the time of acquisition, construction or improvement thereof by the Company or any Restricted Subsidiary, provided that such Liens were not incurred in contemplation of such acquisition, construction or improvement; (15) Liens to secure Attributable Debt that is permitted to be incurred pursuant to Section 4.19; (16) Liens securing industrial revenue bonds, provided, the Indebtedness represented thereby is permitted under the Indenture;
(17) Liens securing reimbursement obligations with respect to letters of credit incurred in the ordinary course which encumber documents and other property relating to such letters of credit and the products and proceeds thereof, provided, the Indebtedness represented thereby is permitted under the Indenture;
(18) Liens on assets or Capital Stock of Unrestricted Subsidiaries; (19) Liens to secure Indebtedness permitted to be incurred under clauses (i), (ii) and
(iii) of the second sentence under Section 4.04 provided that such Liens extend only to the assets of the person directly issuing such

Indebtedness; and (20) additional Liens at any one time outstanding in respect of property or assets of which the aggregate fair market value (determined on the date such Lien is granted) does not exceed $10.0 million.

          "Person" means any individual, corporation, limited liability company,
           ------
limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Preferred Stock" of any person means Capital Stock of such person of
           ---------------
any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such person, to shares of Capital Stock of any other class of such person.

          "Private Placement Legend" means the legend initially set forth on the
           ------------------------
Securities in the form set forth on Exhibit A hereto.
                                    ---------

          "Pro Forma Basis" means, for purposes of determining Consolidated Net
           ---------------
Income in connection with the Cash Flow Coverage Ratio (including in connection with Sections 4.06, 4.17 and 5.01 and the incurrence of Indebtedness pursuant to the first sentence of Section 4.04, giving pro forma effect to (x) any acquisition, by way of merger, consolidation or otherwise, or sale of a person, business or asset, related incurrence, repayment or refinancing of Indebtedness or other related transactions, including any Restructuring Charges which would otherwise be accounted for as an adjustment permitted by Regulation S-X under the Securities Act or on a pro forma basis under GAAP, or (y) any incurrence, repayment or refinancing of any Indebtedness and the application of the proceeds therefrom, in each case, which occurred during the relevant period or subsequent to such period and on or prior to the date of calculation, as if such acquisition or sale and related transactions, restructurings, consolidations, cost savings, reductions, incurrence, repayment or refinancing were realized on the first day of the relevant period permitted by Regulation S-X under the Securities Act or on a pro forma basis under GAAP. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of a person, business or asset, the amount of income or earnings relating thereto, and the amount of Consolidated Interest Expense associated with any Indebtedness issued in connection therewith, the pro forma calculations will be determined in good faith by the chief financial officer of the Company as specified in an officer's certificate of the Company delivered to the Trustee. Furthermore, in calculating the Cash Flow Coverage Ratio, (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the determination date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the determination date; (2) if interest on any Indebtedness actually incurred on the determination date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the determination date will be deemed to have been in effect during the relevant period; and (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to interest rate swaps or similar interest rate protection Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

          "Purchase Agreement" means the Purchase Agreement dated October 31,
           ------------------
1997 between the Company, the Guarantors and the Initial Purchasers.

          "Qualified Institutional Buyer" or "QIB" means a "qualified
           -----------------------------      ---
institutional buyer" as that term is defined in Rule 144A under the Securities Act.

          "Redemption Date," when used with respect to any Security to be
           ---------------
redeemed, means the date fixed for such redemption pursuant to this Indenture.

          "redemption price," when used with respect to any Security to be
           ----------------
redeemed, means the price fixed for such redemption pursuant to this Indenture as set forth in the form of Security annexed hereto as Exhibit A.
                                                       ---------

          "Refinancing Indebtedness" means Indebtedness of the Company and its
           ------------------------
Restricted Subsidiaries issued or given in exchange for, or the proceeds of which are used to, extend, refinance, renew, replace, substitute or refund Indebtedness Incurred in accordance with Section 4.04 or any Indebtedness issued to so extend, refinance, renew, replace, substitute or refund such Indebtedness and any additional Indebtedness issued solely to pay premiums required by the agreement governing such Indebtedness, and reasonable fees and expenses incurred by the Company or any Restricted Subsidiary in connection therewith.

          "Register" see Section 2.03.
           --------

          "Registered Exchange Offer" means the offer to exchange the Series B
           -------------------------
Securities for all of the outstanding Series A Securities in accordance with the Registration Rights Agreement.

          "Registrar" see Section 2.03.
           ---------

          "Registration" means the registration of the Registered Exchange Offer
           ------------
by the Company and the Guarantor or other registration of the Securities under the Securities Act pursuant to and in accordance with the terms of the Registration Rights Agreement.

          "Registration Rights Agreement" means the Registration Rights
           -----------------------------
Agreement dated as of November   , 1997 between the Company, the Guarantors and
the Initial Purchasers.

          "Registration Statement" means the registration statement(s) as
           ----------------------
defined and described in the Registration Rights Agreement.

          "Regulation S" means Regulation S under the Securities Act.
           ------------

          "Regulation S Global Security" see Section 2.01.
           ----------------------------

          "Restricted Investment" means any Investment in any person; provided
           ---------------------
that Restricted Investments will not include: (i) Investments in Marketable Securities and other negotiable instruments permitted by the Indenture; (ii) Investments in the Company; or (iii) Investments in any Restricted Subsidiary or in a Person that becomes a Restricted Subsidiary or is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary, in each case as a result of such investment; (iv) the extension of credit to vendors, suppliers and customers in the ordinary course of business; (v) faith))Investments which exist on the Issue
Date; (vi) payments made pursuant to Incentive Arrangements (including repurchases of Equity Interests deemed to occur upon exercise of stock options, warrants or similar rights if such Equity Interests represent a portion of the exercise price of such options, warrants or similar rights); (vii) any loan, and any refinancing of such loan, made to management to enable management to purchase Equity Interests in the Company; (viii) any Investments made or received in connection with Hedging Obligations; (ix) Investments made or received in connection with the sale, transfer or disposition of any business, properties or assets of the Company or any Restricted Subsidiary of the Company, provided that if such sale, transfer or disposition constitutes an Asset Sale and the Company complies with Section 4.05, such Investment shall not count as a Restricted Payment for purposes of the calculation in paragraph (c) of Section 4.06; (x) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company; (xi) the payment of cash in lieu of fractional shares in connection with dividends or distributions permitted by clause (i) of the first sentence of Section 4.06; (xii) loans or advances to employees or directors of the Company or any Restricted Subsidiary in the ordinary course in an aggregate principal amount not to exceed $1.0 million at any one time outstanding; (xiii) any Investment constituting Permitted Junior Securities of a person issued in exchange for trade or other claims against such person in connection with a financial reorganization or restructuring of such person or as a result of a foreclosure by the Company or any Restricted Subsidiary with respect to any secured Investment or any other transfer of title with respect to any secured Investment in default; (xiv) Investments made pursuant to this clause (xiv) at any time, and from time to time, after the Issue Date, in one or more contract manufacturers, suppliers, vendors and distributors that are Affiliates of the Company in connection with the provision by any such person of manufacturing, research and development, outsourcing, sales, marketing and/or distribution services to the Company and/or one or more Restricted Subsidiaries in an aggregate amount at one time outstanding not to exceed $10.0 million; and (xv) other Investments made pursuant to this clause
(xv) at any time, and from time to time, after the Issue Date, in any person for a purpose which is reasonably related, ancillary or complementary to the businesses of the Company and the Restricted Subsidiaries on the date such investment is made, in an aggregate amount at any one time outstanding not to exceed $10.0 million.

          "Restricted Payments" see Section 4.06.
           -------------------

          "Restricted Period" means the period of 40 days commencing on the day
           -----------------
after the latest of (a) the day on which the Securities are first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S and (b) the Issue Date.

          "Restricted Security" has the meaning set forth in Rule 144(a)(3)
           -------------------
under the Securities Act; provided, that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Security is a Restricted Security.

          "Restricted Subsidiary" means any direct or indirect Subsidiary of the
           ---------------------
Company that is not an Unrestricted Subsidiary.

          "Restructuring Charges" means any charges or expenses in respect of
           ---------------------
restructuring or consolidating any business, operations or facilities, any compensation or headcount reduction, or any other cost savings, of any persons or businesses either alone or together with the Company or any Restricted Subsidiary, as permitted by GAAP or Regulation S-X under the Securities Act.

          "Rule 144A" means Rule 144A under the Securities Act.
           ---------

          "Securities" means, collectively, the Series A Securities, the Series
           ----------
B Securities and the Subsequent Series Securities, which should be treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms of this Indenture.

          "Securities Act" means the Securities Act of 1933, as amended, and the
           --------------
rules and regulations promulgated by the Commission thereunder.

          "S&P" means Standard & Poor's Ratings Group.
           ---

          "Senior Indebtedness" means, with respect to any person, (i) all
           -------------------
Indebtedness of such person outstanding under the New Credit Facility and all Hedging Obligations with respect thereto, (ii) any other Indebtedness of such person permitted to be issued under the Indenture, provided, however, that Senior Indebtedness shall not include any Indebtedness which by the terms of the instrument creating or evidencing the same is subordinated or junior in right of payment in any respect to any other Indebtedness of such person or its Subsidiaries or Affiliates and (iii) all Obligations with respect to the foregoing, in each case, whether outstanding on the Issue Date or thereafter issued. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include (w) any liability for Federal, state, local, foreign or other taxes, (x) any Indebtedness of any such person to any of its Subsidiaries or other Affiliates (other than Indebtedness arising under the New Credit Facility), (y) any trade payables or liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities) or (z) any Indebtedness that is incurred in violation of the Indenture.

          "Series A Securities" means the  10 3/8% Senior Subordinated Notes due
           -------------------
2007 of the Company issued pursuant to this Indenture and sold pursuant to the Purchase Agreement.

          "Series B Securities" means the  10 3/8% Senior Subordinated Notes due
           -------------------
2007 of the Company to be issued in exchange for the Series A Securities pursuant to the Registered Exchange Offer and the Registration Rights Agreement.

          "SFAS 106" means Statement of Financial Accounting Standards
           --------
No. 106.

          "SFAS 109" means Statement of Financial Accounting Standards
           --------
No. 109.

          "Significant Subsidiary" means any Restricted Subsidiary of the
           ----------------------
Company that would be a "significant subsidiary" as defined in clause (2) of the definition of such term in Rule 1-02 of Regulation S-X under the Securities Act.

          "Subordinated Indebtedness" means all Obligations with respect to
           -------------------------
Indebtedness if the instrument creating or evidencing the same, or pursuant to which the same is outstanding, designates such Obligations as subordinated or junior in right of payment to Senior Indebtedness and to the Securities.

          "Subsequent Series Securities" see Section 2.02.
           ----------------------------

          "Subsidiary" of any person means any entity of which the Equity
           ----------
Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or other governing body of such entity are owned by such person (regardless of whether such Entity Interests are owned directly by such person or through one or more Subsidiaries).

          "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code (S)(S)
           ---
77aaa-77bbbb), as amended, as in effect on the date of this Indenture, except as provided in Section 10.03.

          "Trust Officer" means any officer within the corporate trust
           -------------
department (or any successor group) of the Trustee including any vice president, assistant vice president, assistant secretary or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject.

          "Trustee" means the party named as such in this Indenture until a
           -------
successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

          "Unrestricted Subsidiary" means (i) any Subsidiary of the Company
           -----------------------
which at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors as provided below) and (ii) any subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if: (a) such Subsidiary does not own any Capital Stock of, or own or hold any Lien on any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary; (b) all the Indebtedness of such Subsidiary shall at the date of designation, and will at all times thereafter consist of, Non-Recourse Debt; (c) the Company certifies that such designation complies with Section 4.06; (d) such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Company and its Subsidiaries; (e) such Subsidiary does not directly or indirectly, own any Indebtedness of or Equity Interest in, and has no Investments in, the Company or any Restricted Subsidiary; (f) such Subsidiary is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (1) to subscribe for additional Equity Interests or (2) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (g) on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary with terms substantially less favorable to the Company than those that might have been obtained from Persons who are not Affiliates of the Company. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred as of such date. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and the Company could incur the Indebtedness of such Subsidiary pursuant to Section 4.04 on a Pro Forma Basis taking into account such designation.

          "U.S. Global Security" see Section 2.01.
           --------------------

          "U.S. Government Obligations" means direct non-callable obligations of
           ---------------------------
the United States of America for the payment of which the full faith and credit of the United States is pledged.

          "Voting Stock" means any class or classes of Capital Stock of any
           ------------
person pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect the board of directors (or persons performing similar functions) of such person.

          "Weighted Average Life to Maturity" means, when applied to any
           ---------------------------------
Indebtedness at any date, the number of years obtained by dividing (i) the then outstanding principal amount of such Indebtedness into (ii) the sum of the product(s) obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other requirement payment of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

          "Wholly Owned Restricted Subsidiary" means a Restricted Subsidiary all
           ----------------------------------
of the Equity Interests of which (other than Equity Interests constituting directors' qualifying shares or shares required to be held by foreign nations, in each case to the extent mandated by applicable law) is owned by the Company or one or more Wholly Owned Restricted Subsidiaries or by the Company and one or more Wholly Owned Restricted Subsidiaries.

SECTION 1.02.  Incorporation by Reference of Trust Indenture Act.

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Securities.

          "indenture security holder" means a Securityholder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the indenture securities means the Company or any other obligor on the Securities.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.03.  Rules of Construction.

          Unless the context otherwise requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect from time to time, and any other reference in this Indenture to "generally accepted accounting principles" refers to GAAP;

          (3)  "or" is not exclusive;

          (4) words in the singular include the plural, and words in the plural include the singular;

          (5) provisions apply to successive events and transactions; and

          (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                  ARTICLE TWO

                                THE SECURITIES

SECTION 2.01.  Form and Dating.

          The Securities and the Trustee's certificate of authentication with respect thereto shall be substantially in the form of Exhibit A or Exhibit B hereto, as the case may be. The Securities may have notations, legends or endorsements (including notations relating to the Guarantees) required by law, stock exchange rule or usage. The Company and the Trustee shall approve the form of the Securities and any notation, legend or endorsement (including notations relating to the Guarantees) on them. Each Security shall be dated the date of its authentication, shall bear interest from the applicable date which shall be payable on each Interest Payment Date as long as such Security is outstanding and shall be payable on the Maturity Date.

          The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          Securities offered and sold in their initial distribution to Qualified Institutional Buyers in reliance on Rule 144A or in offshore transactions in reliance on Regulation S may, unless the applicable Holder requests Securities in the form of physical, certificated Securities in registered form ("Certificated Securities"), which shall be substantially in the form of Exhibit
-------------------------
A, be initially issued in the form of Global Securities in fully registered form without interest coupons, substantially in the form of Exhibit A, with such applicable legends as are provided for in Exhibit A and Exhibit C.

          Securities offered and sold in their initial distribution to Qualified Institutional Buyers in reliance on Rule 144A shall be issued in the form of one or more Global Securities (the "U.S. Global Security") which shall be registered
                                --------------------
in the name of the Depository or its nominee and deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided, for credit by the Depository to the respective accounts of beneficial owners of the Securities represented thereby (or such other accounts as they may direct). The aggregate principal amount of the U.S. Global Security may be increased or decreased from time to time by adjustments made on the records of the Trustee, as custodian for the Depository, in connection with a corresponding decrease or increase in the aggregate principal amount of the Regulation S Global Security, as hereinafter provided in
Section 2.06.

          Securities offered and sold in reliance on Regulation S shall initially be in the form of Global Securities (the "Regulation S Global
                                                    -------------------
Security") which shall be registered in the name of the Depository or its nominee and deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided, for credit by the Depository to the respective accounts of the beneficial owners of the Securities represented thereby (or such other accounts as they may direct), provided that upon such deposit all such Securities shall be credited to or through accounts maintained at the Depository by or on behalf of Euroclear or CEDEL. The aggregate principal amount of the Regulation S Global Security may be increased or decreased from time to time by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided in Section 2.06.

                  The Company shall cause the U.S. Global Security and the Regulation S Global Security to have separate CUSIP numbers.

SECTION 2.02.  Execution and Authentication.

          Two Officers, or an Officer and an Assistant Secretary, shall sign, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Securities for the Company by manual or facsimile signature.

          If an Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless. Each execution of a Security by the Company shall be accompanied by the execution of a Guarantee by each Guarantor (and by any Restricted Subsidiary that guarantees Indebtedness of the Company pursuant to Section 4.20) as hereinafter provided in
Section 11.05.

          A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

          The aggregate principal amount of Securities issued under this Indenture shall not exceed $150,000,000, of which $100,000,000 in aggregate principal amount is being offered on the Issue Date and additional series of notes (the "Subsequent Series Securities") in an aggregate principal amount not
            ----------------------------
to exceed $50,000,000 and in aggregate principal amounts of not less than $25,000,000 per series may be issued subsequent to the Issue Date; provided that such issuance complies with Section 4.04 and provided, further, that no Default or Event of Default exists under this Indenture at the time of such issuance or would result therefrom. The Trustee shall authenticate (i) Series A Securities for original issue in the aggregate principal amount not to exceed $100,000,000,
(ii) Series B Securities from time to time only in exchange for a like principal amount of Series A Securities, and (iii) subsequent to the Issue Date, Subsequent Series Securities, in each case upon a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Securities to be authenticated, the series of Securities and the date on which the Securities are to be authenticated. Upon receipt of a written order of the Company in the form of an Officers' Certificate, the Trustee shall authenticate Securities in substitution for Securities originally issued to reflect any name change of the Company.

          All Securities issued on the Issue Date and Subsequent Series Securities shall be identical in all respects other than issue dates and the date from which interest accrues and except as provided in this Section 2.02.

          In the event that the Company shall issue and the Trustee shall authenticate any Subsequent Series Securities, the Company shall use its best efforts to obtain the same "CUSIP" number for such Securities as is printed on the Securities outstanding at such time; provided, however, that if any series of Securities issued under this Indenture subsequent to the Issue Date is determined, pursuant to an Opinion of Counsel of the Company in a form reasonably satisfactory to the Trustee to be a different class of security than the Securities outstanding at such time for federal income tax purposes, the Company may obtain a "CUSIP" number for such Securities that is different than the "CUSIP" number printed on the Securities then outstanding. Notwithstanding the foregoing, all Securities issued under this Indenture shall vote and consent together on all matters as one class and no series of Securities will have the right to vote or consent as a separate class on any matter.

          The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

          The Securities shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.
SECTION 2.03.  Registrar and Paying Agent.

          The Company shall maintain an office or agency within the City of New York where (a) Securities may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b) Securities may be presented or
                           ---------
surrendered for payment ("Paying Agent") and (c) notices and demands in respect
                          ------------
of the Securities and this Indenture may be served. The Registrar shall keep a register (the "Register") of the Securities and of their transfer and exchange.
               --------
The Company, upon notice to the Trustee, may appoint one or more co-Registrars and one or more additional Paying Agents. The term "Registrar" includes any co-Registrar and the term "Paying Agent" includes any additional Paying Agent. Except as provided herein, the Company, or any Subsidiary may act as Paying Agent, Registrar or co-Registrar.

          The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with
Section 7.07.

          The Company initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed.
          The Trustee is authorized to enter into a letter of representations with the Depository in the form provided to the Trustee by the Company and to act in accordance with such letter.
SECTION 2.04.  Paying Agent to Hold Assets in Trust.

          The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of or premium, if any, or interest or Liquidated Damages, if any, on the Securities, and shall notify the Trustee of any Default by the Company in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent (if other than the Company), the Paying Agent shall have no further liability for such assets. If the Company, any Subsidiary or any of their respective Affiliates acts as Paying Agent, it shall, on or before each due date of the principal of or interest on the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or premium, if any, or, interest or Liquidated Damages, if any, so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

SECTION 2.05.  Securityholder Lists.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA (S) 312(a). If the Trustee is not the Registrar, the Company shall cause the Registrar to furnish to the Trustee before each Interest Record Date and at such other times as the Trustee may request in writing, a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.06.  Transfer and Exchange.

          Subject to the provisions of Sections 2.15 and 2.16, when Securities are presented to the Registrar or a co-Registrar with a request to register the transfer of such Securities or to exchange such Securities for an equal principal amount of Securities of other authorized denominations of the same series, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Securities surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's or co-Registrar's written request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith. The Registrar or co-Registrar shall not be required to register the transfer or exchange of any Security (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities and ending at the close of business on the day of such mailing and
(ii) selected for redemption in whole or in part pursuant to Article Three hereof, except the unredeemed portion of any Security being redeemed in part.

          Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee, and any Agent of the Company shall treat the person in whose name the Security is registered as the owner thereof for all purposes whether or not the Security shall be overdue, and neither the Company, the Trustee, nor any such Agent shall be affected by notice to the contrary. Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Depository (or its agent), and that ownership of a beneficial interest in a Global Security shall be required to be reflected in a book entry.

SECTION 2.07.  Replacement Securities.

          If a mutilated Security is surrendered to the Trustee or the Company or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Company's and the Trustee's requirements for replacement of Securities are met. Such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee and any Agent from any loss which any of them may suffer if a Security is replaced and evidence to their satisfaction of the apparent loss, destruction or theft of such Security. The Company may charge such Holder for its reasonable out-of-pocket expenses in replacing a Security, including reasonable fees and expenses of counsel.

                  Every replacement Security is an additional obligation of the Company.

SECTION 2.08.  Outstanding Securities.

          Securities outstanding at any time are all the Securities that have been authenticated by the Trustee except those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security in accordance with the provisions hereof and those described in this Section 2.08 as not outstanding. Subject to Section 2.09, a Security does not cease to be outstanding because the Company or any of its Affiliates holds the Security.

          If a Security is replaced pursuant to Section 2.07 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.07.

          If on a Redemption Date or the Final Maturity Date the Paying Agent holds money sufficient to pay all of the principal and interest due on the Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09.  Treasury Securities.

          In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, the Guarantors or any of their respective Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that a Trust Officer of the Trustee actually knows are so owned shall be disregarded.

          The Trustee may require an Officers' Certificate listing Securities owned by the Company, the Guarantors or, to the knowledge of the Officers signing such Officers' Certificate, their respective Affiliates.

SECTION 2.10.  Temporary Securities.

          Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a Company Order pursuant to Section 2.02 definitive Securities in exchange for temporary Securities.

SECTION 2.11.  Cancellation.

          The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel all Securities surrendered for transfer, exchange, payment or cancellation and deliver to the Company such canceled Securities for disposal. Subject to Section 2.07, the Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation. If the Company or the Guarantor shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

SECTION 2.12.  Defaulted Interest.

          If the Company defaults in a payment of principal of or interest on the Securities, it shall pay interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate per annum borne by the Securities, to the extent lawful.

SECTION 2.13.  CUSIP Number.

          The Company in issuing the Securities will use a "CUSIP" number, and the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities and that reliance may be placed only on the other identification numbers printed on the Securities. The Company shall promptly notify the Trustee of any changes in CUSIP numbers.

SECTION 2.14.  Deposit of Moneys.

          Prior to 10:00 a.m. New York City time on each Interest Payment Date, Redemption Date and the Final Maturity Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Redemption Date or Final Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Redemption Date or Final Maturity Date, as the case may be.

SECTION 2.15.  Book-Entry Provisions for Global Securities.

          (a) The Global Securities initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit C hereto.
   ---------

          Members of, or participants in, the Depository ("Participants") shall
                                                           ------------
have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under such Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

          (b) Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Securities may be transferred or exchanged for Certificated Securities in accordance with the rules and procedures of the Depository and the provisions of Section 2.16. In addition, Certificated Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Securities if (i) the Depository (x) notifies the Company that it is unwilling or unable to continue as Depository for any Global Security and a successor Depository is not appointed by the Company within 90 days of such notice or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Certificated Notes or (iii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository to issue Certificated Securities.

          (c) In connection with the transfer of Global Securities as an entirety to beneficial owners pursuant to paragraph (b) of this Section 2.15, the Global Securities shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon written instructions from the Company authenticate and make available for delivery, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Securities, an equal aggregate principal amount of Certificated Securities of authorized denominations.

          (d) Any Certificated Security constituting a Restricted Security delivered in exchange for an interest in a Global Security pursuant to paragraph
(b) of this Section 2.15 shall, except as otherwise provided by Section 2.16, bear the Private Placement Legend.

          (e) The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Securities.

SECTION 2.16.  Registration of Transfers and Exchanges.

          (a) Transfer and Exchange of Certificated Securities. When Certificated Securities are presented to the Registrar or co-Registrar with a request:
          (i) to register the transfer of the Certificated Securities; or

          (ii) to exchange such Certificated Securities for an equal number of Certificated Securities of other authorized denominations,

the Registrar or co-Registrar shall register the transfer or make the exchange as requested if the requirements under this Indenture as set forth in this
Section 2.16 for such transactions are met; provided, however, that the Certificated Securities presented or surrendered for registration of transfer or exchange:

          (I) shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

          (II) in the case of Certificated Securities the offer and sale of which have not been registered under the Securities Act, such Certificated Securities shall be accompanied, in the sole discretion of the Company, by the following additional information and documents, as applicable:

          (A) if such Certificated Security is being delivered to the Registrar or co-Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (substantially in the form of Exhibit D hereto); or
                                                         ---------
          (B) if such Certificated Security is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A, a certification to that effect (substantially in the form of Exhibit D hereto);
                                                            ---------
               or
          (C) if such Certificated Security is being transferred in reliance on Regulation S, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and a transferor
                                             ---------
               certificate for Regulation S transfers substantially in the form of Exhibit E
                  ---------
               hereto and an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

          (D) if such Certificated Security is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and
                                                         ------- -
               an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

          (E) if such Certificated Security is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of Exhibit D hereto) and an opinion of counsel
                           ---------
               reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act.

          (b) Restrictions on Transfer of a Certificated Security for a Beneficial Interest in a Global Security. A Certificated Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Registrar or co-Registrar of a Certificated Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Registrar or co-Registrar, together with:

          (A) in the case of Certificated Securities, the offer and sale of which have not been registered under the Securities Act, certification, substantially in the form of Exhibit D hereto,
                                                           ---------
               that such Certificated Security is being transferred (I) to a Qualified Institutional Buyer or (II) in an offshore transaction in reliance on Regulation S; and

          (B) written instructions from the Holder thereof directing the Registrar or co-Registrar to make, or to direct the Depository to make, an endorsement on the applicable Global Security to reflect an increase in the aggregate amount of the Securities represented by the Global Security, then the Registrar or co-Registrar shall cancel such Certificated Security and cause, or direct the Depository to cause, in accordance with the standing instructions and procedures existing between the Depository and the Registrar or co-Registrar, the principal amount of Securities represented by the applicable Global Security to be increased accordingly. If no Global Security representing Securities held by Qualified Institutional Buyers or Persons acquiring Securities in offshore transactions in reliance on Regulation S, as the case may be, is then outstanding, the Company shall issue and the Trustee shall, upon receipt of an authentication order in the form of an Officers' Certificate in accordance with Section 2.02, authenticate such a Global Security in the appropriate principal amount.

          (c) Transfer and Exchange of Global Securities. The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depository therefor. Upon receipt by the Registrar or co-Registrar of written instructions, or such other instruction as is customary for the Depository, from the Depository or its nominee, requesting the registration of transfer of an interest in a U.S. Global Security or Regulation S Global Security, as the case may be, to another type of Global Security, together with the applicable Global Securities (or, if the applicable type of Global Security required to represent the interest as requested to be transferred is not then outstanding, only the Global Security representing the interest being transferred), the Registrar or Co-Registrar shall cancel such Global Securities (or Global Security) and the Company shall issue and the Trustee shall, upon receipt of an authentication order in the form of an Officers' Certificate in accordance with Section 2.02, authenticate new Global Securities of the types so cancelled (or the type so cancelled and applicable type required to represent the interest as requested to be transferred) reflecting the applicable increase and decrease of the principal amount of Securities represented by such types of Global Securities, giving effect to such transfer. If the applicable type of Global Security required to represent the interest as requested to be transferred is not outstanding at the time of such request, the Company shall issue and the Trustee shall, upon written instructions from the Company in accordance with Section 2.02, authenticate a new Global Security of such type in principal amount equal to the principal amount of the interest requested to be transferred.

          (d) Transfer of a Beneficial Interest in a Global Security for a Certificated Security.

          (i) Any Person having a beneficial interest in a Global Security may upon request exchange such beneficial interest for a Certificated Security. Upon receipt by the Registrar or co-Registrar of written instructions, or such other form of instructions as is customary for the Depository, from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Security and upon receipt by the Trustee of a written order or such other form of instructions as is customary for the Depository or the Person designated by the Depository as having such a beneficial interest containing registration instructions and, in the case of any such transfer or exchange of a beneficial interest in Securities the offer and sale of which have not been registered under the Securities Act, the following additional information and documents:

          (A) if such beneficial interest is being transferred to the Person designated by the Depository as being the beneficial owner, a certification from such Person to that effect (substantially in the form of Exhibit D hereto); or
                           ---------
          (B) if such beneficial interest is being transferred to a Qualified Institutional Buyer in accordance with Rule l44A, a certification to that effect (substantially in the form of Exhibit D hereto);
                                                            ---------
               or
          (C) if such beneficial interest is being transferred in reliance on Regulation S, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and a transferor
                                             ---------
               certificate for Regulation S transfers substantially in the form of Exhibit E hereto and an Opinion of Counsel reasonably
                  ---------
               satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or
          (D) if such beneficial interest is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and
                                                         ---------
               an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or
          (E) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of Exhibit D hereto) and an opinion of counsel
                           ---------
               reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act, then the Registrar or co-Registrar will cause, in accordance with the standing instructions and procedures existing between the Depository and the Registrar or co-Registrar, the aggregate principal amount of the applicable Global Security to be reduced and, following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an Officers' Certificate in accordance with Section 2.02, the Trustee will authenticate and deliver to the transferee a Certificated Security in the appropriate principal amount.

          (ii) Certificated Securities issued in exchange for a beneficial interest in a Global Security pursuant to this Section 2.16(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Registrar or co-Registrar in writing. The Registrar or co-Registrar shall deliver such Certificated Securities to the Persons in whose names such Certificated Securities are so registered.

          (e) Restrictions on Transfer and Exchange of Global Securities. Notwithstanding any other provisions of this Indenture, a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

          (f) Private Placement Legend. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver only Securities that bear the Private Placement Legend unless, and the Trustee is hereby authorized to deliver Securities without the Private Placement Legend if, (i) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (ii) such Security has been sold pursuant to an effective registration statement under the Securities Act.

          (g) General. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

          The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Participants or beneficial owners of interest in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

          The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section 2.16. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

                                 ARTICLE THREE

                                  REDEMPTION

SECTION 3.01.  Notices to Trustee.

          If the Company elects to redeem Securities pursuant to paragraph 6 or 7 of the Securities at the applicable redemption price set forth therein, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Securities to be redeemed. The Company shall give such notice to the Trustee at least 45 days before the Redemption Date (unless a shorter notice shall be agreed to by the Trustee in writing), together with an Officers' Certificate stating that such redemption will comply with the conditions contained herein. Any such notice to the Trustee may be cancelled at any time up to two Business Days prior to the notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

SECTION 3.02.  Selection of Securities to Be Redeemed.

          If less than all of the Securities are to be redeemed pursuant to paragraph 6 of the Securities, the Trustee shall select the Securities to be redeemed on a pro rata basis, by lot or by any other method as the Trustee shall deem fair and appropriate and, if the Securities are listed on a national securities exchange, by a method in compliance with the requirements of the national securities exchange. Selection of the Securities to be redeemed pursuant to paragraph 7 of the Securities shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of the Depository) based on the aggregate principal amount of Securities held by each Holder. The Trustee shall make the selection from the Securities then outstanding, subject to redemption and not previously called for redemption.

          The Trustee may select for redemption pursuant to paragraph 6 or 7 of the Securities portions of the principal amount of Securities that have denominations equal to or larger than $1,000 principal amount. Securities and portions of them the Trustee so selects shall be in amounts of $1,000 principal amount or integral multiples thereof. The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the portion of the principal amount thereof to be redeemed. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION 3.03.  Notice of Redemption.

          At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail to each Holder at such Holder's registered address whose Securities are to be redeemed pursuant to paragraph 6 or 7 of the Securities.

          Each notice of redemption shall identify the Securities to be redeemed (including, but subject to the provisions of Section 2.13, the CUSIP number thereon) and shall state:

          (i) the paragraph of the Securities pursuant to which the Securities are to be redeemed;

          (ii) the Redemption Date and redemption price;

          (iii) the name and address of the Paying Agent to which the Securities are to be surrendered for redemption;

          (iv) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (v) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the redemption price upon surrender to the Paying Agent; and

          (vi) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof will be issued.

          At the Company's request, the Trustee shall give the notice of redemption on behalf of the Company, in the Company's name and at the Company's expense.

SECTION 3.04.  Effect of Notice of Redemption.

          Once a notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the redemption price specified in such notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price, plus accrued interest thereon, if any, to the Redemption Date, but interest installments whose maturity is on or prior to such Redemption Date shall be payable to the Holders of record at the close of business on the relevant Interest Record Date.

SECTION 3.05.  Deposit of Redemption Price.

          No later than 10:00 a.m. New York City time on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company is its own Paying Agent, shall, on or before the Redemption Date, segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest and Liquidated Damages, if any, on all Securities to be redeemed on that date other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation. The Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Securities to be redeemed.

          If any Security surrendered for redemption in the manner provided in the Securities shall not be so paid on the Redemption Date due to the failure of the Company to deposit with the Paying Agent money sufficient to pay the redemption price thereof, the principal and accrued and unpaid interest, if any, thereon shall, until paid or duly provided for, bear interest as provided in Sections 2.12 and 4.01 with respect to any payment default.

SECTION 3.06.  Securities Redeemed in Part.

          Upon surrender of a Security that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                                  ARTICLE FOUR

                                   COVENANTS

SECTION 4.01.  Payment of Securities.

          The Company shall pay the principal of and premium, if any, and interest and Liquidated Damages, if any, on the Securities in the manner provided in the Securities and the Registration Rights Agreement. An installment of principal, premium, interest or Liquidated Damages shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company, a Subsidiary or an Affiliate of the Company) holds on that date money designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders of the Securities pursuant to the terms of this Indenture.

          The Company shall pay interest on overdue principal at the same rate per annum borne by the Securities. The Company shall pay interest on overdue installments of interest at the same rate per annum borne by the Securities, to the extent lawful, as provided in Section 2.12.

SECTION 4.02.  Maintenance of Office or Agency.

          The Company shall maintain in the Borough of Manhattan, The City of New York, the office or agency required under Section 2.03. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.02 hereof. The Company hereby initially designates the Trustee at its address set forth in Section 13.02 as its office or agency in the Borough of Manhattan, The City of New York, for such purposes.

SECTION 4.03.  Limitation on Transactions with Affiliates.

          (a) The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, enter into any transaction with an Affiliate, including, without limitation, any loan, advance, guarantee or capital contribution to, or for the benefit of, or sell, lease, transfer or dispose of any properties or assets to, or for the benefit of, or purchase or lease any property or assets from, or enter into or amend any contract, agreement or understanding with, or for the benefit of, an Affiliate (each such transaction or series of related transactions with such Affiliate that are part of a common plan are referred to as an "Affiliate Transaction"), except in good
                                        ---------------------
faith and on terms that are determined by the Board of Directors, or, if applicable, a committee comprising the Independent Directors of the Board of Directors, and, in the case of any Affiliate Transaction involving aggregate payments or other transfers by the Company and/or its Restricted Subsidiaries in excess of $1.0 million (including cash and non-cash payments and benefits valued at their fair market value by the Board of Directors in good faith), set forth in a resolution adopted by such committee, to be no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction on an arm's length basis from an unrelated person.

          (b) The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any Affiliate Transaction involving aggregate payments or other transfers by the Company and/or its Restricted Subsidiaries in excess of $7,500,000 (including cash and non-cash payments and benefits valued at their fair market value by the Board of Directors in good faith) unless the Company delivers to the Trustee:

          (i) a resolution of the Board of Directors, or, if applicable, a committee comprising the Independent Directors of the Board of Directors, stating that a majority of such directors has, in good faith, determined such Affiliate Transaction to be no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction on an arm's length basis from an unrelated person and otherwise complies with the provisions of this Indenture; and

          (ii) (A) with respect to any Affiliate Transaction involving the incurrence of Indebtedness, a written opinion of a nationally recognized investment banking or accounting firm experienced in the review of similar types of transactions, (B) with respect to any Affiliate Transaction involving the transfer of real property, fixed assets or equipment, either directly or by a transfer of 50% or more of the Capital Stock of a Restricted Subsidiary which holds any such real property, fixed assets or equipment, a written appraisal from a nationally recognized appraiser, experienced in the review of similar types of transactions or (C) with respect to any Affiliate Transaction not otherwise described in (A) and (B) above, a written certification from a nationally recognized professional or firm experienced in evaluating similar types of transactions, in each case, stating that the terms of such transaction are fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view.

          (c) Notwithstanding paragraphs (a) and (b) of this Section 4.03, this Section 4.03 shall not apply to:

          (i) transactions between or among the Company and any Restricted Subsidiaries;

          (ii) transactions permitted by Section 4.06;

          (iii) fees and reasonable compensation paid to, and indemnity provided on behalf of, directors, officers or employees of the Company or any Subsidiary as determined in good faith by the Board of Directors;

          (iv) any issuance, award or grant of securities or payment in cash or otherwise made as compensation for services rendered pursuant to the terms of any Incentive Arrangement, as determined in good faith by the Board of Directors;

          (v) loans or advances to employees or directors of the Company or any Restricted Subsidiary in the ordinary course and in an aggregate amount not to exceed $1,000,000 at any one time outstanding; or

          (vi) any transaction pursuant to an Existing Affiliate Agreement, including any amendments thereto entered into after the Issue Date, provided that the terms of any such amendment are not less favorable to the Company than the terms of the relevant agreement in effect prior to any such amendment as determined in good faith by the Board of Directors. As used in this clause (vi), "Existing Affiliate Agreement" means the
                                ----------------------------
     Morningside Management Agreement, the Carson-AM Management Agreement, the AM Cosmetics Broker Agreement, the AM Manufacturing Agreement, the Distribution Agreement and the License Agreement.

          (d) Notwithstanding paragraphs (a), (b) and (c) of this Section 4.03, any Affiliate Transaction between the Company and an Affiliate of the Company relating to the provision to the Company or a Restricted Subsidiary of research and development, manufacturing, sales and/or distribution services in the ordinary course of business shall not be subject to clause (ii) of paragraph (b) of this Section 4.03.

SECTION 4.04.  Limitation on Incurrence of Indebtedness.

          (a) The Company shall not, and shall not permit any Restricted Subsidiary to, issue any Indebtedness (other than the Indebtedness represented by the Securities and the Guarantees), except that the Company and any Restricted Subsidiaries may issue additional Indebtedness if the Company's Cash Flow Coverage Ratio for its four full fiscal quarters next preceding the date such additional Indebtedness is issued would have been at least 2.00 to 1 on or prior to the second anniversary of the Issue Date and 2.25 to 1 thereafter determined on a Pro Forma Basis ([increasing ratio over time?](including, for this purpose, any other Indebtedness issued and any acquisition or sale consummated, since the end of the applicable four-quarter period) as if such additional Indebtedness and any other Indebtedness issued since the end of such four-quarter period had been issued at the beginning of such four-quarter period.

          (b) The foregoing limitations shall not apply to the issuance of:
          (i) Indebtedness of the Company and the Restricted Subsidiaries under the New Credit Facility in an aggregate principal amount at any one time outstanding not to exceed the greater of (x) $75,000,000 or (y) the sum of (i) 85% of the book value of the accounts receivable of the Company and the Restricted Subsidiaries taken as a whole and (ii) 50% of the book value of the inventory of the Company and the Restricted Subsidiaries taken as a whole;

          (ii) Indebtedness of Foreign Subsidiaries, including Carson South Africa, in an aggregate principal amount at any one time outstanding not to exceed the greater of (x) $10,000,000 or (y) an aggregate amount equal to the sum of, with respect to each Foreign Subsidiary, (A) 85% of the book value of the accounts receivable of such Foreign Subsidiary and (B) 50% of the book value of the inventory of such Foreign Subsidiary; provided, that such indebtedness is issued for working capital purposes;

          (iii) Indebtedness of the Company and its Restricted Subsidiaries issued in connection with capital leases, sale and leaseback transactions, purchase money obligations or similar financing transactions relating to its properties, assets and rights as of the date of original issuance of the Securities up to $10,000,000 in aggregate principal amount at any one time outstanding;

          (iv) additional Indebtedness of the Company and the Restricted
     Subsidiaries in an aggregate principal amount up to $           [(all or
     any portion of which may be issued as additional Indebtedness under the Credit Agreement); provided that the aggregate principal amount of Indebtedness outstanding under this clause (iii) together with the aggregate principal amount of Indebtedness outstanding under clause (i)
     above  shall not exceed $           in aggregate principal amount at any
     one time outstanding;]of up to $10,000,000 at any one time outstanding; and

          (v)  Other Permitted Indebtedness.

          (c) Notwithstanding paragraphs (a) and (b) of this Section 4.04, no Restricted Subsidiary shall under any circumstances issue a guarantee of any Indebtedness of the Company except for guarantees issued by Restricted Subsidiaries pursuant to Section 4.20; provided, however, that the foregoing will not limit or restrict guarantees issued by Guarantors in respect of Indebtedness of other Guarantors or of the Company.

          For purposes of determining compliance with this Section 4.04, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness which the Company and any Restricted Subsidiary are permitted to issue, the Company and such Restricted Subsidiary, as the case may be, will have the right, in the Company's sole discretion, to classify such item of Indebtedness at the time of its issuance and will only be required to include the amount and type of such Indebtedness under the clause permitting the Indebtedness as so classified. Neither the accrual of interest nor the issuance of additional Indebtedness in the form of additional promissory notes or otherwise in lieu of the payment of interest nor the accretion of accreted value will be deemed to be an issuance of Indebtedness for purposes of this Section 4.04.

SECTION 4.05.  Limitation on Asset Sales.

          (a) The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, consummate an Asset Sale (including the sale of any of the Capital Stock of any Restricted Subsidiary but excluding the sale of any interests in Unrestricted Subsidiaries) providing for Net Proceeds in excess of $1,000,000 unless the Net Proceeds from such Asset Sale are applied (in any manner otherwise permitted by this Indenture) to one or more of the following purposes in such combination as the Company or the applicable Restricted Subsidiary, as the case may be, shall elect: (i) an investment in another asset or business in the same line of business as, or a line of business similar, ancillary, complementary or reasonably related to that of, a line of business or businesses of the Company and its Restricted Subsidiaries at the time of the Asset Sale; provided that such investment occurs on or prior to the 270th day following the date of such Asset Sale (the "Asset
                                                                         -----
Sale Disposition Date"), (ii) the reimbursement of the Company or its Restricted
---------------------
Subsidiaries for expenditures made, and costs incurred, to repair, rebuild, replace or restore property subject to loss, damage or taking to the extent that the Net Proceeds consist of insurance proceeds received on account of such loss, damage or taking, (iii) the purchase, redemption or other prepayment or repayment of outstanding Senior Indebtedness of the Company or its
Restricted Subsidiaries on or prior to the 270th day following the Asset
Sale Disposition Date and permanent reduction of the amount of such Indebtedness, or (iv) the cash collateralization of letters of credit or bankers acceptances designed to facilitate the purchase of goods and services provided that any cash collateral released to the Company or its Restricted Subsidiaries upon the expiration of such letters of credit, bankers acceptances or other instruments or arrangements shall again be deemed to be Net Proceeds received on the date of such release. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate an Asset Sale unless at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash, cash equivalents or Marketable Securities; provided that, solely for purposes of calculating such 75% of the consideration, the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto, excluding contingent liabilities and trade payables) of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Securities) that are assumed by the transferee of any such assets and (y) any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are promptly, but in no event more than 45 days after receipt, converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash and cash equivalents for purposes of this provision. Any Net Proceeds from any Asset Sale that are not applied or invested as provided in the first sentence of this paragraph shall constitute "Excess Proceeds."
                                                   ---------------

          (b) When the aggregate amount of Excess Proceeds (net of Foreign Proceeds, as defined below) exceeds $10,000,000 (such date being an "Asset Sale
                                                                     ----------
Trigger Date"), the Company shall make an Offer to purchase on a pro rata basis
------------
the maximum principal amount of the Securities and pari passu Indebtedness of the Company or any Restricted Subsidiary, if any, that requires, pursuant to its terms, such an offer, then outstanding that may be purchased out of Excess Proceeds (an "Asset Sale Offer"), at an offer price in cash in an amount equal
              ----------------
to 100% of the principal amount thereof plus any accrued and unpaid interest to the date the Securities tendered are purchased and paid for in accordance with this Section 4.05 (the "Asset Sale Purchase Date"). Notwithstanding the
                        ------------------------
foregoing, to the extent that any or all of the Net Proceeds of an Asset Sale is prohibited or delayed by applicable local law from being repatriated to the United States or such repatriation would be expected to result in material tax liability to the Company or any Restricted Subsidiary, as determined in good faith by the Board of Directors (such Net Proceeds, the "Foreign Proceeds"), the
                                                         ----------------
Company shall not be required to make an Asset Sale Offer with respect to such proceeds. Foreign Proceeds shall be applied, in such combination as the Company shall select, in accordance with clause (i), (ii), (iii) or (iv) of paragraph (a) of this Section 4.05, or, at the option of the Company, may be retained as cash or Marketable Securities for so long, but only for so long, as the applicable local law prohibits or delays repatriation to the United States or would result in material tax liability as described above. Within 30 days following any Asset Sale Trigger Date, the Company shall mail a notice to each holder of Securities at such holder's registered address stating:

          (i) that an Asset Sale Offer is being made pursuant to this Section 4.05, the length of time the Asset Sale Offer shall remain open and the maximum principal amount of Securities that will be accepted for payment pursuant to such Asset Sale Offer;

          (ii) the purchase price, the amount of accrued and unpaid interest as of the Asset Sale Purchase Date and the Asset Sale Purchase Date (which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed);

          (iii) that any Security or portion thereof not tendered or accepted for payment will continue to accrue interest;

          (iv) that any Security or portion thereof accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest on and after the Asset Sale Purchase Date;

          (v) that Holders electing to have a Security purchased pursuant to the Asset Sale Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to a Paying Agent at the address specified in the notice at least three Business Days before the Asset Sale Purchase Date;

          (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day before the Asset Sale Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have the Security purchased;

          (vii) that, if the aggregate principal amount of Securities surrendered by Holders exceeds the Excess Proceeds, the Trustee shall select the Securities to be purchased on a pro rata basis, by lot or by any other method that the Trustee considers fair and appropriate and, if the Securities are listed on any securities exchange, by a method that complies with the requirements of such exchange; provided that, if less than all of a holder's Securities are to be redeemed or accepted for payment, only principal amounts of $1,000 or integral multiples thereof may be selected for redemption or accepted for payment;

          (viii) that Holders whose Securities were purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; and

          (ix) a brief description of the circumstances and relevant facts regarding such Asset Sale.

          On the Asset Sale Purchase Date, the Company shall, to the extent required by this Indenture and the Asset Sale Offer, (1) accept for payment the maximum principal amount of Securities or portions thereof tendered pursuant to the Asset Sale Offer that can be purchased out of Excess Proceeds, (2) deposit with the Paying Agent the aggregate purchase price of all Securities or portions thereof accepted for payment and any accrued and unpaid interest on such Securities as of the Asset Sale Purchase Date, and (3) deliver or cause to be delivered to the Trustee all Securities tendered pursuant to the Asset Sale Offer. The Paying Agent shall promptly mail to each holder of Securities or portions thereof accepted for payment an amount equal to the purchase price for such Securities plus any accrued and unpaid interest thereon, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book-entry) to such holder of Securities accepted for payment in part a new Security equal in principal amount to any unpurchased portion of the Securities and any Security not accepted for payment in whole or in part shall be promptly returned to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer on or as soon as practicable after the Asset Sale Purchase Date.

          The Company shall comply with any tender offer rules under the Exchange Act which may then be applicable, including Rule 14e-1, in connection with an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Indenture by virtue thereof.

          (c) To the extent that any Excess Proceeds (other than Foreign Proceeds) remain after completion of an Asset Sale Offer, the Company may use such remaining amount for general corporate purposes including repayment of
Subordinated Indebtedness.   Upon completion of an Asset Sale Offer, the amount
of Excess Proceeds shall be reset at zero plus the amount, if any, of cash or Marketable Securities attributable to Foreign Proceeds.

SECTION 4.06.  Limitation on Restricted Payments.

          The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, (i) declare or pay any dividend or make any distribution on account of the Company's or such Restricted Subsidiary's Capital Stock or other Equity Interests (other than dividends or distributions payable in Capital Stock or other Equity Interests (other than Disqualified Stock) of the Company and/or any Restricted Subsidiary and dividends or distributions payable by a Restricted Subsidiary to a Restricted Subsidiary or to the Company, and if such Restricted Subsidiary has shareholders other than the Company or other Restricted Subsidiaries, to the other shareholders of such Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by the Company or other Restricted Subsidiaries of dividends or distributions of equal or greater value); (ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock or other Equity Interests of the Company or any of its Restricted Subsidiaries held by persons other than the Company or any Restricted Subsidiary of the Company; (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Subordinated Indebtedness of the Company or any Subsidiaries, whether any such Subordinated Indebtedness is outstanding on, or issued after, the Issue Date, except a payment, purchase, redemption, defeasance or other acquisition in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition;
(iv) make any payment under the Morningside Management Agreement or any amendment thereto; or (v) make any Restricted Investment (all such dividends, distributions, purchases, redemptions, acquisitions, retirements, prepayments and Restricted Investments being collectively referred to as "Restricted
                                                              ----------
Payments"), if, at the time of such Restricted Payment:
--------

             (a) a Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof; or

             (b) immediately after such Restricted Payment and after giving effect thereto on a Pro Forma Basis, the Company shall not be able to issue $1.00 of additional Indebtedness pursuant to paragraph (a) of Section 4.04; or

             (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made after the Issue Date, without duplication, exceeds the sum of (1) 50% of the cumulative Consolidated Net Income (including, for this purpose, gains or losses from Asset Sales and, to the extent not included in Consolidated Net Income, any gain or loss from a sale or disposition of a Restricted Investment) of the Company (or, in case such cumulative Consolidated Net Income is a loss, 100% of such loss) for the period (taken as one accounting period) from the beginning of the fiscal quarter commencing October 1, 1997 and ended as of the Company's most recently ended fiscal quarter at the time of such Restricted Payment; plus (2) 100% of the aggregate net cash proceeds and the fair market value of any property or securities (as determined by the Board of Directors in good faith) received by the Company or any Wholly Owned Restricted Subsidiary from the issue or sale of Capital Stock or other Equity Interests of the Company or any Restricted Subsidiary subsequent to the Issue Date (other than (x) Capital Stock or other Equity Interests issued or sold to a Restricted Subsidiary and (y) the issuance or sale of Disqualified Stock); plus (3) the amount by which the principal amount of and any accrued interest on or the redemption or repurchase price in respect thereof and accrued dividends on, as the case may be, either (A) Indebtedness of the Company or (B) any Indebtedness of any Restricted Subsidiary is reduced on the Company's consolidated balance sheet upon the conversion or exchange, pursuant to the terms of such Indebtedness, other than by a Restricted Subsidiary, subsequent to the Issue Date of any Indebtedness of the Company or any Restricted Subsidiary (not held by the Company or any Restricted Subsidiary) for Capital Stock or other Equity Interests (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair market value of any other property or securities (as determined by the Board of Directors in good faith), distributed by the Company or any Restricted Subsidiary (to persons other than the Company or any other Restricted Subsidiary) upon such scheduled conversion or exchange); plus (4) to the extent that any Restricted Investment that was made after the Issue Date is sold or otherwise liquidated or repaid or any Unrestricted Subsidiary which is designated as an Unrestricted Subsidiary after the Issue Date is sold or otherwise liquidated, the return of capital with respect to such Restricted Investment (less the cost of disposition, if any) up to such amount as does not exceed the original amount of such Restricted Investment; plus (5) any dividends or distributions actually received in cash by the Company or a Restricted Subsidiary after the Issue Date from an Unrestricted Subsidiary, to the extent that such dividends or distributions were not otherwise included in the Consolidated Net Income of the Company for such period; plus (6) if any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary, the value of the Restricted Payment that would result if such Subsidiary were redesignated as an Unrestricted Subsidiary at such time, as determined in accordance with the second and third sentences of paragraph (a) of Section 4.17; provided, however, that for purposes of this clause (6), the value of any redesignated Unrestricted Subsidiary shall be reduced by the amount that any such redesignation replenishes or increases the amount of Restricted Investments permitted to be made pursuant to clause (xv) of the definition of "Restricted Investment"; plus (7) $5,000,000.

             (d)  Notwithstanding the foregoing, the Indenture clauses (b) and
     (c) shall not prohibit as Restricted Payments:

             (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration, such payment would comply with all covenants of this Indenture (including, but not limited to, this Section 4.06);

             (ii) the repurchase, redemption, retirement or acquisition of Equity Interests of the Company or a Subsidiary from employees or directors of the Company or a Subsidiary upon such employees' or directors' death, retirement or termination of employment or otherwise in accordance with any employment agreement, employee or director stock option plan or agreement or employee or director equity subscription agreement, in an aggregate amount not to exceed $1,000,000 in any calendar year, plus the aggregate cash proceeds received by the Company during such calendar year from any issuance of such Equity Interests to employees or directors of the Company or any Restricted Subsidiary, plus the portion of such $1,000,000 which remains unused at the end of the prior calendar year, but in no event to exceed $2,000,000 in any calendar year, provided, that the cancellation of Indebtedness owing to the Company or a Restricted Subsidiary from employees or directors in connection with a repurchase of Equity Interests of the Company or a Restricted Subsidiary will not be deemed to constitute a Restricted Payment;

             (iii) the redemption, repurchase, retirement or other acquisition of any Capital Stock or other Equity Interests of the Company or any Restricted Subsidiary in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Capital Stock or other Equity Interests (other than Disqualified Stock) of the Company or the redemption, repurchase, retirement or other acquisition of any Capital Stock or other Equity Interests (other than Disqualified Stock) of any Restricted Subsidiary in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to the Company or a Subsidiary of the Company) of other Capital Stock or other Equity Interests (other than Disqualified Stock) of such Restricted Subsidiary; provided that, in each case, any net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition, and any Net Income resulting therefrom, shall be excluded from clauses (c)(1) and (c)(2) of this Section 4.06;

             (iv) the redemption, repurchase, retirement, defeasance or other acquisition of any Subordinated Indebtedness of the Company or any Restricted Subsidiary in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of Capital Stock or other Equity Interests (other than Disqualified Stock) of the Company or the redemption, repurchase, retirement, defeasance or other acquisition of any Subordinated Indebtedness of any Restricted Subsidiary in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to the Company or a Subsidiary of the Company) of Capital Stock or other Equity Interests (other than Disqualified Stock) of such Restricted Subsidiary; provided that, in each case, any net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition, and any Net Income resulting therefrom, shall be excluded from clauses (c)(1) and (c)(2) of this
          Section 4.06;

             (v) the redemption, repurchase, retirement, defeasance or other acquisition of any Subordinated Indebtedness of the Company or any Restricted Subsidiary in exchange for, or out of the proceeds of, any Refinancing Indebtedness relating to such Subordinated Indebtedness;

             (vi) the redemption, repurchase or other acquisition of Series A Securities or Series B Securities; and

             (vii) payments required pursuant to any indenture or agreement governing Subordinated Indebtedness of the Company or any Restricted Subsidiary in respect of any Change of Control or Asset Sale, provided that payment has theretofore been made with respect to all Securities tendered in response to a Change of Control Offer or Asset Sale Offer, as applicable; and

             (viii) the payment of (a) management, consulting and financial advisory fees pursuant to the Morningside Management Agreement or any amendment thereto in an aggregate amount not to exceed (A) $500,000 in any fiscal year, if the Company's Cash Flow Coverage Ratio for the four full fiscal quarters next preceding the date such Restricted Payment is made was less than 3.0 to 1, or (B) $750,000 in any fiscal year otherwise and (b) expenses and indemnities pursuant to the Morningside Management Agreement.

             (e) The net proceeds from the issuance of shares of Capital Stock upon conversion of Indebtedness shall be deemed to be an amount equal to
     (i) the accreted value of such Indebtedness on the date of such conversion and (ii) the additional consideration, if any, received by the Company upon such conversion thereof, less any cash payment on account of fractional shares. The amount of all Restricted Payments (other than cash) shall be the fair market value (as determined by and set forth in a resolution of the Board of Directors in good faith) on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or a Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

SECTION 4.07.  Corporate Existence.

          Subject to Article Five, the Company and the Guarantors shall do or shall cause to be done all things necessary to preserve and keep in full force and effect their respective corporate existence and the corporate, partnership or other existence of each Restricted Subsidiary in accordance with the respective organizational documents of each of them (as the same may be amended from time to time) and the rights (charter and statutory) and material franchises of the Company, the Guarantors and the Restricted Subsidiaries; provided, however, that the Company and the Guarantors shall not be required to preserve any such right or franchise, or the corporate existence of any Restricted Subsidiary, if the Board of Directors or the boards of directors of the Guarantors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company, the Guarantors and the Restricted Subsidiaries, taken as a whole, and that the loss thereof is not, and will not be, adverse in any material respect to the Holders.

SECTION 4.08.  Payment of Taxes and Other Claims.

          The Company and the Guarantors shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all material taxes, assessments and governmental charges levied or imposed upon the Company, any Guarantor or any Restricted Subsidiary or upon the income, profits or property of the Company, any Guarantor or any Restricted Subsidiary and (2) all lawful claims for labor, materials and supplies which, in each case, if unpaid, might by law become a material liability, or Lien upon the property, of the Company, any Guarantor or any Restricted Subsidiary; provided, however, that neither the Company nor the Guarantors shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate provision has been made.

SECTION 4.09.  Notice of Defaults.

          (a) In the event that any Indebtedness of the Company, any Guarantor or any of their Subsidiaries is declared due and payable before its maturity because of the occurrence of any default (or any event which, with notice or lapse of time, or both, would constitute such a default) under such Indebtedness, the Company or such Guarantor shall promptly give written notice to the Trustee of such declaration, the status of such default or event and what action the Company or such Guarantor is taking or proposes to take with respect thereto.

          (b) Upon an officer of the Company becoming aware of any Default or Event of Default, the Company shall promptly deliver an Officers' Certificate to the Trustee specifying such Default or Event of Default.

SECTION 4.10.  Maintenance of Properties and Insurance.

          (a) The Company and the Guarantors shall cause all material properties owned by or leased to any of them or any Restricted Subsidiary and used or useful in the conduct of their business or the business of any Restricted Subsidiary to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company or the Guarantors may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 4.10 shall prevent the Company, any Guarantor or any Restricted Subsidiary from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors or of the board of directors of any Guarantor or Restricted Subsidiary concerned, or of an officer (or other agent employed by the Company, any Guarantor or any Restricted Subsidiary) of the Company, such Guarantor or such Restricted Subsidiary having managerial responsibility for any such property, desirable in the conduct of the business of the Company, any Guarantor or any Restricted Subsidiary, and if such discontinuance or disposal is not adverse in any material respect to the Holders.

          (b) The Company and the Guarantors shall maintain, and shall cause the Restricted Subsidiaries to maintain, insurance with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions, as are customarily carried by similar businesses of similar size, including property and casualty loss, and workers' compensation insurance.

SECTION 4.11.  Compliance Certificate.

          The Company shall deliver to the Trustee within 90 days after the close of each fiscal year a certificate signed by the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Company has been made under the supervision of the signing officers with a view to determining whether a Default or Event of Default has occurred and whether or not the signers know of any Default or Event of Default by the Company that occurred during such fiscal year. If they do know of such a Default or Event of Default, the certificate shall describe all such Defaults or Events of Default, their status and the action the Company is taking or proposes to take with respect thereto.

SECTION 4.12.  Provision of Financial Information.

          So long as the Securities are outstanding, whether or not the Company or the Guarantors are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company and the Guarantors shall submit for filing with the Commission (unless the Commission will not accept such filings) the annual reports, quarterly reports and other documents relating to the Company and the Guarantors that the Company and the Guarantors would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Company and the Guarantors were subject to such reporting requirements. The Company and the Guarantors shall also provide to all Holders and file with the Trustee copies of such annual reports, quarterly reports and other documents required to be furnished to securityholders generally under Sections 13 and 15(d) of the Exchange Act. In addition, for so long as any Securities remain outstanding and prior to the latter of the consummation of the Registered Exchange Offer and the filing of the Shelf Registration Statement (as defined in the Registration Rights Agreement), if required, the Company shall furnish to the Holders and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

          Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of the Trustee of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

SECTION 4.13.  Waiver of Stay, Extension or Usury Laws.

          The Company and the Guarantors covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law, which would prohibit or forgive the Company or any Guarantor from paying all or any portion of the principal of and/or interest, if any, on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the performance of this Indenture; and (to the extent that they may lawfully do so) each of the Company and the Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.14.  Change of Control.

          Following the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Trigger Date"), the Company shall,
                      ------------------------------
within 30 days after the Change of Control Trigger Date, make an offer (the "Change of Control Offer") to purchase all Securities then outstanding at a
------------------------
purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date (the "Change of Control Purchase Date") the Securities tendered are
           -------------------------------
purchased and paid for in accordance with this Section 4.14. The Company shall furnish to the Trustee, at least two Business Days before notice of a Change of Control Offer is mailed to all holders of Securities, notice that the Change of Control Offer is being made. Within 30 days following any Change of Control Trigger Date, the Company shall mail a notice to each holder of Securities at such Holder's registered address stating:

             (i) that a Change of Control Offer is being made pursuant to this
     Section 4.14 and setting forth in reasonable detail the events giving rise to a Change of

     Control, the length of time the Change of Control Offer shall remain open and that all Securities tendered for payment will be accepted for payment, and otherwise subject to the terms and conditions set forth therein;

             (ii) the purchase price, the amount of accrued and unpaid interest as of the Change of Control Purchase Date, and the Change of Control Purchase Date (which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed);

             (iii) that any Security or portion thereof not tendered will continue to accrue interest;

             (iv) that any Security or portion thereof accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on and after the Change of Control Purchase Date;

             (v) that Holders electing to have a Security purchased pursuant to the offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to a Paying Agent at the address specified in the notice at least three Business Days before the purchase date;

             (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities delivered for purchase and a statement that such Holder is withdrawing his election to have such Securities purchased;

             (vii) that Holders whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; and

             (viii) any other procedures that a Holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance.

             On the Change of Control Purchase Date, the Company shall, to the extent required by this Indenture and the Change of Control Offer, (1) accept for payment all Securities or portions thereof (subject to the requirement that any portion of a Security tendered must be tendered in any integral multiple $1,000 principal amount) tendered pursuant to the Change of Control Offer; (2) deposit with the Paying Agent the aggregate purchase price of all Securities or portions thereof accepted for payment and any accrued and unpaid interest and Liquidated Damages, if any, on such Securities as of the Change of Control Purchase Date, and (3) deliver or cause to be delivered to the Trustee all Securities tendered pursuant to the Change of Control Offer. The Paying Agent shall promptly mail to each holder of Securities or portions thereof accepted for payment an amount equal to the purchase price for such Securities plus any accrued and unpaid interest and Liquidated Damages, if any, thereon, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book-entry) to such holder of Securities accepted for payment in part a new Security equal in principal amount to any unpurchased portion of the Securities and any Security not accepted for payment in whole or in part shall be promptly returned to the holder thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

             The Company will comply with any tender offer rules under the Exchange Act which may then be applicable, including Rule 14e-1, in connection with a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Indenture by virtue thereof.

SECTION 4.15.  Limitation on Senior Subordinated Indebtedness.

          The Company shall not issue any Indebtedness that is subordinate or junior in right of payment to any Senior Indebtedness and senior in any respect in right of payment to the Securities. No Guarantor shall issue any Indebtedness that is subordinate or junior in right of payment to any Senior Indebtedness and senior in any respect in right of payment to the Guarantees.

SECTION 4.16. Limitations on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective, any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to: (a) pay dividends or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits, owned by the Company or any Restricted Subsidiary, or pay any Indebtedness owed to, the Company or any Restricted Subsidiary, (b) make loans or advances to the Company, or (c) transfer any of its properties or assets to the Company, except for such encumbrances or restrictions existing under or by reason of:

             (i)  applicable law or regulations;

             (ii) customary provisions restricting subletting or assignment of any lease or license of the Company or any Restricted Subsidiary;

             (iii) any instrument governing Indebtedness or any other encumbrance or restriction of a Person affecting such Person or its property or assets acquired by the Company or any Restricted Subsidiary at the time of such acquisition (provided that such Indebtedness or other encumbrance or restriction was not issued in contemplation of the acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

             (iv) the New Credit Facility;

             (v) any other agreement or instrument evidencing Indebtedness of a Foreign Subsidiary permitted under this Indenture;

             (vi) any other agreement or instrument in effect as of or entered into on the Issue Date or imposed by this Indenture, the Guarantees, the Series A Securities, the Series B Securities, or the guarantees thereon (or similar limitations pursuant to other notes issued by the Company or other indentures relating thereto that are substantially similar to those set forth in this Indenture);

             (vii) any Refinancing Indebtedness permitted under Section 4.04; provided that the encumbrances and restrictions created in connection with such Refinancing Indebtedness are no more restrictive in any material respect with regard to the interests of the holders of Securities than the encumbrances and restrictions in the refinanced Indebtedness (as determined by the Board of Directors in good faith);

             (viii) the terms of purchase money obligations, but only to the extent such purchase money obligations restrict or prohibit the transfer of the property so acquired;

             (ix) any other agreement or instrument evidencing or relating to secured Indebtedness of the Company or any Restricted Subsidiary otherwise permitted to be issued pursuant to the provisions of Sections 4.04 and 4.18 that limit the right of the debtor to dispose of the property or assets securing such Indebtedness;

             (x) customary net worth provisions contained in leases and other agreements entered into in the ordinary course of business;

             (xi) the terms of agreements with respect to the sale of assets of the Company or a Subsidiary of the Company otherwise permitted by this Indenture, provided that such restriction terminates if such transaction is not consummated;

             (xii) the terms of agreements that have been entered into for the sale of all or substantially all of the Capital Stock, business, assets or properties of a Restricted Subsidiary, provided that such restriction terminates if such transaction is not consummated;

             (xiii) with respect to a Restricted Subsidiary that is not a Restricted Subsidiary on the Issue Date, instruments in existence at the time such Person becomes a Restricted Subsidiary and not entered into in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary;

             (xiv) customary provisions in joint venture agreements and other similar agreements with respect to dividends and other similar distributions to the parties to such joint venture, the disposition or distribution of assets or property of such joint venture, or transactions between or among the joint venture and the parties to such joint venture; or
             (xv) any Permitted Lien, with respect to restrictions on the sale or other disposition of the assets or property subject to such Permitted Lien.

SECTION 4.17.  Designation of Restricted and Non-Restricted Subsidiaries.

          (a) The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under clause (c) of Section 4.06. All such outstanding Investments shall be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation. Such designation shall only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

          (b) The designation of a Subsidiary as a Restricted Subsidiary or the removal of such designation shall be made by a resolution adopted by a majority of the Board of Directors stating that the Board of Directors has made such designation in accordance with this Indenture, and the Company shall deliver to the Trustee such resolution together with an Officers' Certificate certifying that the designation complies with this

Indenture. Such designation will be effective as of the date specified in the applicable resolution which may not be before the date the applicable Officers' Certificate is delivered to the Trustee.

SECTION 4.18.  Limitation on Liens.

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Liens of any kind against or upon any of its property or assets, or any proceeds therefrom, unless
(x) in the case of Liens securing Subordinated Indebtedness, the Securities are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and (y) in all other cases, the Securities are equally and ratably secured, except for (a) Liens existing as of the Issue Date and securing any extensions, refinancings, renewals, replacements, substitutions or refundings of the Obligations secured thereby, provided such Liens do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing Indebtedness as of the Issue Date; (b) Liens securing the Series A Securities and the Series B Securities and Liens in favor of the Trustee and any Lien granted, in respect of amounts owed to such trustee or similar institution, to any trustee or similar institution under any indenture for Indebtedness permitted by the terms of this Indenture; (c) Liens on assets of the Company and its Subsidiaries securing Senior Indebtedness; (d) Liens in favor of the Company or any Restricted Subsidiary; (e) Liens securing Indebtedness which is incurred to refinance Indebtedness which has been secured by a Lien permitted under this Indenture and which has been incurred in accordance with the provisions of this Indenture, provided, however, that such Liens do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so refinanced; and (f) Permitted Liens.

SECTION 4.19.  Limitation on Sale and Leaseback Transactions.

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company and its Restricted Subsidiaries may enter into a sale and leaseback transaction if:

          (i) the Company and its Restricted Subsidiaries could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the Company's Cash Flow Coverage Ratio test set forth in paragraph (a) of Section 4.04;

          (ii) the cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction; and

          (iii) to the extent such sale and leaseback transaction is an Asset Sale, the proceeds of such transaction are applied in compliance with
     Section 4.05.
SECTION 4.20.  Subsidiary Guarantees.

          The Company's obligations under this Indenture and the Securities shall be guaranteed on a senior subordinated basis as of the date hereof by Carson Products and in the future may be jointly and severally guaranteed by certain other Subsidiaries (other than (i) Foreign Subsidiaries that are not guarantors under the New Credit Facility and (ii) Unrestricted Subsidiaries) of the Company.

          If (i) any Restricted Subsidiary shall become a guarantor under the New Credit Facility, (ii) any Restricted Subsidiary shall become a guarantor under any Indebtedness ("Other Company Indebtedness") of the Company or a
                         --------------------------
Restricted Subsidiary, other than the Securities, the New Credit Facility or Indebtedness of a Foreign Subsidiary or (iii) the Company or any of its Restricted Subsidiaries shall acquire or create another Subsidiary after the date of this Indenture, then such Restricted Subsidiary or newly acquired or created Subsidiary, as the case may be, shall execute a Guarantee in accordance with Section 11.05 and deliver an Opinion of Counsel; provided, however, that
(A) any guarantee pursuant to clause (ii) of this paragraph shall be limited to such portion of the aggregate principal amount of outstanding Securities as equals the principal amount of such Other Company Indebtedness that is guaranteed by such Restricted Subsidiary, (B) if the Other Company Indebtedness guaranteed by such Restricted Subsidiary is (1) Senior Indebtedness, the guarantee for the Securities shall be subordinated in right of payment with the Other Company Indebtedness guarantee and (2) Subordinated Indebtedness, the guarantee for the Securities shall be pari passu or senior in right of payment to the Other Company Indebtedness guarantee and (C) clause (iii) of this Section
4.20 shall not apply (x) to any Subsidiary of the Company during such period as such Subsidiary is inactive, has assets of less than $50,000 and has less than $1,000 of outstanding Indebtedness owed to any person other than the Company or a Restricted Subsidiary or (y) to any newly acquired or created Subsidiary that is also a Foreign Subsidiary. This Section 4.20 shall not apply to any newly acquired or created Subsidiary that has been properly designated as an Unrestricted Subsidiary in accordance with the Indenture for so long as it continues to be an Unrestricted Subsidiary.

          The Company may cause any Foreign Subsidiary not otherwise required to guarantee the Securities to guarantee the Securities on a senior subordinated basis, in which case such Foreign Subsidiary shall be a Guarantor for purposes of this Indenture.

SECTION 4.21.  Limitations as to Unrestricted Subsidiaries.

          The Company shall not permit any Unrestricted Subsidiary to issue Indebtedness except Non-Recourse Debt. The Company and its Restricted Subsidiaries shall not designate, create or purchase any Unrestricted Subsidiary, unless the Board of Directors shall have made a determination (as set forth in the resolution approving such designation, creation or purchase) that the designation, creation and operation of the Unrestricted Subsidiary is not reasonably expected to materially and adversely affect the financial condition, business, or operations of the Company and its Restricted Subsidiaries taken together as a whole (which resolution shall be conclusive evidence of compliance with this provision).

SECTION 4.22.  Payments for Consent.

          The Company shall not and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement or any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities or the Guarantees, unless such consideration is offered to be paid or agreed to be paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.23.  Limitation on Lines of Business.

          The Company shall not, and shall not permit any Restricted Subsidiary to, engage in or conduct any business other than the manufacture, distribution and/or sale of health and beauty aids, cosmetics and/or other personal care products, and businesses ancillary, complementary or reasonably related thereto, reasonable extensions thereof.

                                  ARTICLE FIVE

                        MERGERS; SUCCESSOR CORPORATION

SECTION 5.01.  Mergers, Consolidation and Sale of Assets.

          (a) The Company shall not consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets to, any corporation, Person or entity (any such consolidation, merger or sale being a "Disposition") unless: (i) the successor corporation of such Disposition or
   -----------
the Person to which such Disposition shall have been made (A) is a corporation organized or existing under the laws of the United States of America, any state thereof or the District of Columbia or (B) is Carson South Africa; (ii) in the case of clause (i)(B), the Company, prior to any such transaction, shall have complied with paragraph (b) of this Section 5.01; (iii) the successor corporation of such Disposition or the corporation to which such Disposition shall have been made expressly assumes the Obligations of the Company under this Indenture, the Securities and the Registration Rights Agreement pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee (which supplemental indenture, in the case of clause (i)(B), shall provide that such successor shall irrevocably submit to the exclusive jurisdiction of the Supreme Court of the State of New York, New York County and to the jurisdiction of the United States District Court for the Southern District of New York for the purposes of any proceeding relating to the Securities or this Indenture, appoint an agent in the State of New York and waive foreign sovereign immunity); (iv) immediately after such Disposition, no Default or Event of Default shall exist; and (v) the corporation formed by or surviving any such Disposition, or the corporation to which such Disposition shall have been made, shall be permitted immediately after the Disposition by the terms of this Indenture to issue at least $1.00 of additional Indebtedness pursuant to paragraph (a) of Section 4.04 determined on a Pro Forma Basis, and (iii) have a Cash Flow Coverage Ratio, for the four fiscal quarters immediately preceding the applicable Disposition, and determined on a Pro Forma Basis, equal to or greater than the actual Cash Flow Coverage Ratio of the Company for such four quarter period Basis;
provided, however, that a Disposition effected solely for the purpose of changing the Company's jurisdiction of incorporation pursuant to clause (i)(A) need not comply with the foregoing clauses (iv) and (v).

          Prior to the consummation of any proposed Disposition, the Company shall deliver to the Trustee an Officers' Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed Disposition and such supplemental indenture comply with this Indenture. In connection with any other actions in accordance with this Section 5.01, the Company shall deliver to the Trustee, upon request of the Trustee, an Officers' Certificate and Opinion of Counsel in compliance with Section 13.04.

          (b)  Prior to any Disposition pursuant to clause (i)(B) of paragraph
(a) of this Section 5.01, the Company shall make on at least 30 but not more than 60 days' notice, an offer to purchase all of the Securities then outstanding, at a purchase price in cash equal to the sum of (i) the principal amount thereof plus (ii) accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase plus (iii) the Applicable Premium. At least 30 but not more than 60 days prior to the proposed effective date of a Disposition pursuant to clause (i)(B), the Company shall mail a notice to each Holder at such Holder's registered address stating:

          (i) that the Company intends to effect a Disposition pursuant to which Carson South Africa will be the successor and that an offer is being made to purchase all of the Securities then outstanding; the proposed effective date of the Disposition and the length of time the offer shall remain open;

           (ii) the purchase price, the amount of accrued and unpaid interest as of the purchase date, and the purchase date (which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed);

           (iii) that any Security or portion thereof not tendered will continue to accrue interest;

           (iv) that any Security or portion thereof accepted for payment pursuant to the offer shall cease to accrue interest on and after the purchase date;

           (v) that Holders electing to have a Security purchased pursuant to the offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to a Paying Agent at the address specified in the notice at least three Business Days before the purchase date;

           (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day before the purchase date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have the Security purchased;

           (vii) that Holders whose Securities were purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; and

           (viii) a brief description of the circumstances and relevant facts regarding the proposed transaction.

          On the purchase date (which shall be the effective date of the Disposition) for any such offer, the Company shall (1) accept for payment all Securities or portions thereof tendered pursuant to such offer, (2) deposit with the Paying Agent the aggregate purchase price of all Securities or portions thereof accepted for payment and any accrued and unpaid interest on such Securities as of the purchase date, and (3) deliver or cause to be delivered to the Trustee all Securities tendered pursuant to such offer. The Paying Agent shall promptly mail to each holder of Securities or portions thereof accepted for payment an amount equal to the purchase price for such Securities plus any accrued and unpaid interest thereon, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book-entry) to any such holder of Securities accepted for payment in part a new Security equal in principal amount to any unpurchased portion of the Securities and any Security not accepted for payment in whole or in part shall be promptly returned to the Holder thereof. The Company will publicly announce the results of the offer as soon as practicable after the purchase date.

          The Company shall comply with any tender offer rules under the Exchange Act which may then be applicable, including Rule 14e-1, in connection with an offer required to be made by the Company to repurchase the Securities in contemplation of such Disposition. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Indenture by virtue thereof.

          (c) No Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving person), another corporation, Person or entity whether or not affiliated with such Guarantor unless:

          (i) subject to the provisions of paragraph (d) of this Section 5.01, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Guarantee of such Guarantor and this Indenture;

          (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and

          (iii) the Company would be permitted by virtue of the Company's pro forma Cash Flow Coverage Ratio, immediately after giving effect to such transaction, to issue at least $1.00 of additional Indebtedness pursuant to the Cash Flow Coverage Ratio test set forth in paragraph (a) of Section 4.04; provided, however, that the requirements of this clause (iii) will not apply in the case of a consolidation with or merger with or into the Company or another Guarantor.

          (d) In the event of (i) a sale, exchange, transfer or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale, exchange, transfer or other disposition of all of the Capital Stock of any Guarantor, (ii) the designation by the Company of a Guarantor to be an Unrestricted Subsidiary, or (iii) the release of the guarantee of any Guarantor with respect to the New Credit Facility or any Other Company Indebtedness which caused such Guarantor to deliver a Guarantee of the Securities in accordance with clause (i) or clause
(ii) of Section 4.20, then such Guarantor (in the event of a sale, exchange, transfer or other disposition, by way of such a merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor or any such designation or any such release) or each of the corporations acquiring the property of such Guarantor and such Guarantor (in the event of a sale, exchange, transfer or other disposition of all or substantially all of the assets of such Guarantor) will be automatically released and relieved of any obligations under the Guarantee of such Guarantor; provided that the Net Proceeds of a sale, exchange, transfer or other disposition described in clause (i) of this paragraph (d) are applied in accordance with the requirements of Section 4.05.

SECTION 5.02.  Successor Corporation Substituted.

          In the event of any Disposition of the Company or any Guarantor in accordance with Section 5.01, the successor corporation formed by such consolidation or into which the Company or such Guarantor is merged or to which such Disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor under this Indenture with the same effect as if such successor corporation had been named as the Company or such Guarantor herein, and thereafter the predecessor corporation shall be relieved of all Obligations and covenants under this Indenture and the Securities.

                                  ARTICLE SIX

                             DEFAULT AND REMEDIES

SECTION 6.01.  Events of Default.

                  Each of the following shall be an "Event of Default" for
                                                     ----------------
purposes of this Indenture:

             (a) a default for 30 days in payment of interest on the Securities;

          (b) a default in payment when due of principal or premium, if any, with respect to the Securities;

          (c) the failure of the Company to comply with clauses (i), (ii) and (iii) of the first paragraph of Section 4.06, Section 4.14 or paragraphs (a) and (b) of Section 5.01;

          (d) the failure of the Company to comply with any of its other agreements or covenants in, or provisions of, this Indenture or the Securities outstanding hereunder (other than an Event of Default arising under paragraph (a) or (b) of Section 5.01 which shall be an Event of Default with the notice but without the passage of time specified in this paragraph), for 30 days after notice in writing to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Securities then outstanding specifying such default;

          (e) a default by the Company or any Restricted Subsidiary under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary (or the payment of which is guaranteed by the Company or any Restricted Subsidiary), whether such Indebtedness or guarantee now exists or shall be created hereafter, if (1) either (A) such default results from the failure to pay principal of or interest on any such Indebtedness (after giving effect to any extensions thereof) or (B) as a result of such default the maturity of such Indebtedness has been accelerated prior to its expressed maturity, and (2) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal or interest thereon, or, because of the acceleration of the maturity thereof, aggregates in excess of $7,500,000;

          (f) a failure by the Company or any Restricted Subsidiary to pay final judgments (not covered by insurance) aggregating in excess of $7,500,000 which judgments a court of competent jurisdiction does not rescind, annul or stay within 60 days after their entry;

          (g) the Company or any of its Significant Subsidiaries (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property or
     (iv) makes a general assignment for the benefit of its creditors, in each case, pursuant to or within the meaning of the Bankruptcy Law;

          (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Company or any of its Significant Subsidiaries in an involuntary case; (ii) appoints a Custodian of the Company or any of its Significant Subsidiaries or for all or substantially all of the property of the Company or any of its Significant Subsidiaries; or (iii) order the liquidation of the Company or any of its Significant Subsidiaries; and the order or decree remains unstayed and in effect for 60 consecutive days; and

          (i) the Guarantee of any Guarantor ceases to be in full force and effect (other than in accordance with the terms of such Guarantee and this Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Guarantee (other than by reason of a release of such Guarantor from its Guarantee in accordance with the terms of such Guarantee and this Indenture.

          In the case of any Event of Default pursuant to clause (a) or (b) above occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the principal intention of avoiding payment of the premium that the Company would have to pay pursuant to a redemption of Securities as described under Article Three, an equivalent premium shall also become and be immediately, due and payable to the extent permitted by law upon the acceleration of the Securities.

SECTION 6.02.  Acceleration.

          Upon the occurrence of an Event of Default, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities may declare all Securities to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice") and the same shall become
                               -------------------
immediately due and payable or, if there are any amounts outstanding under the New Credit Facility, shall become immediately due and payable upon the first to occur of acceleration of the New Credit Facility or five Business Days after receipt by the Company of such Acceleration Notice, but only if such Event of Default is then continuing. In the case of an Event of Default arising from the events specified in paragraphs (g) or (h) of Section 6.01 with respect to the Company or any Significant Subsidiary, the principal of, premium, if any, and any accrued and unpaid interest on all outstanding Securities shall ipso facto become immediately due and payable without further action or notice.

          The Holders of a majority in principal amount of the Securities then outstanding under this Indenture, by notice to the Trustee, may rescind any declaration of acceleration of such Securities and its consequences if all existing Events of Default (other than the nonpayment of principal of or interest on such Securities that shall have become due by such declaration) shall have been cured or waived.

SECTION 6.03.  Other Remedies.

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest and Liquidated Damages, if any, on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy maturing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04.  Waiver of Past Default.

          Subject to Sections 2.09, 6.07 and 10.02, prior to the declaration of acceleration of the Securities, the Holders of not less than a majority in aggregate principal amount of the then outstanding Securities by written notice to the Trustee may on behalf of all Holders waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default in the payment of principal of or premium, if any, or interest or Liquidated Damages, if any, on any Security or a Default in respect of any term or provision of this Indenture that may not be amended or modified without the consent of each Holder affected as provided in Section 10.02. The Company shall deliver to the Trustee an Officers' Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. In case of any such waiver, the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Securities, respectively. This paragraph of this Section 6.04 shall be in lieu of (S) 316(a)(1)(B) of the TIA and such (S) 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Securities, as permitted by the TIA.

          Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Indenture and the Securities, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 6.05.  Control by Majority.

          Subject to Section 2.09, the Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Securityholder, or that may involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against any loss or expense caused by taking such action or following such direction. This Section
6.05 shall be in lieu of (S) 316(a)(1)(A) of the TIA, and such (S) 316(a)(1)(A) of the TIA is hereby expressly excluded from this Indenture and the Securities, as permitted by the TIA.

SECTION 6.06.  Limitation on Suits.

          A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

          (i) the Holder gives to the Trustee written notice of a continuing Event of Default;

          (ii) the Holders of at least 25% in aggregate principal amount of the outstanding Securities make a written request to the Trustee to pursue a remedy;

          (iii) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

          (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

          (v) during such 60-day period the Holders of a majority in principal amount of the outstanding Securities do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

          A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

SECTION 6.07.  Rights of Holders to Receive Payment.

          Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of or interest or Liquidated Damages, if any, on a Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 6.08.  Collection Suit by Trustee.

          If an Event of Default in payment of principal or premium, if any, or interest or Liquidated Damages, if any, specified in Section 6.01(i) or (ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or the Guarantors or any other obligor on the Securities for the whole amount of principal and premium, if any, and accrued interest remaining unpaid, and Liquidated Damages, if any, together with interest overdue on principal and to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.  Trustee May File Proofs of Claim.

          The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relative to the Company or the Guarantors (or any other obligor upon the Securities), any of their respective creditors or any of their respective property and shall be entitled and empowered to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matter and to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any custodian in any such judicial proceedings is hereby authorized by each Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under
Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

SECTION 6.10.  Priorities.

          If the Trustee collects any money or property pursuant to this Article Six, subject to the provisions of Articles Eight and Twelve, it shall pay out the money or property in the following order:

          First:  to the Trustee for amounts due under Section 7.07;

          Second: to Holders for amounts due and unpaid on the Securities for principal, premium, if any, or Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

          Third: to the Company or, to the extent the Trustee collects any amount from the Guarantors, to the Guarantors.

          The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Securityholders pursuant to this
Section 6.10.

SECTION 6.11.  Undertaking for Costs.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 shall not apply to a suit by the Trustee, a suit by a Holder or group of Holders of more than 10% in aggregate principal amount of the outstanding Securities, or to any suit instituted by any Holder for the enforcement or the payment of the principal of or interest or premium or Liquidated Damages, if any, on any Securities on or after the respective due dates expressed in the Security.

                                 ARTICLE SEVEN

                                    TRUSTEE

SECTION 7.01.  Duties of Trustee.

          (a) If a Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of its own affairs.

          (b)  Except during the continuance of a Default:

          (1) The Trustee shall not be liable except for the performance of such duties as are specifically set forth herein and in the TIA and no implied covenants or obligations shall be read into the Indenture against the Trustee, provided, however to the extent of any conflict between the duties of the Trustee hereunder and under the TIA, the TIA shall control; and

          (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions conforming to the requirements of this Indenture; however, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein or otherwise verify the contents thereof).

          (c) The Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01;

          (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

          (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it or it does not receive from such Holders an indemnity satisfactory to it in its sole discretion against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction.

          (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.  Rights of Trustee.

          Subject to Section 7.01:

          (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document. The Trustee shall receive and retain financial reports and statements of the Company as provided herein, but it shall have no duty to review or analyze such reports or statements to determine compliance with covenants or other obligations of the Company.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and/or an Opinion of Counsel, which shall conform to the provisions of Section 13.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

          (c) The Trustee may act through attorneys and agents of its selection and shall not be responsible for the misconduct or negligence of any agent or attorney (other than an agent who is an employee of the Trustee) appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

          (e) The Trustee may consult with counsel and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          (f) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any request or direction of any Guarantor mentioned herein shall be sufficiently evidenced if signed by an officer of such Guarantor.

          (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Securityholders pursuant to this Indenture, unless such Securityholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

          (h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, security, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company or the Guarantor, personally or by agent or attorney.

          (i) The Trustee shall not be deemed to have notice of any Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless the Trustee shall have received written notice thereof at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

          (j) Permissive rights or powers available to the Trustee hereunder shall not be assumed to be mandatory duties or obligations.

SECTION 7.03.  Individual Rights of Trustee.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee, subject to
Section 7.10 hereof. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

SECTION 7.04.  Trustee's Disclaimer.

          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company or the Guarantors in this Indenture or any document issued in connection with the sale of Securities or any statement in the Securities other than the Trustee's certificate of authentication.

SECTION 7.05.  Notice of Defaults.

          The Company shall deliver to the Trustee annually a statement regarding compliance with this Indenture and, upon an Officer of the Company becoming aware of any Default or Event of Default, a statement specifying such Default or Event of Default. If a Default or an Event of Default occurs and is continuing and the Trustee knows of such Default or Event of Default, the Trustee shall mail to each Securityholder notice of the Default or Event of Default within 90 days after the occurrence thereof. Except in the case of a Default or an

Event of Default in payment of principal of or premium, if any, or interest or Liquidated Damages, if any, on any Security or a Default or Event of Default in complying with Section 5.01 hereof, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of Securityholders. This Section 7.05 shall be in lieu of the proviso to (S) 315(b) of the TIA and such proviso to (S) 315(b) of the TIA is hereby expressly excluded from this Indenture and the Securities, as permitted by the TIA.

SECTION 7.06.  Reports by Trustee to Holders.

          If required by TIA (S) 313(a), within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Securityholder a report dated as of such May 15 that complies with TIA (S) 313(a). The Trustee also shall comply with TIA (S) 313(b), (c) and
(d).

          A copy of each such report at the time of its mailing to Securityholders shall be filed with the Commission and each stock exchange, if any, on which the Securities are listed.

          The Company shall promptly notify the Trustee in writing if the Securities become listed on any stock exchange or of any delisting thereof.

SECTION 7.07.  Compensation and Indemnity.

          The Company and the Guarantors jointly and severally shall pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company and the Guarantors shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances (including fees, disbursements and expenses of its agents and counsel) incurred or made by it in addition to the compensation for its services except any such disbursements, expenses and advances as may be attributable to the Trustee's negligence or bad faith. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel and any taxes or other expenses incurred by a trust created pursuant to Section 9.01 hereof.

          The Company and the Guarantors jointly and severally shall indemnify the Trustee for, and hold it harmless against any and all loss, damage, claims, liability or expense, including taxes (other than franchise taxes imposed on the Trustee and taxes based upon, measured by or determined by the income of the Trustee), arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent that such loss, damage, claim, liability or expense is due to its own negligence or bad faith. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. However, the failure by the Trustee to so notify the Company shall not relieve the Company or the Guarantors of their respective obligations hereunder. The Company and the Guarantor shall defend the claim and the Trustee shall cooperate in the defense (and may employ its own counsel) at the Company's and the Guarantors' expense; provided, however, that the Company's and the Guarantors' reimbursement obligation with respect to counsel employed by the Trustee will be limited to the reasonable fees and expenses of such counsel.

          The Company and the Guarantors need not pay for any settlement made without their written consent, which consent shall not be unreasonably withheld. The Company and the Guarantors need not reim-burse any expense or indemnify against any loss or liability incurred by the Trustee attributable to the Trustee's negligence or bad faith.

          To secure the Company's and the Guarantors' payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Securities against all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of or premium, if any, or interest or Liquidated Damages, if any, on particular Securities or the purchase price or redemption price of any Securities to be purchased pursuant to an Asset Sale Offer, Change of Control Offer or an offer pursuant to paragraph (b) of Section 5.01.

          When the Trustee incurs expenses or renders services after an Event of Default specified in paragraph (g) of Section 6.01 occurs, the expenses (including the reasonable fees and expenses of its agents and counsel) and the compensation for the services shall be preferred over the status of the Holders in a proceeding under any Bankruptcy Law and are intended to constitute expenses of administration under any Bankruptcy Law. The Company's and the Guarantors' obligations under this Section 7.07 and any claim arising hereunder shall survive the resignation or removal of any Trustee, the discharge of the Company's and the Guarantors' obligations pursuant to Article Nine and any rejection or termination under any Bankruptcy Law.

SECTION 7.08.  Replacement of Trustee.

          The Trustee may resign at any time by so notifying the Company in writing. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee with the Company's consent. The Company may remove the Trustee if:

          (1) the Trustee fails to comply with Section 7.10;

          (2) the Trustee is adjudged a bankrupt or an insolvent under any Bankruptcy Law;

          (3) a custodian or other public officer takes charge of the Trustee or its property; or

          (4) the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. As promptly as practicable after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in
Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstand-ing Securities may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's and the Guarantors' obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09.  Successor Trustee by Merger, etc.

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking corporation, the resulting, surviving or transferee corporation or banking corporation without any further act shall be the successor Trustee.

SECTION 7.10.  Eligibility; Disqualification.

          This Indenture shall always have a Trustee which shall be eligible to act as Trustee under TIA (S)(S) 310(a)(1) and 310(a)(2). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. If the Trustee has or shall acquire any "conflicting interest" within the meaning of TIA (S) 310(b), the Trustee and the Company shall comply with the provisions of TIA (S) 310(b); provided, however, that there shall be excluded from the operation of TIA (S) 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA (S) 310(b)(1) are met. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.10, the Trustee shall resign immediately in the manner and with the effect hereinbefore specified in this Article Seven.

SECTION 7.11.  Preferential Collection of Claims Against Company.

          The Trustee shall comply with TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein.

                                 ARTICLE EIGHT

                          SUBORDINATION OF SECURITIES

SECTION 8.01.  Securities Subordinated to Senior Indebtedness.

          The Company covenants and agrees, and the Trustee and each Holder of the Securities by his acceptance thereof likewise covenant and agree, that all Securities shall be issued subject to the provisions of this Article Eight; and each person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that all payments of the principal of and premium interest and Liquidated Damages, if any, on the Securities by the Company or the Guarantor shall, to the extent and in the manner set forth in this Article Eight, be subordinated in right of payment to the prior payment in full in cash or

Marketable Securities of all amounts payable under Senior Indebtedness, whether outstanding on the date of the Indenture or thereafter incurred.

SECTION 8.02.  No Payment on Securities in Certain Circumstances.

          (a) No direct or indirect payment by or on behalf of the Company of principal of or interest and Liquidated Damages, if any, on the Securities, whether pursuant to the terms of the Securities, upon acceleration, pursuant to an Asset Sale Offer, a Change of Control Offer, an offer pursuant to paragraph
(b) of Section 5.01 or otherwise, shall be made to the Holders of Securities and instead shall be made to the Holders of Senior Indebtedness (except that Holders of Securities may receive payments made in Permitted Junior Securities or from the defeasance trust described under Section 9.04) if (i) a default in the payment of the principal of or premium, if any, or interest on Designated Senior Indebtedness occurs and is continuing beyond any applicable period of grace or
(ii) any other default occurs and is continuing with respect to Designated Senior Indebtedness that permits holders of the Designated Senior Indebtedness as to which such default relates to accelerate its maturity and the Trustee receives a written notice (with a copy to the Company) of such other default (a "Payment Blockage Notice") from the Company or the holders of any Designated
 -----------------------
Senior Indebtedness until all Obligations with respect to Senior Indebtedness are paid in full; payments on the Securities shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived and
(b) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received by the Trustee (such period being referred to herein as the "Payment Blockage Period"), unless the maturity of any
                           -----------------------
Designated Senior Indebtedness has been accelerated (and written notice of such acceleration has been received by the Trustee). No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice (it being understood that any subsequent action, or any breach of any covenant for a period commencing after the date of receipt by the Trustee of such Payment Blockage Notice, that, in either case, would give rise to such a default pursuant to any provisions under which a default previously existed or was continuing shall constitute a new default for this purpose).

          Notwithstanding anything herein or in the Securities to the contrary,
(x) in no event shall a Payment Blockage Period extend beyond 179 days from the date the Payment Blockage Notice in respect thereof was given, (y) there shall be a period of at least 181 consecutive days in each 360-day period when no Payment Blockage Period is in effect and (z) not more than one Payment Blockage Period may be commenced with respect to the Securities during any period of 360 consecutive days. No new period of payment blockage may be commenced unless and until all scheduled payments of principal, premium, if any, and interest on the Securities that have come due have been paid in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice (it being understood that any subsequent action, or any breach of any covenant for a period commencing after the date of receipt by the Trustee of such Payment Blockage Notice, that, in either case, would give rise to such a default pursuant to any provisions under which a default previously existed or was continuing shall constitute a new default for this purpose).

          (b) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Section 8.02(a), such payment shall be held for the benefit of, and shall be paid over or delivered to, the holders of Designated Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Designated Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that, upon notice from the Trustee to the holders of Designated Senior Indebtedness that such prohibited payment has been made, the holders of the Designated Senior Indebtedness (or their representative or representatives or a trustee) notify the Trustee in writing of the amounts then due and owing on the Designated Senior Indebtedness, if any, and only the amounts specified in such notice to the Trustee shall be paid to the holders of Designated Senior Indebtedness.

SECTION 8.03.  Payment Over of Proceeds upon Dissolution, etc.

          (a) Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, an assignment for the benefit of creditors or any marshaling of the Company's assets and liabilities, the holders of Senior Indebtedness will be entitled to receive payment in full in cash or Marketable Securities of all Obligations due in respect of such Senior Indebtedness (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness) before the holders of Securities will be entitled to receive any payment with respect to the Securities, and until all Obligations with respect to Senior Indebtedness are paid in full in cash or Marketable Securities, any distribution to which the holders of Securities would be entitled shall be made to the holders of Senior Indebtedness (except that holders of Securities may receive Permitted Junior Securities and payments made from the defeasance trust described under Section 9.04).

          (b) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, shall be received by the Trustee or any holder of Securities at a time when such payment or distribution is prohibited by Section 8.03(a) and before all obligations in respect of Senior Indebtedness are paid in full in cash or Marketable Securities, or payment provided for, such payment or distribution shall be received and held for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their respective representatives, or to the trustee or trustees or agent or agents under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full in cash or Marketable Securities after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

          The consolidation of the Company with, or the merger of the Company with or into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided in Article Five shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 8.03 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Five.

SECTION 8.04.  Subrogation.

          Upon the payment in full in cash or Marketable Securities of all Senior Indebtedness, or provision for payment, the holders of the Securities shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company made on such Senior Indebtedness until the principal of and interest and Liquidated Damages, if any, on the Securities shall be paid in full in cash; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the holders of the Securities or the Trustee on their behalf would be entitled except for the provisions of this Article Eight, and no payment over pursuant to the provisions of this Article Eight to the holders of Senior Indebtedness by holders of the Securities or the Trustee on their behalf shall, as between the Company, its creditors other than holders of Senior Indebtedness, and the holders of the Securities, be deemed to be a payment by the Company to or on account of the Senior Indebtedness. It is understood that the provisions of this Article Eight are and are intended solely for the purpose of defining the relative rights of the holders of the Securities, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

          If any payment or distribution to which the holders of the Securities would otherwise have been entitled but for the provisions of this Article Eight shall have been applied, pursuant to the provisions of this Article Eight, to the payment of all amounts payable under Senior Indebtedness, then and in such case, the holders of the Securities shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount required to make payment in full, or provision for payment, of such Senior Indebtedness.

SECTION 8.05.  Obligations of Company Unconditional.

          Nothing contained in this Article Eight or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Company and the holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the holders of the Securities the principal of and interest and Liquidated Damages, if any, on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holders of the Securities and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the holder of any Security or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Eight of the holders of the Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

          Without limiting the generality of the foregoing, nothing contained in this Article Eight shall restrict the right of the Trustee or the holders of Securities to take any action to declare the Securities to be due and payable prior to their stated maturity pursuant to Section 6.01 or to pursue any rights or remedies hereunder; provided, however, that all Senior Indebtedness then due and payable shall first be paid in full before the holders of the Securities or the Trustee are entitled to receive any direct or indirect payment from the Company of principal of or interest or Liquidated Damages, if any, on the Securities.

SECTION 8.06.  Notice to Trustee.

          The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities pursuant to the provisions of this Article Eight. The Trustee shall not be charged with knowledge of the existence of any event of default with respect to any Senior Indebtedness or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing at its Corporate Trust Office to that effect signed by an Officer of the Company, or by a holder of Senior Indebtedness or trustee or agent therefor; and prior to the receipt of any such written notice, the Trustee shall, subject to Article Seven, be entitled to assume that no such facts exist; provided that if the Trustee shall not have received the notice provided for in this Section 8.06 at least two Business Days prior to the date upon which by the terms of this Indenture any moneys shall become payable for any purpose (including, without limitation, the payment of the principal of or interest or Liquidated Damages, if any, on any Security), then, regardless of anything herein to the contrary, the Trustee shall have full power and authority to receive any moneys from the Company and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the con-trary which may be received by it on or after such prior date. Nothing contained in this Section 8.06 shall limit the right of the holders of Senior Indebtedness to recover payments as contemplated by Section 8.03. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Indebtedness (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee or representative on behalf of any such holder.

          In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article Eight, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Eight, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 8.07.  Reliance on Judicial Order or Certificate of Liquidating Agent.

          Upon any payment or distribution of assets or securities referred to in this Article Eight, the Trustee and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of the Securities for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Eight.

SECTION 8.08.  Trustee's Relation to Senior Indebtedness.

          The Trustee and any Paying Agent shall be entitled to all the rights set forth in this Article Eight with respect to any Senior Indebtedness which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

          With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Eight, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness. The Trustee shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article Eight or otherwise.

SECTION 8.09. Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of Senior Indebtedness.

          No right of any present or future holders of any Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with. The provisions of this Article Eight are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness.

SECTION 8.10. Securityholders Authorize Trustee to Effectuate Subordination of Securities.

          Each Holder of Securities by his acceptance of such Securities authorizes and expressly directs the Trustee on its or his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Eight, and appoints the Trustee its or his attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company, the filing of a claim for the unpaid balance of its or his Securities in the form required in those proceedings.

SECTION 8.11.  This Article Not to Prevent Events of Default.

          The failure to make a payment on account of principal of or interest or Liquidated Damages, if any, on the Securities by reason of any provision of this Article Eight shall not be construed as preventing the occurrence of an Event of Default specified in clause (i) or (ii) of Section 6.01.

SECTION 8.12.  Trustee's Compensation Not Prejudiced.

          Nothing in this Article Eight shall apply to amounts due to the Trustee pursuant to other sections in this Indenture. SECTION 8.13. No Waiver of Subordination Provisions.

          Without in any way limiting the generality of Section 8.09, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article Eight or the obligations hereunder of the Holders of the Securities to the holders of Senior Indebtedness, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (c) release any Person liable in any manner for the collection of Senior Indebtedness; and (d) exercise or refrain from exercising any rights against the Company and any other Person.

SECTION 8.14. Subordination Provisions Not Applicable to Collateral Held in Trust for Securityholders; Payments May Be Paid Prior to Dissolution.

          All money and United States Government Obligations deposited in trust with the Trustee pursuant to and in accordance with Article Nine shall be for the sole benefit of the Holders and shall not be subject to this Article Eight.

          Nothing contained in this Article Eight or elsewhere in this Indenture shall prevent (i) the Company, except under the conditions described in Section 8.02, from making payments of principal of and interest and Liquidated Damages, if any, on the Securities, or from depositing with the Trustee any moneys for such payments or from effecting a termination of the Company's and the Guarantor's obligations under the Secu-rities and this Indenture as provided in Article Nine, or (ii) the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of and interest and Liquidated Damages, if any, on the Securities, to the Holders entitled thereto unless at least two Business Days prior to the date upon which such payment becomes due and payable, the Trustee shall have received the written notice provided for in Section 8.02(b) or in
Section 8.06. The Company shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Company.

SECTION 8.15.  Acceleration of Securities.

          If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of the Senior Indebtedness of the acceleration.
                                  ARTICLE NINE

                      DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 9.01.  Discharge of Indenture.

          The Company and the Guarantors may terminate their Obligations under the Securities, the Guarantees and this Indenture, except the obligations referred to in the last paragraph of this Section 9.01, if there shall have been cancelled by the Trustee or delivered to the Trustee for cancellation all Securities theretofore authenticated and delivered (other than any Securities that are asserted to have been destroyed, lost or stolen and that shall have been replaced as provided in Section 2.07) and the Company has paid all sums payable by it hereunder or deposited all required sums with the Trustee.

          After such delivery or irrevocable deposit and after delivery of an Officers' Certificate and Opinion of Counsel as described below, the Trustee upon request shall acknowledge in writing the discharge of the Company's and the Guarantors' Obligations under the Securities, the Guarantees and this Indenture except for those surviving obligations specified below.

          Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company and the Guarantor in Sections 7.07, 9.05 and 9.06 shall survive.
SECTION 9.02.  Legal Defeasance.

          The Company may at its option, by resolution of the Board of Directors, be discharged from its Obligations with respect to the Securities and the Guarantors discharged from their Obligations under the Guarantees on the date the conditions set forth in Section 9.04 below are satisfied (hereinafter, the "Legal Defeasance Option"). For this purpose, exercise of such Legal
     -----------------------
Defeasance Option means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Securities and to have satisfied all its other Obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall, subject to Section 9.06 hereof, execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of outstanding Securities to receive solely from the trust funds described in
Section 9.04 and as more fully set forth in such Section, payments in respect of the principal of and premium, if any, and interest and Liquidated Damages, if any, on such Securities when such payments are due, (B) the Com-pany's obligations with respect to such Securities under Sections 2.03, 2.04 and 2.07, (C) the rights, powers, trusts, duties, and immunities of the Trustee hereunder (including claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof) and (D) this Article Nine. Subject to compliance with this Article Nine, the Company may exercise its Legal Defeasance Option under this
Section 9.02 with respect to the Securities notwithstanding the prior exercise of its option under Section 9.03 with respect to the Securities. If the Company exercises its Legal Defeasance Option, payment of the Securities may not be accelerated because of an Event of Default with respect thereto.

SECTION 9.03.  Covenant Defeasance.

          At the option of the Company, pursuant to a resolution of the Board of Directors, the Company and the Guarantors shall be released from their respective Obligations under any covenant contained in Article Four (except for obligations mandated by the TIA), clauses (iv) and (v) of paragraph (a) and clauses (ii) and (iii) of paragraph (c) of Section 5.01, and paragraphs (c),
(d), (e), (f) and, with respect to Significant Subsidiaries only, (g) and (h) of
Section 6.01, with respect to the outstanding Securities on and after the date the conditions set forth in Section 9.04 hereof are satisfied (hereinafter, "Covenant Defeasance Option"). For this purpose, exercise of such Covenant
---------------------------
Defeasance Option means that the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section or portion thereof, whether directly or indirectly by reason of any reference elsewhere herein to any such specified Section or portion thereof or by reason of any reference in any such specified Section or portion thereof to any other provision herein or in any other document, but the remainder of this Indenture and the Securities shall be unaffected thereby. If the Company exercises the Covenant Defeasance Option, payment of the Securities shall not be accelerated because of an Event of Default specified in paragraphs (c), (d), (e), (f) or, with respect to Significant Subsidiaries only, (g) of Section 6.01 or because of the Company's failure to comply with clauses (iv) and (v) under paragraph (a) of Section 5.01 and clauses (ii) and (iii) under paragraph (c) of Section 5.01.

SECTION 9.04.  Conditions to Legal Defeasance or Covenant Defeasance.

          The following shall be the conditions to application of Section 9.02 or Section 9.03 hereof to the outstanding Securities:

          (1) the Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 who shall agree to comply with the provisions of this Article Nine applicable to it) as funds in trust (the "defeasance trust")
                                                            ----------------
     for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of and premium, if any, and accrued interest and Liquidated Damages, if any, on the outstanding Securities on the Maturity Date of such principal of or premium, if any, or interest, or Liquidated Damages, if any, or on dates for payment and redemption of such principal and premium, if any, and interest and Liquidated Damages, if any, selected in accordance with the terms of this Indenture and of the Securities;

          (2) no Event of Default or Default with respect to the Securities shall have occurred and be continuing on the date of such deposit, or shall have occurred and be continuing at any time during the period ending on the 91st day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period under any Bankruptcy Law applicable to the Company in respect of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

          (3) such Legal Defeasance Option or Covenant Defeasance Option shall not cause the Trustee to have a conflicting interest for purposes of the TIA with respect to any securities of the Company;

          (4) such Legal Defeasance Option or Covenant Defeasance Option shall not result in a breach or violation of, or constitute default under any other agreement or instrument to which the Company is a party or by which it is bound;

          (5) the Company shall have delivered to the Trustee an Opinion of Counsel stating that, as a result of such Legal Defeasance Option or Covenant Defeasance Option, neither the trust nor the Trustee will be required to register as an investment company under the Investment Company Act of 1940, as amended;

          (6) the Company shall have delivered to the Trustee an Opinion of Counsel stating that after the 91st day after the date of such deposit (or such greater period referred to in (2) above), the trust funds will not be subject to the effect of any applicable Bankruptcy Law;

          (7) in the case of an election under Section 9.02 above, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling to the effect that or (ii) there has been a change in any applicable federal income tax law with the effect that, and such opinion shall confirm that, the Holders of the outstanding Securities or Persons in their positions will not recognize income, gain or loss for federal income tax purposes solely as a result of such deposit in the defeasance trust or the exercise of the Legal Defeasance Option and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit in the defeasance trust or the exercise of the Legal Defeasance Option had not occurred;

          (8) in the case of an election under Section 9.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Securities or Persons in their positions will not recognize income, gain or loss for federal income tax purposes solely as a result of such deposit in the defeasance trust or the exercise of the Covenant Defeasance Option and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit in the defeasance trust or the exercise of the Covenant Defeasance Option had not occurred;

          (9) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the Legal Defeasance Option under
     Section 9.02 or the Covenant Defeasance Option under Section 9.03 (as the case may be) have been complied with;

          (10) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit under clause (1) was not made by the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

          (11) the Company shall have paid or duly provided for payment under terms mutually satisfactory to the Company and the Trustee all amounts then due to the Trustee pursuant to Section 7.07 hereof.

SECTION 9.05. Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

          All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.04 hereof in respect of the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal, premium, if any, accrued interest and Liquidated Damages, if any, but such money need not be segregated from other funds except to the extent required by law.

          The Company and the Guarantors shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 9.04 or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

          Anything in this Article Nine to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in
Section 9.04 which, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance Option or Covenant Defeasance Option.

SECTION 9.06.  Reinstatement.

          If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 9.01, 9.02 or 9.03 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and the Guarantors' Obligations under this Indenture, the Securities and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article Nine until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 9.01; provided, however, that if the Company or any Guarantor has made any payment of principal of, premium, if any, accrued interest or Liquidated Damages, if any, on any Securities because of the reinstatement of their Obligations, the Company or any Guarantor, as the case may be, shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

SECTION 9.07.  Moneys Held by Paying Agent.

          In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon demand of the Company, be paid to the

Trustee, or if sufficient moneys have been deposited pursuant to Section 9.01 hereof, to the Company (or, if such moneys had been deposited by any Guarantor, to such Guarantor), and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

SECTION 9.08.  Moneys Held by Trustee.

          Any moneys deposited with the Trustee or any Paying Agent or then held by the Company or any Guarantor in trust for the payment of the principal of, or premium, if any, interest or Liquidated Damages, if any, on any Security that are not applied but remain unclaimed by the Holder of such Security for two years after the date upon which the principal of, or premium, if any, interest or Liquidated Damages, if any, on such Security shall have respectively become due and payable shall be repaid to the Company (or, if appropriate, the Guarantor) upon Company Request, or if such moneys are then held by the Company or any Guarantor in trust, such moneys shall be released from such trust; and the Holder of such Security entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Company and such Guarantor for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or any such Paying Agent, before being required to make any such repayment, may, at the expense of the Company and such Guarantor, either mail to each Securityholder affected, at the address shown in the Register, or cause to be published once a week for two successive weeks, in a newspaper published in the English language, customarily published each Business Day and of general circulation in The City of New York, New York, a notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such moneys then remaining will be repaid to the Company or such Guarantor. After payment to the Company or such Guarantor or the release of any money held in trust by the Company or such Guarantor, as the case may be, Securityholders entitled to the money must look only to the Company and such Guarantor for payment as general creditors unless applicable abandoned property law designates another Person.

                                  ARTICLE TEN

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 10.01.  Without Consent of Holders.

          The Company and the Guarantors, when authorized by a resolution of the Board of Directors and the boards of directors of the Guarantors, and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Securityholder:

          (i) to cure any ambiguity, defect or inconsistency;

          (ii) to provide for uncertificated Securities in addition to or in place of Certificated Securities or to alter the provisions of Article Two (including the related definitions) in a manner that does not materially adversely affect any Holder;

          (iii) to provide for the assumption by a successor Person of the obligations of the Company to the Holders of Securities under the Securities, this Indenture and the Registration Rights Agreement in connection with any transaction complying with Article Five of this Indenture;

          (iv) to add further Guarantees with respect to the Securities;

          (v) to release Guarantors when permitted by the Indenture;

          (vi) to secure the Securities;

          (vii) to add to the covenants of the Company and any Subsidiary of the Company for the benefit of the Holders of the Securities or to surrender any right or power conferred upon the Company or any Subsidiary of the Company;

          (viii) to comply with any requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA; or

          (ix) to make any change that does not materially adversely affect the legal rights of any Holder under this Indenture;

provided, however, that the Company shall deliver to the Trustee an Opinion of Counsel stating that such amendment or supplement complies with the provisions of this Section 10.01. Subject to Section 10.06, upon the request of the Company, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained.

SECTION 10.02.  With Consent of Holders.

          Subject to Section 6.07, the Company and the Guarantors, when authorized by a resolution of the Boards of Directors and the boards of directors of the Guarantors, and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. Subject to
Section 6.07, the Holders of a majority in principal amount of the outstanding Securities may waive compliance by the Company or the Guarantors with any provision of this Indenture or the Securities and may waive any existing Default or Event of Default (other than a payment default). However, without the consent of each Securityholder affected, an amendment, supplement or waiver may not:
          (i) reduce the principal amount of any Securities whose Holders must consent to an amendment to this Indenture or a waiver under this Indenture;

          (ii) reduce the rate of or change the interest payment time on any Security or alter the redemption provisions with respect thereto (including the redemption provisions relating to Sections 4.05, 4.14 and 5.01(b), other than any alteration to any such Section which would not materially adversely affect the legal rights of any Holder under this Indenture) or the price at which the Company is required to offer to purchase the Securities;

          (iii) reduce the principal of or change the fixed maturity of any Security;

          (iv) change currency of payment of the principal of or interest on any Security;

          (v) modify any provision of Section 4.01, 6.04, 6.07 or 8.05;

          (vi) waive any default in the payment of the principal of, premium, if any, or unpaid interest on, and Liquidated Damages, if any, with respect to the Securities;

          (vii) make any change to Article Eight or Twelve of this Indenture or paragraph 11 of the Securities in a manner that materially adversely affects the legal rights of any Holder of the Securities; or

          (viii) release any Guarantor from its obligations under any Guarantee, other than in accordance with this Indenture.

          It shall not be necessary for the consent of the Holders under this
Section 10.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section 10.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

SECTION 10.03.  Compliance with Trust Indenture Act.

                Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 10.04.  Revocation and Effect of Consents.

          Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of that Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Security or portion of such Security by written notice to the Trustee or the Company received before the date on which the waiver, supplement or amendment becomes effective.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Securities entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the last sentence of the immediately preceding paragraph, those persons who were Holders of Securities at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders of such Securities after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

          After an amendment, supplement or waiver becomes effective, in accordance with its terms it shall bind every Securityholder, unless it makes a change described in any of clauses (i) through (viii) of Section 10.02. In that case, the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

SECTION 10.05.  Notation on or Exchange of Securities.

          If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 10.06.  Trustee to Sign Amendments, etc.

          The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article Ten if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee, provided, however, that the Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Ten is authorized or permitted by this Indenture.

                                 ARTICLE ELEVEN

                                   GUARANTEE

SECTION 11.01.  Unconditional Guarantee.

          Each Guarantor hereby irrevocably and unconditionally guarantees to each holder of a Security authenticated by the Trustee and to the Trustee and its successors and assigns that: the principal of and premium, if any, interest or Liquidated Damages, if any, on the Securities shall be promptly paid in full when due, subject to any applicable grace period, whether on the Maturity Date, by acceleration, call for redemption, upon a Change of Control Offer, upon an Asset Sale Offer, upon an offer pursuant to paragraph (b) of Section 5.01 or otherwise, and interest on the overdue principal of and interest on any overdue interest on the Securities and expenses, indemnification or otherwise, and all other obligations of the Company (all such obligations guaranteed by the Guarantor being called herein the "Guaranteed Obligations"), to the Holders or
                                   ----------------------
the Trustee hereunder or under the Securities will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; subject, however, to the limitations set forth in Section 11.03. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional and continuing, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of such Guarantor and shall (a) remain in full force and effect until payment in full of all the Guaranteed Obligations, (b) be binding upon such Guarantor and its successors, transferees and assigns and (c) inure to the benefit of and be enforceable by the Trustee, the holders of the Securities and their successors, transferees and assigns. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that the Guarantees will not be discharged except by complete performance of the Guaranteed Obligations, and this Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor, or any Custodian, trustee, liquidator or other similar official acting in relation to the Company or such Guarantor, any amount paid by the Company or such Guarantor to the Trustee or such Holder, the Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations hereby may be accelerated as provided in Article Six for the purpose of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations, and (y) in the event of any acceleration of the Guaranteed Obligations as provided in Article Six, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purpose of this Guarantee.

SECTION 11.02.  Severability.

          In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.03.  Limitation of Guarantor's Liability.

          Each Guarantor and, by its acceptance of a Security issued hereunder, each Holder and the Trustee hereby confirm that it is the intention of all such parties that the guarantee by the Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar U.S. federal or state or other applicable law. To effectuate the foregoing intention, the Holders and each Guarantor hereby irrevocably agree that the obligations of each Guarantor under the Guarantees shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor, result in the obligations of such Guarantor under the Guarantees not constituting such fraudulent transfer or conveyance.

SECTION 11.04.  Subordination of Subrogation and Other Rights.

          Each Guarantor hereby agrees that any claim against the Company that arises from the payment, performance or enforcement of such Guarantor's obligations under the Guarantees or this Indenture, including, without limitation, any right of subrogation, shall be subject and subordinate to, and no payment with respect to any such claim of such Guarantor shall be made before, the payment in full in cash of all outstanding Securities in accordance with the provisions provided therefor in this Indenture.

SECTION 11.05.  Execution and Delivery of Guarantee.

          To evidence its Guarantee set forth in this Article Eleven, each Guarantor hereby agrees to execute the Guarantee in substantially the form included in Exhibits A and B, which shall be endorsed on each Security ordered to be authenticated and delivered by the Trustee. Each Guarantor hereby agrees that its Guarantee set forth in this Article Eleven shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee. Each such Guarantee shall be signed on behalf of each Guarantor by an Officer (who shall have been duly authorized by all requisite corporate actions), and the delivery of such Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Guarantee on behalf of such Guarantor. Such signatures upon the Guarantee may be by manual or facsimile signature of such Officer and may be imprinted or otherwise reproduced on the Guarantee, and in case any such Officer who shall have signed the Guarantee shall cease to be such Officer before the Security on which such Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Security nevertheless may be authenticated and delivered or disposed of as though the person who signed the Guarantee had not ceased to be such Officer of the Guarantor.

                                 ARTICLE TWELVE

                          SUBORDINATION OF GUARANTEE

SECTION 12.01. Guarantee Obligations Subordinated to Guarantor Senior Indebtedness.

          Each Guarantor covenants and agrees, and the Trustee and each holder of the Securities by its or his acceptance thereof likewise covenants and agrees, that the Guarantees shall be issued subject to the provisions of this Article Twelve; and each person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that all payments of the principal of and premium, if any, interest and Liquidated Damages, if any, on the Securities pursuant to the Guarantees made by or on behalf of each Guarantor shall, to the extent and in the manner set forth in this Article Twelve, be subordinated and junior in right of payment to the prior payment in full in cash or Marketable Securities of all amounts payable under Senior Indebtedness of each Guarantor.

SECTION 12.02.  No Payment on Guarantee in Certain Circumstances.

          (a) No direct or indirect payment by or on behalf of any Guarantor of principal of or premium, if any, or interest or Liquidated Damages, if any, on the Securities, whether pursuant to the Guaranteed Obligations, the terms of the Securities, upon acceleration, pursuant to an Asset Sale Offer, Change of Control Offer, an offer pursuant to paragraph (b) of Section 5.01 or otherwise, shall be made to the holders of Securities and instead shall be made to the holders of Senior Indebtedness of such Guarantor (except that holders of Securities may receive payments made in Permitted Junior Securities or from the defeasance trust described under Section 9.04) if (i) a default in the payment of the principal of or premium, if any, or interest on Senior Indebtedness of such Guarantor occurs and is continuing beyond any applicable period of grace or
(ii) any other default occurs and is continuing with respect to Designated Guarantor Senior Indebtedness that permits holders of the Designated Guarantor Senior Indebtedness as to which such default relates to accelerate its maturity and the Trustee receives a written notice (with a copy to such Guarantor) of such other default (a "Guarantor Payment Blockage Notice") from such Guarantor
                       ---------------------------------
or the holders of any Designated Guarantor Senior Indebtedness until all Obligations with respect to such Designated Guarantor Senior Indebtedness are paid in full; payments on the Securities shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived and (b) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Guarantor Payment Blockage Notice is received by the Trustee (such period being referred to herein as the "Guarantor Payment Blockage Period"),
                                        ---------------------------------
unless the maturity of any Designated Guarantor Senior Indebtedness has been accelerated (and written notice of such acceleration has been received by the Trustee). No nonpayment default that existed or was continuing on the date of delivery of any Guarantor Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Guarantor Payment Blockage Notice (it being understood that any subsequent action, or any breach of any covenant for a period commencing after the date of receipt by the Trustee of such Guarantor Payment Blockage Notice, that, in either case, would give rise to such a default pursuant to any provisions under which a default previously existed or was continuing shall constitute a new default for this purpose).

          Notwithstanding anything herein or in the Securities to the contrary,
(x) in no event shall a Guarantor Payment Blockage Period extend beyond 179 days from the date the Guarantor Payment Blockage Notice in respect thereof was given, (y) there shall be a period of at least 181 consecutive days in each 360-day period when no Guarantor Payment Blockage Period is in effect and (z) not more than one Guarantor Payment Blockage Period may be commenced with respect to the Guarantor during any period of 360 consecutive days.

No new period of payment blockage may be commenced unless and until all scheduled payments of principal, premium, if any, and interest on the Guarantees that have come due have been paid in cash. No nonpayment default that existed or was continuing on the date of delivery of any Guarantor Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Guarantor Payment Blockage Notice (it being understood that any subsequent action, or any breach of any covenant for a period commencing after the date of receipt by the Trustee of such Guarantor Payment Blockage Notice, that, in either case, would give rise to such a default pursuant to any provisions under which a default previously existed or was continuing shall constitute a new default for this purpose).

          (b) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Section 12.02(a), such payment shall be held for the benefit of, and shall be paid over or delivered to, the holders of such Designated Guarantor Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Designated Guarantor Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that, upon notice from the Trustee to the holders of such Designated Guarantor Senior Indebtedness that such prohibited payment has been made, the holders of such Designated Guarantor Senior Indebtedness (or their representative or representatives or a trustee) notify the Trustee in writing of the amounts then due and owing on such Designated Guarantor Senior Indebtedness, if any, and only the amounts specified in such notice to the Trustee shall be paid to the holders of such Designated Guarantor Senior Indebtedness.

SECTION 12.03.  Payment Over of Proceeds upon Dissolution, etc.

          (a) Upon any distribution to creditors of any Guarantor in a liquidation or dissolution of such Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Guarantor or its property, an assignment for the benefit of creditors or any marshaling of the Guarantor's assets and liabilities, the holders of Senior Indebtedness of such Guarantor will be entitled to receive payment in full in cash or Marketable Securities of all Obligations due in respect of the Senior Indebtedness of such Guarantor (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness of such Guarantor) before the holders of Guarantees will be entitled to receive any payment with respect to the Guarantees, and until all Obligations with respect to Senior Indebtedness of such Guarantor are paid in full in cash or Marketable Securities, any distribution to which the holders of Guarantees would be entitled shall be made to the holders of Senior Indebtedness of such Guarantor (except that holders of Guarantees may receive Permitted Junior Securities and payments made from the defeasance trust).

          (b) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of any Guarantor of any kind or character, whether in cash, property or securities, shall be received by the Trustee or any holder of Securities at a time when such payment or distribution is prohibited by Section 12.03(a) and before all Obligations in respect of the Senior Indebtedness of such Guarantor are paid in full in cash or Marketable Securities, or payment provided for, such payment or distribution shall be received and held for the benefit of, and shall be paid over or delivered to, the holders of the Senior Indebtedness of such Guarantor (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness of such Guarantor held by such holders) or their respective representatives, or to the trustee or trustees or agent or agents under any indenture pursuant to which any of Senior Indebtedness of such Guarantor may have been issued, as their respective interests may appear, for application to the payment of the Senior Indebtedness of such Guarantor remaining unpaid until all Senior Indebtedness of such Guarantor has been paid in full in cash or Marketable Securities after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of Senior Indebtedness of such Guarantor; provided that the

Trustee shall be entitled to receive from the holders of Senior Indebtedness of such Guarantor written notice of the amounts owing on the Senior Indebtedness of such Guarantor.

          The consolidation of the Guarantor with, or the merger of the Guarantor with or into, another corporation or the liquidation or dissolution of the Guarantor following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided in Article Five shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 12.03 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Five.

SECTION 12.04.  Subrogation.

          Upon the payment in full in cash or Marketable Securities of all Senior Indebtedness of any Guarantor, or provision for payment, the holders of the Guarantees shall be subrogated to the rights of the holders of Senior Indebtedness of such Guarantor to receive payments or distributions of cash, property or securities of such Guarantor made on Senior Indebtedness of such Guarantor until the principal of and premium, if any, and interest and Liquidated Damages, if any, on the Guarantees shall be paid in full in cash; and, for the purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of such Guarantor of any cash, property or securities to which the holders of the Securities or the Trustee on their behalf would be entitled except for the provisions of this Article Twelve, and no payment over pursuant to the provisions of this Article Twelve to the holders of the Senior Indebtedness of such Guarantor by holders of the Guarantees or the Trustee on their behalf shall, as between such Guarantor, its creditors other than holders of the Senior Indebtedness of such Guarantor, and the holders of the Securities, be deemed to be a payment by such Guarantor to or on account of the Senior Indebtedness of such Guarantor. It is understood that the provisions of this Article Twelve are and are intended solely for the purpose of defining the relative rights of the holders of the Guarantees, on the one hand, and the holders of Senior Indebtedness of such Guarantor, on the other hand.

          If any payment or distribution to which the holders of the Guarantees would otherwise have been entitled but for the provisions of this Article Twelve shall have been applied, pursuant to the provisions of this Article Twelve, to the payment of all amounts payable under Senior Indebtedness of such Guarantor, then and in such case, the holders of the Securities shall be entitled to receive from the holders of Senior Indebtedness of such Guarantor any payments or distributions received by such holders of Senior Indebtedness of such Guarantor in excess of the amount required to make payment in full, or provision for payment, of Senior Indebtedness of such Guarantor.

SECTION 12.05.  Obligations of Guarantor Unconditional.

          Nothing contained in this Article Twelve or elsewhere in this Indenture or in the Securities or the Guarantees is intended to or shall impair, as between any Guarantor and the holders of the Securities, the obligation of such Guarantor, which is absolute and unconditional, to pay to the holders of the Securities the principal of and premium, if any, or interest and Liquidated Damages, if any, on the Securities as and when the same shall become due and payable in accordance with the terms of the Guarantee, or is intended to or shall affect the relative rights of the holders of the Securities and creditors of such Guarantor other than the holders of Senior Indebtedness of such Guarantor, nor shall anything herein or therein prevent the holder of any Security or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Twelve of the holders of Senior Indebtedness of such Guarantor in respect of cash, property or securities of any Guarantor received upon the exercise of any such remedy.

          Without limiting the generality of the foregoing, nothing contained in this Article Twelve shall restrict the right of the Trustee or the holders of Securities to take any action to declare the Securities to be due and payable prior to their stated maturity pursuant to Section 6.01 or to pursue any rights or remedies hereunder; provided, however, that all Senior Indebtedness of any Guarantor then due and payable shall first be paid in full before the holders of the Securities or the Trustee are entitled to receive any direct or indirect payment from such Guarantor of principal of or premium, if any, or interest or Liquidated Damages, if any, on the Securities pursuant to such Guarantor's Guarantee.

SECTION 12.06.  Notice to Trustee.

          The Company and each Guarantor shall give prompt written notice to the Trustee of any fact known to the Company or such Guarantor which would prohibit the making of any payment to or by the Trustee in respect of the Securities pursuant to the provisions of this Article Twelve. The Trustee shall not be charged with knowledge of the existence of any event of default with respect to any Senior Indebtedness of any Guarantor or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing at its Corporate Trust Office to that effect signed by an Officer of the Company or such Guarantor, or by a holder of Senior Indebtedness of any Guarantor or trustee or agent therefor; and prior to the receipt of any such written notice, the Trustee shall, subject to Article Seven, be entitled to assume that no such facts exist; provided that if the Trustee shall not have received the notice provided for in this Section
12.06 at least two Business Days prior to the date upon which by the terms of this Indenture any moneys shall become payable for any purpose (including, without limitation, the payment of the principal of or premium, if any, or interest or Liquidated Damages, if any, on any Security), then, regardless of anything herein to the contrary, the Trustee shall have full power and authority to receive any moneys from such Guarantor and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date. Nothing contained in this Section 12.06 shall limit the right of the holders of Senior Indebtedness of any Guarantor to recover payments as contemplated by Section
12.03. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of Senior Indebtedness of any Guarantor (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of Senior Indebtedness of any Guarantor or a trustee or representative on behalf of any such holder.

          In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of any Guarantor to participate in any payment or distribution pursuant to this Article Twelve, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness of any Guarantor held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Twelve, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 12.07.  Reliance on Judicial Order or Certificate of Liquidating Agent.

          Upon any payment or distribution of assets or securities of any Guarantor referred to in this Article Twelve, the Trustee and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of the Securities for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of

Senior Indebtedness of any Guarantor and other Indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Twelve.

SECTION 12.08.  Trustee's Relation to Senior Indebtedness of Any Guarantor.

          The Trustee and any Paying Agent shall be entitled to all the rights set forth in this Article Twelve with respect to Senior Indebtedness of any Guarantor which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Indebtedness of any Guarantor, and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

          With respect to the holders of Senior Indebtedness of any Guarantor, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Twelve, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of any Guarantor. The Trustee shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to holders of Securities or to the Company or to any other person cash, property or securities to which any holders of Senior Indebtedness of any Guarantor shall be entitled by virtue of this Article Twelve or otherwise.

SECTION 12.09. Subordination Rights Not Impaired by Acts or Omissions of the Guarantor or Holders of Senior Indebtedness of any Guarantor.

          No right of any present or future holders of Senior Indebtedness of any Guarantor to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by such Guarantor with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with. The provisions of this Article Twelve are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness of any Guarantor.

SECTION 12.10. Securityholders Authorize Trustee to Effectuate Subordination of Guarantee.

          Each holder of Securities by its acceptance of such Securities authorizes and expressly directs the Trustee on its or his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Twelve, and appoints the Trustee its or his attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of any Guarantor (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of such Guarantor, the filing of a claim for the unpaid balance of its or his Securities in the form required in those proceedings.

SECTION 12.11.  This Article Not to Prevent Events of Default.

          The failure to make a payment on account of principal of or premium, if any, or interest or Liquidated Damages, if any, on the Securities by reason of any provision of this Article Twelve shall not be construed as preventing the occurrence of an Event of Default specified in clauses (i) or (ii) of Section 6.01.

SECTION 12.12.  Trustee's Compensation Not Prejudiced.
                Nothing in this Article Twelve shall apply to amounts due to the Trustee pursuant to other sections in this Indenture.

SECTION 12.13.  No Waiver of Guarantee Subordination Provisions.

          Without in any way limiting the generality of Section 12.09, the holders of Senior Indebtedness of any Guarantor may, at any time and from time to time, without the consent of or notice to the Trustee or the holders of the Securities, without incurring responsibility to the holders of the Securities and without impairing or releasing the subordination provided in this Article Twelve or the obligations hereunder of the holders of the Securities to the holders of Senior Indebtedness of any Guarantor, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness of any Guarantor or any instrument evidencing the same or any agreement under which Senior Indebtedness of any Guarantor is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness of any Guarantor; (c) release any Person liable in any manner for the collection of Senior Indebtedness of any Guarantor; and (d) exercise or refrain from exercising any rights against any Guarantor and any other Person.

SECTION 12.14.  Payments May Be Paid Prior to Dissolution.

          Nothing contained in this Article Twelve or elsewhere in this Indenture shall prevent (i) any Guarantor, except under the conditions described in Section 12.02, from making payments of principal of and premium, if any, and interest and Liquidated Damages, if any, on the Securities, or from depositing with the Trustee any moneys for such payments, or (ii) the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of and premium, if any, and interest and Liquidated Damages, if any, on the Securities, to the Holders entitled thereto unless at least two Business Days prior to the date upon which such payment becomes due and payable, the Trustee shall have received the written notice provided for in Section 12.02(b) or in Section 12.06. Each Guarantor shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of such Guarantor.

                                ARTICLE THIRTEEN

                                 MISCELLANEOUS

SECTION 13.01.  Trust Indenture Act Controls.

          This Indenture is subject to the provisions of the TIA that are required to be a part of this Indenture, and shall, to the extent applicable, be governed by such provisions. If any provision of this Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified. If any provision of this Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Indenture.

          The provisions of TIA (S)(S) 310 through 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

SECTION 13.02.  Notices.

          Any notice or communication shall be sufficiently given if in writing and delivered in person, by facsimile and confirmed by overnight courier, or mailed by first-class mail addressed as follows:

if to the Company or to the Guarantors:

                    Carson, Inc.
                    64 Ross Road
                    P.O. Box 22309
                    Savannah, Georgia  31403

                    Attention:  Chief Financial Officer

                    Facsimile: (912) 651-3424
                    Telephone: (912) 651-3400

with a copy to:

                    Milbank, Tweed, Hadley & McCloy
                    One Chase Manhattan Plaza
                    New York, New York  10005

                    Attention: Arnold B. Peinado, III

                    Facsimile: (212) 530-5219
                    Telephone: (212) 530-5000

if to the Trustee:

                    Marine Midland Bank
                    140 Broadway, 12th Floor
                    New York, New York  10005

                    Attention: Corporate Trust Department - Carson

                    Facsimile: (212) 658-6425
                    Telephone: (212) 658-6433

          The Company or the Trustee by written notice to the other may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication mailed, first-class, postage prepaid, to a Holder including any notice delivered in connection with TIA (S) 310(b), TIA (S) 313(c), TIA (S) 314(a) and TIA (S) 315(b), shall be mailed to it or him at its or his address as set forth in the Register and shall be sufficiently given to it or him if so mailed within the time prescribed. To the extent required by the TIA, any notice or communication shall also be mailed to any Person described in TIA (S) 313(c).

          Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. Except for a notice to the Trustee, which is deemed given only when received, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 13.03.  Communications by Holders with Other Holders.

          Securityholders may communicate pursuant to TIA (S) 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA (S) 312(c).

SECTION 13.04.  Certificate and Opinion as to Conditions Precedent.

          Upon any request or application by the Company or the Guarantors to the Trustee to take or refrain from taking any action under this Indenture, the Company or the Guarantors shall furnish to the Trustee at the request of the
Trustee:
             (1) an Officers' Certificate in form and substance satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

             (2) an Opinion of Counsel in form and substance satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
SECTION 13.05.  Statements Required in Certificate or Opinion.
          Each Officers' Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:
             (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

             (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

             (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

             (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 13.06.  Rules by Trustee, Paying Agent, Registrar.

          The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 13.07.  Governing Law.

          The laws of the State of New York shall govern this Indenture, the Securities and the Guarantees without regard to principles of conflicts of law.

SECTION 13.08.  No Recourse Against Others.

          No past, present or future officer, employee, director, incorporator or stockholder (or other Person performing similar functions with respect to a Person who is not a corporation) of the Company or any Subsidiary of the Company shall have any liability for any Obligations of the Company under the Series A Securities, the Guarantees, the Series B Securities and the guarantees thereon or the Indenture, or for any claim based on, in respect of, or by reason of, such Obligations or the creation of any such Obligation. Each holder of the Securities by accepting a Security waives and releases all such liability, and such waiver and release is part of the consideration for issuance of the Series A Securities, the Guarantees, the Series B Securities and the guarantees thereon.

SECTION 13.09.  Successors.

          All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Guarantors in this Indenture and the Guarantees shall bind their respective successor. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 13.10.  Counterpart Originals.

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 13.11.  Severability.

          In case any provision in this Indenture, in the Securities or in the Guarantees shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

SECTION 13.12.  No Adverse Interpretation of Other Agreements.

          This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company, any Guarantor or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.13.  Legal Holidays.

          If a payment date is a not a Business Day at a place of payment, payment may be made at that place on the next succeeding Business Day, and no interest shall accrue for the intervening period.

                            [Signature Pages Follow]

                                   SIGNATURES
          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                                        CARSON, INC.,
                                          as Issuer
                                        By:
                                           -----------------------------------
                                           Name:
                                           Title:

                                        CARSON PRODUCTS COMPANY,
                                          as Guarantor

                                      By:
                                           -----------------------------------
                                           Name:
                                           Title:

                                        MARINE MIDLAND BANK,
                                          as Trustee


                                      By:
                                           -----------------------------------
                                           Name:
                                           Title:

                                                                       EXHIBIT A
                                                                       ---------
                          [FORM OF SERIES A SECURITY]


[LEGEND FOR RESTRICTED SECURITY]

          THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE SECOND SENTENCE HEREOF. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB") OR (B) IT IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(K) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(D) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.

                                  CARSON, INC.

                        10 3/8% Senior Subordinated Note
                         due November 1, 2007, Series A
                                                                      CUSIP No.:
No. [         ]  $[            ]

          CARSON, INC., a Delaware corporation (the "Company", which term
                                                     -------
includes any successor corporation), for value received promises to pay to [
] or registered assigns, the principal sum of [          ] Dollars, on November
1, 2007.

          Interest Payment Dates:  May 1 and November 1, commencing on
May 1, 1998.
          Interest Record Dates:  April 15 and October 15.

          Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.
          IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officer.

                                      CARSON, INC.


                                      By:
                                           -----------------------------------
                                           Name:
                                           Title:
Attest:
       ---------------------------
       Name:
       Title:

               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

                  This is one of the 10 3/8% Senior Subordinated Notes due 2007, Series A, described in the within-mentioned Indenture.

Dated:
                                        MARINE MIDLAND BANK,
                                          as Trustee


                                        By:
                                           ---------------------------------
                                             Authorized Signatory

                             (REVERSE OF SECURITY)

                                  CARSON, INC.

                        10 3/8% Senior Subordinated Note
                        due  November 1, 2007, Series A
1. Interest.
   --------

          CARSON, INC., a Delaware corporation (the "Company"), promises to pay
                                                     -------
interest on the principal amount of this Security at the rate per annum shown above. Cash interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from November 6, 1997. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing May 1, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          The Company shall pay interest on overdue principal from time to time on demand at the rate borne by the Securities and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

2. Method of Payment.
   -----------------

          The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Interest Record Date immediately preceding the Interest Payment Date even if the Securities are canceled on registration of transfer or registration of exchange after such Interest Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and premium, if any, and interest and Liquidated Damages, if any, in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay
                           -----------------
principal and premium, if any, and interest and Liquidated Damages, if any, by wire transfer of Federal funds (provided that the Paying Agent shall have received wire instructions on or prior to the relevant Interest Record Date), or interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

3. Paying Agent and Registrar.
   --------------------------

          Initially, Marine Midland Bank (the "Trustee") will act as Paying
                                               -------
Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Registrar.

4. Indenture and Guarantees.
   ------------------------

          The Company issued the Securities under an Indenture, dated as of November 6, 1997 (the "Indenture"), among the Company, Carson Products Company,
                       ---------
a Delaware corporation (the "Initial Guarantor"), and in the future certain
                             -----------------
other subsidiaries of the Company (collectively, the "Guarantors"), and the
                                                      ----------
Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) (the "TIA"), as in effect
                                                            ---
on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and holders of Securities are referred to the Indenture and the TIA for a statement of them. The Se-curities are general obligations of the Company limited in aggregate principal amount to $150,000,000 of which $100,000,000 in aggregate principal amount is being offered hereby.

5. Registration Rights.
   -------------------

          Pursuant to the Registration Rights Agreement, dated as of November 6, 1997 (the "Registration Rights Agreement"), among the Company, the Guarantors
           -----------------------------
and Donaldson, Lufkin & Jenrette Securities Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the Initial Purchasers of the Series A Securities, the Company and the Initial Guarantor will be obligated to consummate an exchange offer pursuant to which the Holder of this Security shall have the right to exchange this Security for 10 3/8% Senior Subordinated Notes due 2007, Series B, of the Company (the "Series B Securities"), which have been
                                         -------------------
registered under the Securities Act, in like principal amount and having identical terms as the Series A Securities. The Holders of Series A Securities shall be entitled to receive certain additional payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement. The Series A Securities and the Series B Securities are together referred to herein as the "Securities."
                           ----------

6. Optional Redemption.
   -------------------

          The Securities will be redeemable at the option of the Company, in whole or in part, at any time or from time to time, on or after November 1, 2002 at the redemption prices (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the Redemption Date if redeemed during the twelve-month period commencing on November 1 of the years set forth below:


Year                                       Percentage
----                                       ----------
2002                                         105.188%
2003                                         103.458%
2004                                         101.729%
2005 and thereafter                          100.000%

7. Optional Redemption upon Certain Equity Issuances.
   --------------------------------------------------


          At any time, or from time to time, prior to November 1, 2000, the Company may redeem up to 35% of the originally issued principal amount of Securities plus the principal amount of any Subsequent Series Securities at a redemption price equal to 110.375% of the principal amount of the Securities so redeemed, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the Redemption Date, with the net proceeds of one or more Equity Offerings; provided, however, that at least 65% of the originally issued principal amount of Securities plus the principal amount of any Subsequent Series Securities remains outstanding immediately after giving effect to any such redemption and provided, further, that such redemption will occur within 90 days of the date of the Closing of such Equity Offering.

8. Notice of Redemption.
   --------------------

          Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at its registered address. The Trustee may select for redemption portions of the principal amount of Securities that have denominations equal to or larger than $1,000 principal amount. Securities and portions of them the Trustee so selects shall be in amounts of $1,000 principal amount or integral multiples thereof.

          If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the Redemption Date, interest will cease to accrue on Securities or portions thereof called for redemption so long as the Company has deposited with the Paying Agent for the Securities funds in satisfaction of the redemption price pursuant to the Indenture.

9. Change of Control Offer.
   -----------------------

          Upon the occurrence of a Change of Control, the Company will be required to offer to purchase all outstanding Securities at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the Change of Control Purchase Date.

10. Limitation on Disposition of Assets.
    -----------------------------------

          The Company is, subject to certain conditions, obligated to make an offer to purchase Securities at a purchase price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the Asset Sale Purchase Date.

11. Subordination.
    -------------

          The Indebtedness evidenced by the Securities is, to the extent and in the manner provided in the Indenture, subordinated and subject in right of payment to the prior payment in full in cash or Marketable Securities of all Senior Indebtedness as defined in the Indenture, whether outstanding on the date of the indenture or thereafter incurred, and this Security is issued subject to such provisions. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose.

12. Denominations; Transfer; Exchange.
    ---------------------------------

          The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer or exchange of Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer or exchange of any Securities or portions thereof selected for redemption, except the unredeemed portion of any security being redeemed in part.

13. Persons Deemed Owners.
    ---------------------

          The registered Holder of a Security shall be treated as the owner of it for all purposes.

14. Unclaimed Funds.
    ---------------

          If funds for the payment of principal or premium, if any, or interest or Liquidated Damages, if any, remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Company at its written request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

15. Legal Defeasance and Covenant Defeasance.
    ----------------------------------------

          The Company and the Guarantors may be discharged from their obligations under the Indenture, the Securities and the Guarantees except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Indenture, the Securities and the Guarantees, in each case upon satisfaction of certain conditions specified in the Indenture.

16. Amendment; Supplement; Waiver.
    -----------------------------

          Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default (other than a payment default) or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of Certificated Securities provide for the assumption by a successor corporation of the Company's obligations to the Holders of Securities in the case of a Disposition, add further Guarantees with respect to the Securities, release Guarantors when permitted by the Indenture, secure the Securities, add to the covenants of the Company and any Subsidiary of the Company for the benefit of the Holders of the Securities or surrender any right or power conferred upon the Company or any Subsidiary of the Company, comply with any requirements of the Commission in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially adversely affect the rights of any Holder of a Security.

17. Restrictive Covenants.
    ---------------------

          The Indenture contains certain covenants that, among other things, limit the ability of the Company and the Restricted Subsidiaries to make Restricted Payments, to incur Indebtedness, to create Liens, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries to the Company, to consolidate, merge or sell all or substantially all of its assets or to engage in transactions with Affiliates. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

18. Defaults and Remedies.
    ---------------------

          If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture, the Securities or the Guarantees except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture, the Securities or the Guarantees unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

19. Trustee Dealings with Company.
    -----------------------------

          The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

20. No Recourse Against Others.
    --------------------------

          No past, present or future stockholder (or other person performing similar functions with respect to a person who is not a corporation), director, officer, incorporator or employee of the Company or any Subsidiary of the Company shall have any liability for any Obligations of the Company under the Securities or the Indenture, or for any claim based on, in respect of, or by reason of, such Obligations or the creation of any such Obligation. Each Holder of a Security by accepting a Security waives and releases all such liability and such waiver and release is part of the consideration for the issuance of the Securities.

21. Authentication.
    --------------
          This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security.

22. Abbreviations and Defined Terms.
    -------------------------------

          Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

23. CUSIP Numbers.
    -------------

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

24. Governing Law.
    -------------
          The laws of the State of New York shall govern the Indenture, this Security and the Guarantees without regard to principles of conflicts of laws.

              [FORM OF NOTATION ON SECURITY RELATING TO GUARANTEE]

                         SENIOR SUBORDINATED GUARANTEE

          Carson Products Company (the "Initial Guarantor") has unconditionally
                                        -----------------
and irrevocably guaranteed on a senior subordinated basis (such guarantee being referred to herein as the "Guarantee") (i) the due and punctual payment of the
                           ---------
principal of and interest or premium or Liquidated Damages, if any, on the Securities, whether on the Maturity Date, by acceleration, call for redemption, upon a Change of Control Offer, upon an Asset Sale Offer or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Securities and expenses, indemnification or otherwise, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article Eleven and Article Twelve of the Indenture and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

          The obligations of the Initial Guarantor to the Holders and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth and are expressly subordinated and subject in right of payment to the prior payment in full of all Guarantor Senior Indebtedness of the Initial Guarantor, to the extent and in the manner provided, in Article Eleven and Article Twelve of the Indenture, and reference is hereby made to such Indenture for the precise terms of the Guarantee therein made.

          No past, present or future director, officer, incorporator, employee or stockholder (or other person performing similar functions with respect to a person who is not a corporation), as such, of the Initial Guarantor shall have any liability under the Guarantee by reason of such person's status as director, officer, incorporator, employee or stockholder (or other person performing similar functions with respect to a person who is not a corporation). Each holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Guarantee.

          The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                                        CARSON PRODUCTS COMPANY




                                        By:
                                           -----------------------------------
                                            Name:
                                            Title:

                                ASSIGNMENT FORM

I or we assign and transfer this Security to

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type name, address and zip code of assignee or transferee)

(Insert Social Security or other identifying number of assignee or transferee) and irrevocably appoint________________________________________________________
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:___________________  Signed: ______________________________
                                    (Signed exactly as name appears
                                    on the other side of this Security)
Signature Guarantee:__________________________________________________________
                      Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                       OPTION OF HOLDER TO ELECT PURCHASE


          If you want to elect to have this Security purchased by the Company pursuant to Section 4.05, Section 4.14 or Section 5.01 of the Indenture, check the appropriate box:

                  Section 4.05 [ ]
                  Section 4.14 [ ]
                  Section 5.01 [ ]

          If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.05, Section 4.14 or Section 5.01 of the Indenture, state the amount: $_____________

Dated:___________________     Your Signature:_________________________________
                                           (Signed exactly as name appears
                                           on the other side of this Security)
Signature Guarantee:__________________________________________________________
                     Participant in a recognized Signature Guarantee
                     Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                          (FORM OF SERIES B SECURITY)

                                  CARSON, INC.

                        10 3/8% Senior Subordinated Note
                        due November  1, 2007, Series B
                                                                      CUSIP No.:
No. [       ]                                                          $[     ]

          CARSON, INC., a Delaware corporation (the "Company", which term
                                                     -------
includes any successor corporation), for value received promises to pay to [
] or registered assigns, the principal sum of [          ] Dollars, on November
1, 2007.

          Interest Payment Dates:  May 1 and November 1, commencing on
May 1, 1998.
          Interest Record Dates:  April 15 and October 15.

          Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.
          IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officer.

                                        CARSON, INC.





                                        By:
                                           ________________________________
                                            Name:
                                            Title:

Attest:
        ---------------------------
         Name:
         Title:

               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

                  This is one of the 10 3/8% Senior Subordinated Notes due 2007, Series B, described in the within-mentioned Indenture.




Dated:
                                        MARINE MIDLAND BANK,
                                           as Trustee

                                        By:
                                           ---------------------------
                                               Authorized Signatory

                             (REVERSE OF SECURITY)
                                  CARSON, INC.

                        10 3/8% Senior Subordinated Note
                        due  November 1, 2007, Series B
1. Interest.
   --------

          CARSON, INC., a Delaware corporation (the "Company"), promises to pay
                                                     -------
interest on the principal amount of this Security at the rate per annum shown above. Cash interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from November 6, 1997. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing May 1, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          The Company shall pay interest on overdue principal from time to time on demand at the rate borne by the Securities and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

2. Method of Payment.
   -----------------

          The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Interest Record Date immediately preceding the Interest Payment Date even if the Securities are canceled on registration of transfer or registration of exchange after such Interest Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and premium, if any, and interest and Liquidated Damages, if any, in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay
                           -----------------
principal and premium, if any, and interest and Liquidated Damages, if any, by wire transfer of Federal funds (provided that the Paying Agent shall have received wire instructions on or prior to the relevant Interest Record Date), or interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

3. Paying Agent and Registrar.
   --------------------------

          Initially, Marine Midland Bank (the "Trustee") will act as Paying
                                               -------
Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Registrar.

4. Indenture and Guarantees.
   ------------------------

          The Company issued the Securities under an Indenture, dated as of November 6, 1997 (the "Indenture"), among the Company, Carson Products Company,
                       ---------
a Delaware corporation (the "Initial Guarantor"), and in the future certain
                             -----------------
other subsidiaries of the Company (collectively, the "Guarantors"), and the
                                                      ----------
Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) (the "TIA"), as in effect
                                                            ---
on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and holders of Securities are referred to the Indenture and the TIA for a statement of them. The Se-curities are general obligations of the Company limited in aggregate principal amount to $150,000,000 of which $100,000,000 in aggregate principal amount is being offered hereby.

5. Exchange Offer.
   --------------

          The Series B Securities were issued pursuant to an exchange offer pursuant to which 10 3/8% Senior Subordinated Notes due 2007, Series A, of the Company (the "Series A Securities"), in like principal amount and having
              -------------------
substantially identical terms as the Series B Securities, were exchanged for the Series B Securities. The Series A Securities and the Series B Securities are together referred to herein as the "Securities."
                                    ----------

6. Optional Redemption.
   -------------------

          The Securities will be redeemable at the option of the Company, in whole or in part, at any time or from time to time, on or after November 1, 2002 at the redemption prices (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the Redemption Date if redeemed during the twelve-month period commencing on November 1 of the years set forth below:


Year                                       Percentage
---                                        ----------
2002                                          105.188%
2003                                          103.458%
2004                                          101.729%
2005 and thereafter                           100.000%

7. Optional Redemption upon Certain Equity Issuances.
   --------------------------------------------------

          At any time, or from time to time, prior to November 1, 2000, the Company may redeem up to 35% of the originally issued principal amount of Securities plus the principal amount of any Subsequent Series Securities at a redemption price equal to 110.375% of the principal amount of the Securities so redeemed, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the Redemption Date, with the net proceeds of one or more Equity Offerings; provided, however, that at least 65% of the originally issued principal amount of Securities plus the principal amount of any Subsequent Series Securities remains outstanding immediately after giving effect to any such redemption and provided, further, that such redemption will occur within 90 days of the date of the Closing of such Equity Offering.

8. Notice of Redemption.
   --------------------

          Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at its registered address. The Trustee may select for redemption portions of the principal amount of Securities that have denominations equal to or larger than $1,000 principal amount. Securities and portions of them the Trustee so selects shall be in amounts of $1,000 principal amount or integral multiples thereof.

          If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the Redemption Date, interest will cease to accrue on Securities or portions thereof called for redemption so long as the Company has deposited with the Paying Agent for the Securities funds in satisfaction of the redemption price pursuant to the Indenture.

9. Change of Control Offer.
   -----------------------

          Upon the occurrence of a Change of Control, the Company will be required to offer to purchase all outstanding Securities at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the Change of Control Purchase Date.

10. Limitation on Disposition of Assets.
    -----------------------------------

          The Company is, subject to certain conditions, obligated to make an offer to purchase Securities at a purchase price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the Asset Sale Purchase Date.

11. Subordination.
    -------------

          The Indebtedness evidenced by the Securities is, to the extent and in the manner provided in the Indenture, subordinated and subject in right of payment to the prior payment in full in cash or Marketable Securities of all Senior Indebtedness as defined in the Indenture, whether outstanding on the date of the indenture or thereafter incurred, and this Security is issued subject to such provisions. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose.

12. Denominations; Transfer; Exchange.
    ---------------------------------

          The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer or exchange of Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer or exchange of any Securities or portions thereof selected for redemption, except the unredeemed portion of any security being redeemed in part.

13. Persons Deemed Owners.
    ---------------------
          The registered Holder of a Security shall be treated as the owner of it for all purposes.

14. Unclaimed Funds.
    ---------------

          If funds for the payment of principal or premium, if any, or interest or Liquidated Damages, if any, remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Company at its written request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

15. Legal Defeasance and Covenant Defeasance.
    ----------------------------------------

          The Company and the Guarantors may be discharged from their obligations under the Indenture, the Securities and the Guarantee except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Indenture, the Securities and the Guarantees, in each case upon satisfaction of certain conditions specified in the Indenture.

16. Amendment; Supplement; Waiver.
    -----------------------------

          Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default (other than a payment default) or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of Certificated Securities provide for the assumption by a successor corporation of the Company's obligations to the Holders of Securities in the case of a Disposition, add further Guarantees with respect to the Securities, release Guarantors when permitted by the Indenture, secure the Securities, add to the covenants of the Company and any Subsidiary of the Company for the benefit of the Holders of the Securities or surrender any right or power conferred upon the Company or any Subsidiary of the Company, comply with any requirements of the Commission in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially adversely affect the rights of any Holder of a Security.

17. Restrictive Covenants.
    ---------------------

          The Indenture contains certain covenants that, among other things, limit the ability of the Company and the Restricted Subsidiaries to make Restricted Payments, to incur Indebtedness, to create Liens, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries to the Company, to consolidate, merge or sell all or substantially all of its assets or to engage in transactions with Affiliates. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

18. Defaults and Remedies.
    ---------------------

          If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture, the Securities or the Guarantees except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture, the Securities or the Guarantees unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

19. Trustee Dealings with Company.
    -----------------------------

          The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

20. No Recourse Against Others.
    --------------------------

          No past, present or future stockholder (or other person performing similar functions with respect to a person who is not a corporation), director, officer, incorporator or employee of the Company or any Subsidiary of the Company shall have any liability for any Obligations of the Company under the Securities or the Indenture, or for any claim based on, in respect of, or by reason of, such Obligations or the creation of any such Obligation. Each Holder of a Security by accepting a Security waives and releases all such liability and such waiver and release is part of the consideration for the issuance of the Securities.

21. Authentication.
    --------------

          This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security.

22. Abbreviations and Defined Terms.
    -------------------------------

          Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

23. CUSIP Numbers.
    -------------

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

24. Governing Law.
    -------------

          The laws of the State of New York shall govern the Indenture, this Security and the Guarantees without regard to principles of conflicts of laws.

              [FORM OF NOTATION ON SECURITY RELATING TO GUARANTEE]

                         SENIOR SUBORDINATED GUARANTEE






          Carson Products Company (the "Initial Guarantor") has unconditionally
                                        -----------------
and irrevocably guaranteed on a senior subordinated basis (such guarantee being referred to herein as the "Guarantee") (i) the due and punctual payment of the
                           ---------
principal of and interest or premium or Liquidated Damages, if any, on the Securities, whether on the Maturity Date, by acceleration, call for redemption, upon a Change of Control Offer, upon an Asset Sale Offer or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Securities and expenses, indemnification or otherwise, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article Eleven and Article Twelve of the Indenture and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

          The obligations of the Initial Guarantor to the Holders and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth and are expressly subordinated and subject in right of payment to the prior payment in full of all Guarantor Senior Indebtedness of the Initial Guarantor, to the extent and in the manner provided, in Article Eleven and Article Twelve of the Indenture, and reference is hereby made to such Indenture for the precise terms of the Guarantee therein made.

          No past, present or future director, officer, incorporator, employee or stockholder (or other person performing similar functions with respect to a person who is not a corporation), as such, of the Initial Guarantor shall have any liability under the Guarantee by reason of such person's status as director, officer, incorporator, employee or stockholder (or other person performing similar functions with respect to a person who is not a corporation). Each holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Guarantee.

          The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                                CARSON PRODUCTS COMPANY



                                By:___________________________
                                   Name:
                                   Title:

                                ASSIGNMENT FORM


I or we assign and transfer this Security to

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type name, address and zip code of assignee or transferee)

-------------------------------------------------------------------------------
(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint________________________________________________________
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:___________________                 Signed: ______________________________
                                                   (Signed exactly as name
                                                   appears on the other side of
                                                   this Security)
Signature Guarantee: _________________________________________________
                     Participant in a recognized Signature Guarantee
                     Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                       OPTION OF HOLDER TO ELECT PURCHASE


          If you want to elect to have this Security purchased by the Company pursuant to Section 4.05, Section 4.14 or Section 5.01 of the Indenture, check the appropriate box:


                  Section 4.05 [ ]
                  Section 4.14 [ ]
                  Section 5.01 [ ]

          If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.05, Section 4.14 or Section 5.01 of the Indenture, state the amount: $_____________

Dated:___________________        Your Signature:______________________________
                                               (Signed exactly as name appears
                                                on the other side of this
                                                Security)

Signature Guarantee:__________________________________________________________
                     Participant in a recognized Signature Guarantee
                     Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                                                                       EXHIBIT C
                                                                       ---------
                      FORM OF LEGEND FOR GLOBAL SECURITIES

          Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

          THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                       EXHIBIT D
                                                                       ---------
                   CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                   OR REGISTRATION OF TRANSFER OF SECURITIES

Re:       10 3/8% Senior Subordinated Notes due 2007, Series A
          and 10 3/8% Senior Subordinated Notes due 2007, Series B (the "Securities"), of Carson, Inc.
          -----------------------------------------------

          This Certificate relates to $_______ principal amount of Securities held in the form of* ___ a beneficial interest in a Global Security or* _______ Certificated Securities by ______ (the "Transferor").

The Transferor:*

          [ ]    has requested by written order that the Registrar deliver in exchange for its beneficial interest in the Global Security held by the Depository a Certificated Security or Certificated Securities in definitive, registered form of authorized denominations and an aggregate number equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

          [ ]     has requested that the Registrar by written order to exchange or register the transfer of a Certificated Security or Certificated Securities.

          In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with the Indenture relating to the above captioned Securities and the restrictions on transfers thereof as provided in Section 2.07 of such Indenture, and that the transfer of this Securities does not require registration under the Securities Act of 1933, as amended (the "Act"), because*:

          [ ]     Certified Security is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.07 of the Indenture).

          [ ]     Such Security is being transferred to a "qualified
institutional buyer" (as defined in Rule 144A under the Act), in reliance on Rule 144A.

          [ ]     Such Security is being transferred in reliance on Regulation S under the Act

          [ ]     Such Security is being transferred in reliance on Rule 144 under the Act. An opinion of counsel to the effect that such transfer does not require registration under the Act accompanies this Certificate.

          [ ]     Such Security is being transferred in reliance on and in
compliance with an exemption from the registration requirements of the Act other than Rule 144A or Rule 144 or Regulation S under the Act to a person other than an institutional "accredited investor." An opinion of counsel to the effect that such transfer does not require registration under the Act accompanies this Certificate.

                                  ______________________________


                                  [INSERT NAME OF TRANSFEROR]


                                  By:          __________________________
                                               [Authorized Signatory]
Date:        _____________
             *Check applicable box.

                                                                       EXHIBIT E
                                                                       ---------
                           Form of Certificate To Be
                            Delivered in Connection
                          with Regulation S Transfers
                                                           _______________, ____
Marine Midland Bank
140 Broadway, 12/th/ Floor
New York, New York  10005
Attention:  Corporate Trust Department - Carson


Re:  Carson, Inc. (the "Company") 10 3/8%
     Senior Subordinated Notes due 2007, Series A, and 10 3/8%
     Senior Subordinated Notes due 2007, Series B (the "Securities")
     ---------------------------------------------------------------

Ladies and Gentlemen:

          In connection with our proposed sale of $____________ aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

          (1) the offer of the Securities was not made to a person in the United States;

          (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

          (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

          (5) we have advised the transferee of the transfer restrictions applicable to the Securities.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. An opinion of counsel to the effect that such transfer does not require registration under the Act accompanies this Certificate. Defined terms used herein without definition have the respective meanings provided in Regulation S.

                                Very truly yours,

                                [Name of Transferor]

                                By: _________________________
                                    [Authorized Signatory]




                                      E-1